As filed with the Securities and Exchange Commission on June 9, 2006
                           Registration No. 333-130305

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================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NS8 CORPORATION
                 (Name of Small Business Issuer in its Charter)

           Delaware                      7371                   13-4142621
(State or other jurisdiction of    (Primary Standard          (I.R.S. Employer
 incorporation or organization)    Industrial Class-      Identification Number)
                                      ification Code
                                          Number)


                          1420 Fifth Avenue, 22nd Floor
                                Seattle, WA 98101
                                 (206) 521-5986

                                   Copies to:

                              Louis W. Zehil, Esq.
                                McGuireWoods LLP
                           1345 Avenue of the Americas
                                  Seventh Floor
                               New York, NY 10105
                                 (212) 548-2138

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.[ ]




The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed. Neither the selling stockholder nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 9, 2006



                                   PROSPECTUS

                                 NS8 CORPORATION

                       375,000,000 shares of common stock


We have prepared this Prospectus to allow the selling stockholder, Cornell Capital Partners, LP, to sell up to an aggregate of 375,000,000 shares of our common stock. The shares of our common stock will be issued to Cornell Capital Partners, LP upon:

       o conversion of approximately $3,164,000 of our 10% secured convertible debentures and accrued interest issued or to be issued pursuant to a securities purchase agreement dated November 14, 2005, and referred to as our 2005 debentures;

       o exercise of warrants to purchase 25,000,000 shares of our common stock issued in connection with the 2005 debentures; and

       o conversion of approximately $975,100 of secured convertible debentures and accrued interest issued in the second quarter of 2004, and referred to as our 2004 debentures.


We will not receive any of the proceeds from the sale of common stock by the selling stockholder. We may, however, receive the exercise price of the warrants if and when those warrants are exercised for cash by the selling stockholder. We expect to use the proceeds received from the exercise of the warrants (if any) for general working capital purposes.


The selling stockholder has advised us that it will sell the shares from time to time in the open market, on the Over-the-Counter Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution." We will pay all expenses of registration incurred in connection with this offering, but the selling stockholder will pay all of its selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NSEO.OB." On June 8, 2006, the last reported sale price of our common stock was $0.16.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 2.



THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is June 9, 2006

                                                                            Page

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................2

FORWARD-LOOKING STATEMENTS.....................................................7

SUMMARY CONSOLIDATED FINANCIAL STATEMENTS......................................7

SELLING STOCKHOLDER............................................................9

USE OF PROCEEDS...............................................................11

PLAN OF DISTRIBUTION..........................................................11


MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS................12


DESCRIPTION OF BUSINESS.......................................................19

DESCRIPTION OF PROPERTY.......................................................26


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE........................................................26


MANAGEMENT....................................................................27


LEGAL PROCEEDINGS.............................................................33

PRINCIPAL STOCKHOLDERS........................................................34

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS............35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................36

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
  OTHER STOCKHOLDER MATTERS...................................................36

DESCRIPTION OF SECURITIES.....................................................37

EXPERTS.......................................................................38

TRANSFER AGENT................................................................39

LEGAL MATTERS.................................................................39

                               PROSPECTUS SUMMARY
Introduction


The following is only a summary of the information, consolidated financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our consolidated financial statements and the notes to the consolidated financial statements before making any decision regarding an investment in us.

We are a technology research and development multimedia entertainment company focused on creating software tools which secure, trace and record the distribution of intellectual property across Internet protocol based channels. Our mission is to facilitate the advanced distribution of on-demand options to the consumer. We believe this can be accomplished by concurrently addressing the security and licensing needs of content owners while also meeting the bandwidth delivery and revenue capture requirements of content distributors. Our software is delivered through normal high-speed Internet connections and does not require download or installation on resident computer systems. We developed our software to use the Internet's extensive network and delivery capabilities without imposing excessive broadband, resident memory consumption or hardware limitations.

We are a development stage company with insignificant operating revenues to date.

Going Concern

Our financial statements have been prepared on a "going concern" basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firms have included an explanatory paragraph in their Report of Independent Registered Public Accounting Firm included in our audited consolidated financial statements for the years ended December 31, 2005 and 2004 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. Our realization of assets and satisfaction of liabilities in the normal course of business depends upon obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, we cannot assure you that we will be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.


About Us


Our principal executive offices are located at 1420 Fifth Avenue, 22nd Floor, Seattle, Washington 98101. Our telephone number is (206) 521-5986

                                  RISK FACTORS


We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information described below before deciding to purchase our common stock. If any of these risks or uncertainties occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose part or all of your investment.


RISKS RELATED TO OUR BUSINESS

WE HAVE HAD NO PROFITS AND INSIGNIFICANT REVENUES SINCE INCEPTION.


We are a development stage company and have had no profits and insignificant revenues since commencement of operations in March 2000. For the years ended December 31, 2005 and 2004, we experienced a net loss of $6,587,391 and $6,093,038, respectively. For the quarters ended March 31, 2006 and March 31, 2005, we experienced a net loss of $3,509,153 and $1,826,337, respectively. Our accumulated deficit was $21,664,671 as of March 31, 2006. Future losses are likely to occur, as we continue to spend money to pay for our operations. We cannot assure you that we will be successful in generating any significant revenues or reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.


WE MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS.


We will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing, whether from external sources or related parties, will be available on favorable terms. An inability to obtain adequate financing would result in the need to reduce the pace of, or cease, business operations. Any of these events could materially harm our business and may result in a lower stock price.


WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.


Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses that are likely to continue in the future. Our independent registered public accounting firms have included an explanatory paragraph in their Report of Independent Registered Public Accounting Firm included in our audited consolidated financial statements for the years ended December 31, 2005 and 2004 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2005 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES, AND AS A RESULT, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK.

As of December 31, 2005, the date of our most recent audited consolidated financial statements, we had a working capital deficit of $4,366,072, which means that our current liabilities as of that date exceeded our current assets by $4,366,072. Our working capital deficit at March 31, 2006 was $5,405,847. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as of March 31, 2006 as they become due. We had insufficient working capital meaning our current assets were insufficient to satisfy all of our current liabilities on March 31, 2006. Our ongoing operations must begin to provide sufficient profitability to improve our working capital position. If we are unable to become profitable we may have to raise additional capital or debt to fund the operations or curtail future plans.


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

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS.

Our success largely depends on the effort and abilities of key executive officers. The loss of the services of any of our key executive officers could materially harm our business because of the cost and time necessary to find and train a replacement. Such a loss would also divert management attention away from operational issues. We also have other key employees who manage our operations, and if we were to lose their services, senior management would be required to expend time and energy to replace these employees and train the replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a sufficient number and quality of staff.

SEVERANCE PAYMENTS ARE DUE TO TOP EXECUTIVE OFFICERS IF ANY OF THEM ARE TERMINATED WITHOUT CAUSE.

Our Chief Executive Officer has a severance payment clause in his employment agreement for $450,000. The severance payment would be due if the executive officer was terminated without cause. The Chief Executive Officer and other corporate officers reside in British Columbia and are protected by the British Columbia Employment Standards Act, which provides for one week of pay for each year of service upon termination. The officers' employment agreements do not have termination dates. Payment of the severance payments would have a negative effect on our ability to operate and may make it difficult to remove these executive officers without cause.

OUR NEW PRODUCTS, SERVICES AND TECHNOLOGIES MAY NEVER GENERATE REVENUE OR BECOME PROFITABLE.

We have made significant investments in research, development and marketing for new products, services and technologies. Revenue from new product and service investments may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY USE OUR TECHNOLOGY AND TRADEMARKS, WHICH WOULD WEAKEN OUR COMPETITIVE POSITION AND MAY RESULT IN THE FAILURE OF OUR BUSINESS.

Our success depends upon our proprietary technology. We rely on a combination of patent pending, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. To date, we have filed three U.S. patent applications and two Patent Cooperation Treaty applications with the U.S. Patent and Trademark Office, and the trademark applications all as described in the "Trademarks" subsection of the "Proprietary Technologies" section. As of this date, the trademark "Canonline" was granted in Canada and the trademark "NS8" was granted in the United States. None of our other trademark applications have been granted or rejected as of this date. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be granted or provide a competitive advantage to us. In addition, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold.


WE NEED TO ESTABLISH AND MAINTAIN STRATEGIC AND LICENSING RELATIONSHIPS.


Our success will depend in part upon our ability to establish and maintain licensing relationships with companies in related business fields, including but not limited to communications companies, owners of digital media content, DVD authoring facilities and replicators, consumer electronics hardware manufacturers, and CD-ROM mastering facilities and replicators. We believe that these relationships are needed to allow us access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by such other companies are not within our control. We cannot assure you that we will be able to maintain our existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that our reliance on others will not result in unforeseen problems. We cannot assure you that our potential licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with our competitors. The failure of any of our current or future collaboration efforts would have a material adverse effect


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

on our ability to introduce new products or applications and, as a result, would have a material adverse effect on our business, financial condition and results of operations.


WE FACE INTENSE COMPETITION FROM BETTER FUNDED COMPANIES.


We face intense competition from better funded companies in the fields of Internet software services, digital security and asset management, and media distribution. We expect that competition will continue to intensify. Our competitors may develop products or services that are superior to ours or have greater market acceptance than we hope to obtain. If we are unable to compete successfully against our competitors our business and financial condition will be adversely affected.

A BREACH OF CUSTOMER CONFIDENTIAL INFORMATION COULD EXPOSE US TO EXCESSIVE LIABILITY.

Any breach of security relating to confidential information of customers could result in legal liability for us and a reduction in customer use or the total cancellation of their participation. We anticipate that we will receive highly confidential information from customers that will be stored in our internal or third-party computer systems. We anticipate that we will possess sensitive customer information or data for storage as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. We will enter into comprehensive customer services and confidentiality agreements with all expected customers. Our security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK.

Prior to the date of this prospectus, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact stockholders' ability to sell shares of our common stock.

OUR COMMON STOCK IS TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.



Our common stock is quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our common stock may be unable to resell their common stock at or near the original acquisition price, or any price.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:


       o  With a price of less than $5.00 per share;

       o  That are not traded on a "recognized" national exchange;

       o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

       o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.


Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

OUR PRODUCTS AND SERVICES ARE SUBJECT TO GOVERNMENT REGULATIONS WHICH, IF CHANGED, COULD ADVERSELY AFFECT THE AVAILABILITY OF OUR PRODUCTS.

The laws and regulations that govern our business with respect to e-commerce and online content and data distribution are rapidly changing. The U.S. government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy laws, proposed encryption laws, content regulation and potential sales and tax laws. Due to this rapidly evolving and uncertain regulatory environment, we cannot predict how such proposed or contemplated laws and regulations might affect our business. In addition, these uncertainties will make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm our overall growth by subjecting us to liability or forcing us to change our method of conducting and distributing our primary online services and product technologies.

RISKS RELATED TO THE OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future or at a price that our management deems acceptable. Of the 103,282,868 shares of our common stock issued and outstanding and 7,100,722 unexchanged Canonline Global Media, Inc. shares as of May 16, 2006, 56,626,815 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. As of May 16, 2006, affiliates hold 29,559,584 shares of our common stock. In connection with the conversion of the 2004 debentures and 2005 debentures and the related warrants, we will issue up to 375,000,000 shares of common stock.

THE SELLING STOCKHOLDER INTENDS TO SELL ITS SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

Our 2004 debentures and 2005 debentures issued to Cornell Capital are convertible into shares of our common stock based on the trading prices of the common stock in the future. For example, the conversion price of the 2005 debentures on June 8, 2006 would have been $0.075 per share, and if the debenture holder were to have converted $500,000 principal amount of its 2005 debentures on that date, 6,666,667 shares of our common stock would have been issued to the debenture holder, which would represent 6.0% of our issued and outstanding common stock. We have an outstanding balance of approximately $3,164,000 of 2005 debentures, and the conversion price may be lower than $0.075 per share when the debenture holder converts the 2005 debentures. The debenture holder may not hold more than 9.9% of our common stock at any given time, and therefore, it will be required to sell our shares in the public market prior to converting additional 2004 debentures and 2005 debentures into common stock when it holds 9.9% of our outstanding common stock. The selling stockholder intends to convert its 2004 debentures and 2005 debentures and to sell in the public market up to 375,000,000 shares of common stock being registered in this offering. There is no maximum number of shares of our common stock that we may be required to issue


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

for the conversion of the 2004 debentures and 2005 debentures. Such sales are likely to cause the conversion price of the 2004 debentures and 2005 debentures to fall and our stock price to decline.

THE LOWER OUR STOCK PRICE, THE LOWER THE FLUCTUATING, BELOW MARKET PRICE CONVERSION RATE FOR THE DEBENTURES AND THE GREATER NUMBER OF SHARES ISSUABLE UNDER THE CONVERTIBLE DEBENTURES.

The conversion price of the 2004 debentures and 2005 debentures is based upon the daily trading price of our common stock at the time of such conversion, and the conversion prices of the 2005 debentures can not be higher than $0.075. If the trading price of the common stock is low when the conversion price of the debentures is determined, we would be required to issue a higher number of shares of common stock, which could cause substantial dilution to our stockholders. In addition, if the debenture holder converts its debentures and sells the common stock, this could result in an imbalance of supply and demand for our common stock and reduce its price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion. On May 16, 2006, the conversion price of the 2004 debentures and the 2005 debentures would have been $0.112 and $0.075, respectively. The following table shows the resulting fall of the conversion price and the number of shares that would be required to be issued if all of the shares were converted based upon a 25%, 50%, 75% and 90% fall in the price of our common stock as of June 8, 2006.

       Percentage                                      Shares Issuable Upon
        Decline           Conversion Price                  Conversion
       ----------   ---------------------------      -------------------------
                       2004            2005             2004           2005
                    Debentures      Debentures       Debentures     Debentures
                    ----------      -----------      ----------     ----------
         25%           0.096          $0.075         10,157,292     42,186,667
         50%           0.064          $0.072         15,235,938     43,944,445
         75%           0.032          $0.036         30,471,875     87,888,889
         90%           0.013          $0.014         75,007,692    226,000,000


THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the 2004 debentures and 2005 debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

OUR OBLIGATIONS UNDER THE 2004 DEBENTURES AND 2005 DEBENTURES ARE SECURED BY ALL OF OUR ASSETS.

Our obligations under the debentures which we issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.

                           FORWARD-LOOKING STATEMENTS


To the extent that the information presented in this Form SB-2 and the related prospectus, discusses financial projections, information or expectations about our products or markets, or otherwise makes statements about future events, such statements are forward-looking. We are making these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In addition to the risks set forth in the "Risk Factors" section on page 2, these risks and uncertainties include, but are not limited to:

       o our ability to commercialize our products and to begin to generate revenue and to eventually generate a profit;

       o  our ability to raise additional capital to sustain our operations;

       o  the acceptance of our products, services and technology by consumers;

       o  our ability to protect our intellectual property;

       o our ability to establish strategic licensing relationships with digital media content owners, communication companies and consumer electronic hardware manufacturers; and

       o  the amount and timing of future  sales of our common stock that we are
          required  to  issue  upon   conversion  of   outstanding   convertible
          securities.

In addition, we disclaim any obligations to update any forward-looking statements to reflect events or circumstances after the date of this document. When considering such forward-looking statements, you should keep in mind the risks referenced above and the other cautionary statements in this document.


                    SUMMARY CONSOLIDATED FINANCIAL STATEMENTS


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                                                  FOR THE           FOR THE
                                                                               THREE MONTHS      THREE MONTHS
                                          FOR YEAR ENDED    FOR YEAR ENDED         ENDED             ENDED
 STATEMENTS OF OPERATIONS                  DECEMBER 31,       DECEMBER 31,       MARCH 31,         MARCH 31,
                                               2005              2004              2006              2005
                                                              (restated)        (unaudited)       (unaudited)
                                         ----------------  ----------------  ----------------  ----------------
OPERATING EXPENSES:
   Research and development . . . . . .  $       785,012         1,079,824           189,915           256,891
   General and administrative expenses.        6,982,118         8,323,294           885,831         3,809,089
                                         ----------------  ----------------  ----------------  ----------------
     LOSS FROM OPERATIONS . . . . . . .       (7,767,130)       (9,403,118)       (1,075,746)       (4,065,980)
     TOTAL OTHER INCOME(EXPENSE), NET          1,179,739         3,310,080        (2,433,407)        2,239,643
                                         ----------------  ----------------  ----------------  ----------------
     NET LOSS . . . . . . . . . . . . .  $    (6,587,391)       (6,093,038)       (3,509,153)       (1,826,337)
                                         ================  ================  ================  ================
     LOSS PER SHARE . . . . . . . . . .            (0.07)            (0.07)            (0.03)            (0.02)
                                         ================  ================  ================  ================


BALANCE SHEET DATA                                                March 31, 2006

Current assets
  Cash and cash equivalents                                        $     12,986
  Prepaid, expenses and other current assets                             81,731
                                                                   ------------

    Total current assets                                                 94,717

Property and equipment, net                                             199,611
Other assets                                                             22,881
                                                                   ------------

        Total assets                                               $    317,209
                                                                   ============

Current liabilities
  Accounts payable and accrued expenses                            $    817,976
  Accrued payroll and related expenses                                1,681,730
  Notes payable                                                         780,000
  Notes payable - shareholders                                        2,220,858
                                                                   ------------
    Total current liabilities                                         5,500,564

Convertible debentures, net of debt
    discount of $1,438,858                                            2,399,672
Derivative liability                                                  5,377,786
                                                                   ------------
 Total liabilities                                                   13,278,022
                                                                   ------------

Shareholder's deficit
  Preferred stock, $0.0001 par value;
     5,000,000 shares authorized
     no shares issued and outstanding                                      --
  Common stock, $0.0001 par value;
     750,000,000 shares authorized
     110,383,590 shares issued and outstanding                           11,038
  Additional paid-in capital                                          8,750,998
  Accumulated other comprehensive loss                                  (58,178)
  Deficit accumulated during the development
     stage                                                          (21,664,671)
                                                                   ------------
    Total shareholders' deficit                                     (12,960,813)
                                                                   ------------
    Total liabilities and shareholders' deficit                    $    317,209
                                                                   ============

                               SELLING STOCKHOLDER

The selling stockholder, Cornell Capital Partners, L.P., may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock to be issued upon conversion of the debentures or upon exercise of warrants issued in connection with the 2005 debenture.

The table below sets forth the name of the selling stockholder and the number of shares of common stock that the selling stockholder may offer pursuant to this prospectus. Except as set forth below, to our knowledge, the selling stockholder has not, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates.

The selling stockholder may from time to time offer and sell any or all of the shares under this prospectus. Because the selling stockholder may offer all or some of the common stock offered pursuant to this prospectus, we cannot estimate how many shares of common stock that the selling stockholder will hold upon consummation of any such sales.

Based upon the information provided to us by the selling stockholder, it is not a broker-dealer or affiliated with a broker-dealer. To our knowledge, the selling stockholder does not have agreements, arrangements or understandings with any other persons, either directly or indirectly to dispose of the common stock being registered.

So long as any portion of the convertible debentures are outstanding, if we intend to raise additional capital by the issuance or sale of common stock or securities convertible into shares of our common stock, we are obligated to offer the selling stockholder such issuance or sale of common stock or convertible securities, prior to offering such issuance of sale of common stock or convertible securities to any third parties. The selling stockholder shall have ten (10) business days from receipt of such notice of the sale or issuance of common stock or convertible securities to accept or reject all or a portion of such capital raising offer.




                                    Shares Beneficially      Number of   Shares Beneficially
                                           Owned               Shares      Owned After the
Name and Address of Beneficial          Before the             Being          Offering (2)
          Owner                          Offering (1)         Offered
----------------------------------  ----------------------  -----------  -------------------
                                      Number      Percent(3)     Number     Number     Percent
----------------------------------  -----------  -----------  -----------  ----------- ----------
Cornell Capital Partners, L.P. (4)   75,892,917         41%   375,000,000           0         0%
101 Hudson Street, Suite 3700
Jersey City, New Jersey  07302



(1) Based upon the conversion of $3,164,000 of the 2005 debentures and $975,100 of the 2004 debentures, if such debentures were converted on June 8, 2006, and based upon the exercise of all of the warrants issued in connection with the 2005 debentures.

(2) Assumes all shares of common stock offered hereby are sold.



(3) Applicable percentage of ownership is based on 110,383,590 shares of common stock outstanding as of March 31, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of May 31, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for illustration purposes only.

(4) Cornell Capital Partners, L.P. is the holder of the debentures. Control of Cornell Capital Partners is held by its general partner, Yorkville Advisors, LLC and all investment decisions are made by Yorkville Advisors, LLC as general partner. Mark Angelo, the managing member of Yorkville Advisors, LLC makes the investment decisions on behalf of and controls Yorkville Advisors, LLC. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:

The 2004 debentures and 2005 debentures are convertible into our common stock at conversion prices based upon the trading price of our common stock in the future. On June 8, 2006, the conversion price of the 2004 debentures and the 2005 debentures would have been $0.112 and $0.075, respectively. If the trading price of our common stock declines, the conversion price of the 2004 debentures and 2005 debentures will fall and we will be required to issue more shares of our common stock. The following table shows the resulting fall of the conversion price and the number of shares that would be required to be issued if all of the shares were converted based upon a 25%, 50%, 75% and 90% fall in the price of our common stock as of June 8, 2006.

       Percentage                                      Shares Issuable Upon
        Decline           Conversion Price                  Conversion
       ----------   ---------------------------      -------------------------
                       2004            2005             2004           2005
                    Debentures      Debentures       Debentures     Debentures
                    ----------      -----------      ----------     ----------
         25%           0.096          $0.075         10,157,292     42,186,667
         50%           0.064          $0.072         15,235,938     43,944,445
         75%           0.032          $0.036         30,471,875     87,888,889
         90%           0.013          $0.014         75,007,692    226,000,000


2005 Debenture


On November 14, 2005, we closed on the sale of the $3,163,430 principal amount of secured convertible debentures issued to Cornell Capital Partners, LP. Of the $3,163,430, $1,863,430 was used to refinance the promissory notes issued by us to Cornell Capital Partners, LP on May 27, 2005 and on June 9, 2005. The remainder of the purchase price of the debentures was paid in one installment of $500,000 on November 14, 2005 and another installment of $500,000 was paid on December 9, 2005, with one final installment of $300,000 to be paid on the fifth business day after the effective date of the registration statement of which this prospectus is a part.

The 2005 debentures carry an interest rate of 10%, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of our common stock for the 30 days prior to the conversion.


In connection with the 2005 debentures, we were required to have the registration statement of which this prospectus forms a part declared effective no later than February 27, 2006. We will be required to issue an amount equal to 2% of the outstanding borrowings, in cash or shares of our common stock, at the note holder's option, for each subsequent 30-day period after the February 27, 2006 deadline. The penalty, as of March 31, 2006, was approximately $81,000 or 623,000 shares.


The Company has also issued warrants to Cornell Capital Partners, LP to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common stock at an exercise price of $0.06 per share and 10,000,000 shares of common stock at an exercise price of $0.05 per share. The warrants expire on November 14, 2010.


2004 Debenture


In May 2004, the Company sold $1,500,000 of secured convertible debentures to Cornell Capital Partners, LP, of which approximately $975,100 remain outstanding. The 2004 debentures carry an interest rate of 5%, are due in May 2007 and are convertible into our common stock at the lower of $1.30 or 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

                                 USE OF PROCEEDS


We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. However, we may receive proceeds for common stock issued to the selling stockholder upon exercise of the warrants issued in connection with the 2005 debentures. If the selling stockholder chose to exercise all of the warrants for cash, the total amount of the proceeds we would receive is $1,475,000. We expect to use the proceeds we receive from the exercise of the warrants, if any, for general working capital purposes. We will pay the expenses of registration of these shares, including legal and accounting fees.


                              PLAN OF DISTRIBUTION


We are registering the common stock covered by this prospectus on behalf of the selling stockholder. As used herein, "selling stockholder" includes donees and pledgees selling shares received from the named selling stockholder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholder.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:


       o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

       o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       o purchases by a broker dealer as principal and resale by the broker dealer for its account;

       o  an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

       o  privately negotiated transactions;

       o  settlement of short sales created after the date of this prospectus;

       o broker dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

       o  a combination of any such methods of sale;

       o  and any other method permitted pursuant to applicable law.


The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholder, Cornell Capital Partners, was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder was advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder is registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Neither the selling stockholder nor any of its affiliates have an open short position in the common stock. The selling stockholder agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transaction with respect to the common stock as long as any convertible debenture or warrants to purchase common stock remain outstanding.




   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this prospectus.

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. See "Forward Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

On May 12, 2006, we concluded that the manner in which we accounted for the variable conversion rate and an embedded put option of certain of our convertible notes payable was not in accordance with SFAS No. 133.

We determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that we record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, we were required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, we recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, we recorded non-operating, non-cash income. Accordingly, in connection with the restatement adjustments, we will appropriately reflect the non-operating, non-cash income or expense resulting from the changes in fair value. We had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

As a result of these adjustments, certain of our previously issued financial statements should be restated to amend and restate our annual report for the year ended December 31, 2004 and our quarterly reports for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.


The March 31, 2005 financial statements included in our quarterly report for the quarter ended March 31, 2006 reflect all adjustments we have made to our unaudited consolidated financial statements for the three months ended March 31, 2005 as a result of the restatements. Specifically, we strongly encourage you refer to Footnotes No. 8 and No. 13, Restatement of Previously Issued Financial Statements in the accompanying consolidated financial statements for the quarter ended March 31, 2006 and the years ended December 31, 2005 and 2004 respectively. We have used the restated amounts in the comparative discussions for 2005 that follow.

BUSINESS OVERVIEW

We are a development stage company focused on the development and marketing of software-based technology products and related services for the delivery of on-demand media content over the Internet. Our software solutions are designed for:

       o the distribution of on-demand content through the Internet to personal computing ("PC") devices, set-top boxes for television, and portable media devices, such as video-enabled cellular phones,

       o the placement of advertising in conjunction with the delivery of other digital media content,

       o  the use of on-demand internet video for retail sales applications,

       o  the distribution of digital movies or other content to theatres,

       o  the distribution of digital music over the internet, and

       o the electronic archiving and publishing of digital content for use in a secure environment.

With the introduction of our iWave Interactive Services ("iWave") we continue to see increased commercial interest and customer opportunities using our two distinct business models: (A) the commercial customer model, in which we license iWave technology products and related services to telecommunication companies and provide them with the necessary tools and support so they can fully manage the iWave platform and expand their entertainment service offering through their established networks and customer base; and (B) direct-to-consumer partnerships, which are NS8-managed iWave deployments in which we partner with medium (50,000 or greater consumers) to large (500,000 or greater consumers) Internet Service Providers (ISPs) to expand their consumer service offerings and deploy our iWave system to the end customer.

To complement our technology offerings, we continue to establish commercial relationships with content owners in order to obtain the rights to distribute their catalogues of content. This strategy facilitates iWave platform adoption by offering our prospective clients the benefit of having immediate access to content for their licensed platforms. This provides our customers with an immediate turn-key solution that permits them to attend to the demands of their customer base for new services while it also helps them avoid the lengthy approval process of securing the licenses to distribute content by themselves.

In January  2006,  we obtained  the  license  through  Acme Mobile Pte.  Ltd. of
Singapore, to reproduce, digitize and broadcast mobile entertainment content such as games, images, karaoke and other applications on our own website and on mobile phones in Thailand, Singapore, Australia, New Zealand, Taiwan, Hong Kong and the Philippines. We intend to license the content to consumers in those countries and to share the revenue derived from the licensing of that content with the content provider.

In February 2006, we signed an exclusive multi year content distribution and alliance agreement with Rockamedia LLC and M3 Entertainment of New York to offer biographies of famous music artists to the Asian and North American markets for broadband PC and video on demand (VOD).

In March 2006, we signed a multi-year video on demand content distribution agreement with True Corporation Plc. of Thailand. This agreement will provide True with iWave Internet Protocol TV (IPTV) content for distribution over True's IPTV networks within the Asia Pacific market.

We signed another agreement with True Digital Entertainment Company, a media subsidiary of True Corporation Plc. in March 2006 to enhance the consumer capabilities of their online music service.

In April 2006, we signed a non-exclusive multi-year distribution agreement with home entertainment programmer Image Entertainment Inc.'s subsidiary, Egami Media, Inc., allowing iWave to deliver exclusive program titles to North American consumers via iWave's PC on-demand services.

Plan of Operations

Our highest priority remains the pursuit of the penetration of markets for our products and the adoption of iWave for both PC and non-PC markets specifically. Part of our overall growth strategy is to leverage the iWave services and technologies that we have built and positioned in the US and international markets, particularly in the Asia-Pacific region.

While the broadband entertainment business environment has improved compared to prior years, the budgets of potential customers have tightened. Our strategic vision is to provide customers with solutions that provide access to content - video, audio, games, graphics - and enhanced user experiences through a format-agnostic integrated platform. As our technologies have evolved, our definition of integrated platform now includes managing and distributing content through a single solution and user interface not only to PC's but also to non-PC devices such as set-top-boxes (STB), and mobile hand-held devices. The iWave integrated platform solution has been designed and developed to be compelling to prospective clients concerned with their spending and maximizing the return on their investment. iWave's cost-effective business models and integration processes avoid the prohibitive costs and challenges of having to integrate several technological solutions, a variety of vendors and expensive hardware replacements for our customers' intended "on demand" offerings.

Research and Development

As part of our plan to sustain the long-term growth of our businesses through technological innovation, during the first quarter of 2006 we have continued to advance the functionality of our iWave interactive services platform.

Following our development roadmap, we expect to finalize the current beta testing of our iWave platform by mid June 2006. This fully functional version of the iWave platform addresses the management, distribution and delivery of digital content to customers using a PC. This will be the first commercial version of the iWave platform to be deployed to international clients and will take place during the second quarter of 2006. Our roadmap also contemplates upgrades to our PC version that will be released to commercial clients throughout the remainder of this year. These upgrades are being developed in parallel to current testing and deployment efforts, and will include some additional functionality and features. In particular cases, specific customizations for clients based on their current business models and infrastructure will be provided.

In parallel to the work for the iWave PC platform our Engineering team continues development in our platform for Internet Protocol Television ("IPTV") set top box systems.



CRITICAL ACCOUNTING POLICIES AND ESTIMATES

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements that have been prepared under accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 3, "Summary of Significant Accounting Policies" of our Consolidated Financial Statements for the fiscal year ended December 31, 2005.

Software Development Costs

Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," we will capitalize internally developed software and software purchased from third parties when the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs will be amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, we will evaluate on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value will be written off. At December 31, 2005 and March 31, 2006, all costs incurred to internally develop our software had been expensed.

Accounting for Derivative Instruments

Our convertible debentures issued in May and June 2004 and November 2005, provide for conversion of the debentures into shares of our common stock at a rate which is variable. We determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the debenture agreements, we were required to classify all other non-employee options and warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, we recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, we recorded non-operating, non-cash income.

Stock-Based Compensation

As of January 1, 2006, we adopted the Financial Accounting Standard Board Statement No. 123(R) (SFAS 123R) to account for stock based employee compensation. SFAS 123R requires us to record the cost of stock options and other equity-based compensation in our income statement based upon the estimated fair value of those awards. We elected to use the modified prospective method for adoption, which requires compensation expense to be recorded for all unvested stock options and other equity-based compensation beginning in the first quarter of adoption. For all unvested options outstanding as of January 1, 2006, the previously measured but unrecognized compensation expense, based on the fair value at the original grant date, will be recognized in the statement of operations over the remaining vesting period. For equity-based compensation granted subsequent to January 1, 2006, compensation expense, based on the fair value on the date of grant, will be recognized in the statement of operations over the vesting period. Determining the fair value of stock based awards at the grant date requires judgment, including estimating the expected term of stock options, the expected volatility of our stock and the amount of stock options to be forfeited. If actual results differ significantly from these estimates, stock based compensation expense and the results of operations could be materially impacted.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004 (restated)

Research and development expenses for the year ended December 31, 2005, decreased by 27% to $785,012 from $1,079,824 in the year ended December 31, 2004. During the fiscal year 2005, we employed an average of 15 employees for research and development compared to 19 employees in the fiscal year 2004. Wages and benefits for research and development personnel during the fiscal year 2005 were $771,192 compared to $925,014 during the fiscal year 2004. The total research and development expense incurred during the 2005 fiscal year represents approximately 13% of our total operating expenses for the fiscal year 2005. The majority of these funds were utilized for the compensation of our research and development personnel, and $13,820 of this amount was spent on equipment relating to research and development activities as compared to the fiscal year 2004, when we spent $143,543 on equipment relating to research and development activities.

General and administrative expenses for the fiscal year 2005 significantly decreased to $6,913,399 from $8,323,294 during the fiscal year 2004. The major components of the decrease in our general and administrative expenses for the fiscal year 2005 were: $561,670, or a 17% decrease in consulting fees and compensation charges related to warrants granted by virtue of related advisory agreements; $760,855, or a 53% decrease in professional fees; $477,259, or a 23.7% decrease, in employee compensation; $220,983, or a 36% decrease, in advertising, promotion and consulting; and $94,522, or a 34% decrease,, in travel expense.

During the fiscal year 2005, we employed approximately 11 employees for general and administrative activities, compared to 16 employees in the fiscal year 2004. Due to staff reduction in each of the following areas: Executives, Operations, Sales and Marketing, employee compensation expense decreased from $2,014,768 in the fiscal year 2004 to $1,537,508 in the fiscal year 2005. During the fiscal year 2004, we hired a public relations firm, marketing company and various consultants to develop marketing strategies, along with operations and business strategies and granted options or warrants as specified in their consulting agreements. Conversely, during the fiscal year 2005, we substantially reduced the number of consultants who received higher rates of compensation or failed to achieve the performance goals set for them by management. As a result, the advertising, promotion and consulting expenses for the fiscal year 2005 were lower by $220,982 or 36% compared to $618,172 in the fiscal year 2004. Travel expenses for the fiscal year 2005 were $182,622 compared to $277,144 in the fiscal year 2004. Fees for professional services in the fiscal year 2005 were $667,035, approximately $760,855 lower than for the fiscal year 2004. This difference in professional fees primarily results from lower finance charges associated with our debt and equity arrangements. Our legal and accounting fees for the fiscal year 2005 were $288,675 and $206,608, respectively, compared to $410,613 and $152,276 in the fiscal year 2004.

We had no sales from continuing operations in the fiscal year 2004 or the fiscal year 2005.

Interest expense for the fiscal year 2005 increased by 102.5% to $688,855 from $359,069 for the fiscal year 2004. We obtained additional funding to finance operations through the issuance of promissory notes with detachable warrants and convertible debentures which resulted in the increase in interest expense.

During the years ended December 31, 2005 and 2004, the Company recognized other income of $4,148,850 and $3,688,882 related to recording the derivative liability at fair value. At December 31, 2005, the derivative liability balance is $3,312,746.

During the year ended December 31, 2005, the Company recorded a loss on extinguishment of debt of $2,250,000 related to the value of the warrants issued in connection with the November Debentures.

As a result of the foregoing, we incurred a net loss of $6,587,391, or $0.07 per share, during the fiscal year 2005, as compared to a net loss of $6,093,038, or $0.07 per share, during the fiscal year 2004.

Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005 (restated)

Research and development expenses were $189,915 and $256,891 respectively during the three-month periods ending March 31, 2006 and March 31, 2005. During the three months ending March 31, 2006, we employed an average of 15 employees for research and development, compared to 18 employees in the three months ending March 31, 2005. Wages and benefits for research and development personnel during the three months ending March 31, 2006 were $183,486 compared to $214,411 during the three months ending March 31, 2005. The total research and development expense incurred during the three months ending March 31, 2006 represents approximately 17% of our total operating expenses for the three months ending March 31, 2006. The majority of these funds were utilized for the compensation of our research and development personnel, and $6,429 of this amount was spent on equipment relating to research and development activities.

General and administrative expenses for the three months ending March 31, 2006 significantly decreased to $885,831 from $3,809,089 during the three months ending March 31, 2005. During the three months ending March 31, 2006, we employed approximately 13 employees compared to 15 in the three months ending March 31, 2005. Wages and benefits for general and administrative personnel during the three months ending March 31, 2006 were $270,846 compared to $454,554 during the three months ending March 31, 2005. During the three months ending March 31, 2006, we expensed $11,828 in consulting fees compared to $2,858,731 during the three months ending March 31, 2005. In 2005, we retained the consulting services of Maximum Ventures and by virtue of their advisory agreement they received warrants to purchase our common stock. As a result of this warrants grant, we recorded approximately $1,034,000 in consulting fees in the three months ending March 31, 2005. Our legal and accounting fees for the three months ending March 31, 2006 were $52,580 compared to $96,540 in the three months ending March 31, 2005. Interest expense for the three months ending March 31, 2006 increased to $368,059 from $167,178 during the three months ending March 31, 2005. We obtained additional funding to finance operations through the issuance of promissory notes with detachable warrants and convertible debentures. In the three months ending March 31, 2005 the change in fair value of derivative liability produced income of $2,608,820 while in the three months ending March 31, 2006 we had a loss of $2,065,040.

As a result of the foregoing, we incurred a net loss of $3,509,153 or $0.03 per share during the three months ending March 31, 2006, as compared to a net loss of $1,826,337 or $0.02 per share during the three months ending March 31, 2005. We incurred a loss from operations of $1,075,746 during the three months ending March 31, 2006, as compared to a loss from operations of $4,065,980 during the three months ending March 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

We had negative working capital of approximately $5.4 million at March 31, 2006 and $4.4 million at December 31, 2005. The decrease in working capital is mainly attributable to an increase in accounts payable, accrued expenses and amounts due to shareholders.

Historically, we have financed our research and development activities to date with proceeds from the sale of our common stock, the issuance of convertible debentures, and loans from our officers and shareholders. The following table sets forth the amount of funds received from these sources for the periods indicated:

                                                         For the
                                                    Three-Months Ended
   Sources of Funds                                  March 31, 2006
   ----------------                                --------------------
 Contribution of capital                           $          --
 Proceeds from issuance of common shares           $          --
 Proceeds from notes payable                       $     250,000
 Proceeds from notes payable to shareholders       $     510,491

We have suffered recurring losses from operations and have an accumulated deficit from inception on June 18, 1999 to March 31, 2006 of $21,664,671 at March 31, 2006. Primarily as a result of our recurring losses and our lack of liquidity, we have received a report from our independent registered accounting firm that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

Additional cash is necessary to sustain operations both in the short and long term. Additional funding is expected to be obtained as new financial vehicles are currently being pursued. Our ability to meet operating and capital requirements depends upon financing from external sources and ability to generate revenues from the core technologies we have developed. We cannot assure that we will obtain sufficient financing to develop profitable operations prior to utilizing all of the current resources available to us. In addition, if we do not receive the funds in a timely manner or on a scale to meet our needs, we may be forced to curtail our operations.

We have recently signed contracts and agreements with several different companies that we anticipate will result in revenues to the company and produce cash flows to help us meet and sustain our operations (see further discussion of such contracts in "Business Overview").

Financing Activities

We have raised approximately $760,491, from the issuance of promissory notes during the period from January 1, 2006 through March 31, 2006 and an additional $475,000 during the period from April 1, 2006 through May 31, 2006. Furthermore, we anticipate receiving $300,000 to be paid by Cornell Capital Partners on the fifth business day after the effective date of the registration statement. We believe that these funds, together with our cash on hand at March 31, 2006, will be sufficient to fund our operations through June 30, 2006.

Our current capital resources will enable us to fund a minimum period of planned operations of less than 12 months, and we project that the estimated amount of additional funds that we will need to obtain to enable us to operate for a minimum period of 12 months from March 31, 2006 is $5,640,000. Our ability to meet operating and capital requirements depends upon financing from external sources, and our ability to generate revenues from the core technologies we have developed. We cannot assure you that we will obtain sufficient financing or develop profitable operations prior to utilizing all of the current financial resources available to us.

We continue to seek additional debt financing to replace less favorable existing debt financing. In addition, we may also attract new equity financing to fund our operations and possibly retire some of our existing debt financing. We hope that during the next 12 months we will be able to expand our commercial activities and generate revenues from the commercial exploitation of our technological products and services. However, we have not had any revenue from our products and services as of March 31, 2006.

The rate at which we used funds in our operations as of March 31, 2006, is $285,000 per month. We expect that certain recent and planned changes in our operations have impacted and will continue to impact on the rate at which funds are used in our operations in 2006 and we expect it to increase. We estimate that our monthly operating costs during 2006, which includes our 2006 expansion of commercial activities, will increase to approximately $470,000 per month.

If we are unable to generate revenue during 2006 and we do not receive sufficient capital from financing activities in a timely manner, we may be forced to significantly curtail, or cease, our operations. We plan to request the extension of the maturity of our outstanding debt due in the second and third quarters of 2006; however, should we fail, we may be subject to an involuntary bankruptcy or our creditors may foreclose on their security interest in our company. If the creditors foreclose upon their security interest in our company, our common shares would likely lose all of their value.

In addition, our management's strategy to address the $5.5 million of current liabilities reflected on the balance sheet of March 31, 2006, during the next 12 months includes, among other things, our plan to actively seek alternative and more favorable short and long-term debt and equity financing and to effect a re-organization of our current financing arrangements and liabilities. We have been actively engaged in this process for three months and have obtained prospects that we expect will realize a favorable term of subsequent funding. This will enable us to accelerate our current commercial opportunities which will potentially result in revenues, which in turn will enable us to service our current liabilities in a planned manner over a 36 months period. We plan to use all of our revenues for the purpose of expanding our business operations. Our financing will be used in part to reduce these liabilities over our planned 36 months period. A significant portion of our expected financing will also be used to accelerate our commercial opportunities and make necessary asset purchases in order to meet our expected development and operational capacity.

The imbalance between our current assets and current liabilities has had and will have the following effect on our operations: it has made it difficult for us to obtain more beneficial financing arrangements with financing partners who are more supportive of our corporate and commercial goals and efforts; it has made it more difficult for us to attract and encourage equity investment; and it has made it more difficult and even interfered to some extent with our ability to enter into operational commercial agreements with certain major companies and to attract commercial partners and customers due to our financial position and their perception of our ability to perform due to our financial circumstances.

Our financing activities in the fiscal year 2005 consisted of loans and the sale of secured convertible debentures.

During 2005, we received loans from various parties, including:

       o On June 9, 2005, we delivered a Promissory Note to Cornell Capital in relation to a loan received from Cornell Capital in the amount of $500,000. The principal amount of the loan and accrued interest were paid out of the proceeds of the 2005 debentures issued to Cornell Capital on November 14, 2005. The loan had an interest rate of 12% per annum.

       o On November 14, 2005, we closed on the sale of secured convertible debentures to Cornell Capital Partners, LP (Cornell Capital) in the amounts of $1,863,430 and $500,000, respectively. Of the approximately $2,363,430 aggregate principal amount of debentures, approximately $1.86 million was comprised of principal and accrued interest in connection with two promissory notes issued by the Company to Cornell Capital on May 27, 2005 and on June 9, 2005, respectively. A third secured convertible debenture transaction was closed on December 8, 2005 for the principal amount of $500,000. We are also expecting to close a fourth convertible debenture transaction in the principal amount of $300,000 once the registration statement of which this prospectus is a part, is declared effective by the SEC. We were required to have such registration statement declared effective no later than February 27, 2006. We will be required to issue an amount equal to 2% of the outstanding borrowings, in cash or shares of our common stock, at Cornell Capital's option, for each subsequent 30-day period after the February 27, 2006 deadline. The penalty, as of June 8, 2006, was approximately $244,800 or 1,530,000 shares. The debentures carry an interest rate of 10% per annum, have a term of three years and are convertible into common stock at a price equal to the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of the Company's common stock for the 30 days prior to the conversion. We have also issued warrants to Cornell Capital to purchase an aggregate total of 25,000,000 common shares, as follows: 5,000,000 shares of common stock at an exercise price of $0.075 per share; 10,000,000 shares of common stock at an exercise price of $0.06 per share; and 10,000,000 shares of common stock at an exercise price of $0.05 per share.

On December 9, 2005 a Certificate of Amendment of Articles was filed with the Secretary of State for the State of Delaware increasing our authorized share capital from 500,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share to 750,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share.

The following table sets forth certain information concerning our contractual obligations and other commercial commitments as of December 31, 2005:


                                                                   Payments due by Period
                                                                   ----------------------
                                                                Less than 1                               After 5
                                                      Total        year       1-3 years    4-5 years       years
                                                    ----------   ----------   ----------   ----------   ----------
Contractual Obligations:

Short-Term Loans                                    $  500,000   $  500,000   $     --     $     --     $     --

Loans from officers/ shareholders, net               1,710,366    1,710,366         --           --           --

Convertible Debenture, net                           3,838,530         --      3,838,530         --           --

Capital Lease Obligations                                5,334        5,334         --           --           --


Operating Leases                                       309,873      211,113       98,760         --           --
Committed Stock on Conversion of Promissory
Note                                                      --           --           --           --           --

Unconditional Purchase Obligations                        --           --           --           --           --

Other Long-Term Obligations                               --           --           --           --           --
                                                    ----------   ----------   ----------   ----------   ----------

Total Contractual Cash Obligations                  $6,364,103   $2,426,813   $3,937,290   $     --     $     --
                                                    ==========   ==========   ==========   ==========   ==========






                             DESCRIPTION OF BUSINESS


Organization


We were incorporated under the name "Delivery Now Corp." in the State of Delaware on October 3, 2000.

Until December 17, 2003, we delivered envelopes by bike messengers and packages by van in the New York City metropolitan area through our wholly-owned subsidiary "BMW Messenger Services, Inc." ("BMW"). BMW received phone calls from customers seeking such deliveries and then dispatched its messengers via two-way radio to deliver the envelopes and packages via bicycle or van. BMW obtained these job orders through referrals from existing customers and through its sales force.

BMW was formed on September 23, 1999 in the State of New York and operated as an S Corporation from inception through October 3, 2000 when we acquired it. On October 3, 2000, we acquired 100% of BMW's common stock in exchange for 2,500,000 shares of our common stock. At the time of the transaction, Michael Conte was our sole stockholder.


On December 17, 2003, we changed our name to "NS8 Corporation".


On December 18, 2003, we discontinued the messenger delivery service business in connection with the merger transaction described below.

Merger with CanOnline Global Media, Inc.


On November 3, 2003, we entered in to an Agreement and Plan of Merger (the "Merger Agreement") with CanOnline Global Media, Inc. ("CanOnline"), a Washington corporation, and DLVN Acquisition, Inc. ("Acquisition Subsidiary"), a Delaware corporation. Acquisition Subsidiary was our wholly-owned subsidiary prior to the transaction.

On December 18, 2003, the transactions contemplated by the Merger Agreement closed, and a merger (the "Merger") was effected among us, CanOnline and Acquisition Subsidiary

Pursuant to the Merger Agreement, (i) Acquisition Subsidiary was merged into CanOnline, with CanOnline becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding CanOnline common stock exchanged their CanOnline common stock for shares of our common stock at a one for one ratio, receiving in the aggregate 66,670,346 shares of our common stock in exchange for their shares of CanOnline common stock, (iii) the holders of options to acquire an aggregate of 14,886,702 shares of CanOnline's common stock exchanged their options for options to acquire our common stock at a one for one ratio, receiving in the aggregate options to acquire 14,886,702 shares of our common stock, and the 100 shares of common stock of Acquisition Subsidiary issued and outstanding prior to the Merger were converted into 100 shares of CanOnline common stock, with CanOnline becoming our wholly-owned subsidiary.

Simultaneously with the closing of the Merger, we transferred all of the issued and outstanding stock of our wholly-owned subsidiary, BMW, to Michael Conte and Brian Seinwels in exchange for 24,950,000 shares of our common stock. Mr. Conte was our director, chief executive officer and president, and Mr. Seinwels was our vice president until the closing of the Merger. These shares were cancelled and restored to our authorized and unissued capital stock.

Prior to the Merger, our operations consisted primarily of the messenger delivery service conducted by BMW. This business is now wholly owned by Mr. Conte and Mr. Seinwels and is no longer operated by us.


Our primary operation now consists of the operations of CanOnline.


The number of shares of our common stock exchanged for the CanOnline common stock was determined in arms-length negotiations between our board of directors and the board of directors of CanOnline. The negotiations took into account the value of CanOnline's financial position, results of operations, products, prospects and other factors relating to CanOnline's business. At the time of the Merger, there were no material relationships between CanOnline and us or any of our affiliates, any of our directors or officers or any associate of any of our officers or directors.

The number of shares of our common stock transferred to us in exchange for the BMW common stock was determined by our board of directors, which included Mr. Conte and Mr. Seinwels. This transaction was approved and ratified by the board of directors of CanOnline, which was independent with respect to this transaction.

The exchange of CanOnline shares for our shares was exempt from the registration requirements of the Securities Act of 1933, as amended, under section 4(2) of that Act.


General


We are a technology research and development company focused on creating software tools which secure, trace and record the distribution of intellectual property across Internet protocol based channels. Our mission is to facilitate the advanced distribution of on-demand options to the consumer. We believe this can be accomplished by concurrently addressing the security and licensing needs of content owners while also meeting the bandwidth delivery and revenue capture requirements of content distributors. Our software is delivered through normal high-speed Internet connections and does not require download or installation on resident computer systems. We developed it to use the Internet's extensive network and delivery capabilities without imposing excessive broadband, resident memory consumption or hardware limitations.

We operate through two wholly-owned subsidiaries, CanOnline Media Corporation ("CMC") and CanOnline. CMC was incorporated on June 18, 1999 and is a British Columbia corporation. CMC conducts all our proprietary technology research and development activities. CanOnline was incorporated on March 15, 2000 as a
Washington corporation and is focused on the marketing, licensing and commercialization of the products and technology of CMC.


We are a development stage company with minimal revenues to date.


Industry

In 2004, significant changes occurred within the competitive and technological business landscape of providing interactive broadband service to consumers, such as cable companies beginning to deploy voice services and traditional phone companies beginning to deploy video. We believe that these changes established a foundation for the convergence of services delivered over IP based networks. The business case for convergence now rests on the principles of lowering network equipment and infrastructure costs, network administration costs and overall costs associated with the delivery of services. We believe that IP networks are conducive to lowering delivery costs in that they can easily be scaled to provide a multitude of services and applications that can be bundled for sale to interactive broadband consumers.

Convergence has caused the telecommunications industry to expand its traditional focus by offering services to compete within the boundaries of cable and satellite service. Telecommunications operators are now diversifying their service offerings with local exchange, long-distance telephone, wireless, high-speed Internet and Internet video-on-demand services to remain competitive. At the same time, cable companies have been upgrading their digital networks with capacity to carry larger quantities of data at faster rates that allow them to offer additional services such as voice and video-on-demand. As a result, once disparate industries are now competing head-to-head by rapidly rolling out overlapping services and applications to capture and keep their valuable subscribers.

We believe that broadband Internet and wireless technologies will elicit new spending that will account for a large portion of the total growth in the industry.

The growth in interactive advertising, and the increasing transition of males aged 13 to 24 to the Internet as a source of entertainment has solidified the attractiveness of broadband distribution opportunities.

Our Products and Technologies

Our suite of software products addresses five growing concerns in the industry:

1. The inability of current security systems used in digital media distribution to effectively protect or maintain the streaming quality of media as it is delivered through the Internet to televisions and PC's;

2. The inability of current media management and distribution systems to accurately account for proper usage and other consumer behavioral information as digital media is distributed by service providers to their consumers;

3. The inability of current media management and distribution systems to accurately capture revenue sharing allowances entitled to license holders every time digital media is consumed;

4. The inability of service providers using current media management and distribution systems to meet growing consumer demand for real-time access to digital media over television, personal computer and wireless devices; and

5. The inability of digital media owners to effectively maintain their ownership and assure their entitled licensing policies are enforced during the digital distribution of their media to consumer devices.

Our patent-pending technologies are comprised of software modules that seek to: enhance security during distribution and consumer use; simplify the management and distribution of content through dynamic visual interfaces; increase delivery efficiency through normal broadband networks; automate the licensing process of content in a digital environment for multiple distribution by a content owner; ensure royalty and usage payment to all participating users; and provide overall quality of content to the consumer. These software modules can be applied as stand-alone server based solutions or combined to produce end-to-end consumer service portals.

The combined functionality of these technologies is offered in a comprehensive solution called iWave Interactive Systems. iWave is a product line that combines our proprietary security, behavioral network management systems, software architecture and server-based technologies for use by content owners, media distributors, digital storage facilities, digital asset management firms, interactive service providers, food delivery services and catalogue merchant retailers. iWave is able to provide these business sectors with a cost-efficient automation solution for processing distribution licenses, territorial viewing policies, consumer recording and transfer rights, payment collection and media usage auditing, service or merchandise ordering, and royalty management. iWave also offers an interactive consumer menu system that can integrate with existing middleware systems for on-demand functionality and provides automated private-label and brand management capabilities that can be accessed by consumers from their consumer television, personal and wireless computer devices.

Our Target Primary Customers

We believe that customers for our products and services will include owners of entertainment and/or advertising content as well as the retail distributors of this content, multiple service operators that sell direct to the consumer. Multiple service operators include broadband Internet service providers, telephone and satellite companies. There are potentially thousands of entertainment and advertising content owners around the world who can use our products and services. We are not bound by geographical restraints in the selling of our products and services. The market for retail distributors, while considerably smaller and defined by geography, is nonetheless a substantial market that is seeking competitive differentiators to sell value-added services to consumers. We believe that our products and services meet the demands of both market segments, and therefore, we will not depend upon one or a few major customers.

We break our potential customers down into the following segments:

       o Owners of entertainment content, including motion picture, television, specialty video, and animation for theatrical, television or DVD release or for viewing over the Internet;

       o Advertising content owners and distributors, such as advertising firms that place commercial advertisements and other short-form video insertions directly to a consumer environment;

       o Regional telecommunications companies offering broadband high-speed Internet and related digital services directly to their consumers;

       o Independent broadband high-speed Internet service providers that provide Internet services and digital storage facilities; and

       o Medium to large retail merchandising companies wishing to extend sales channels and offer direct interactive commerce to consumers over a broadband operator's network.


Marketing


Our business focus is to provide our iWave Interactive consumer distribution and advanced royalty management software platforms as a backbone to the video on-demand and interactive Internet environment of regional telecommunication companies. In addition, we seek to address, within its technological design, the ability to integrate with Internet Protocol Television (IPTV) as part of an integrated service offering for customers of those regional telecommunication companies.


We intend to market our technologies and services through:

       o An enhanced partnership program through regional telecommunication companies;

       o Through third-party hardware providers and partnerships as part of the service offering of those hardware companies; and

       o Through re-sale networks primarily consisting of Internet service providers.


We intend to sell our systems in complete turn-key end-to-end systems or as independent systems to our various customer segments. Although each customer segment is independent of each other, we believe that our iWave system would integrate each segment toward a single or multiple service provider system that serves a large consumer base connected to the Internet.

We do not carry inventory for our iWave systems but rather intend to build each iWave system according to our client's requirements once we have been engaged to provide them with an interactive on-demand solution for their Internet services. In addition, we do not intend to carry inventory with respect to hardware provided by resale partnerships in order to offer their products to our customer base.

Our Business Model


We seek to generate revenue from three primary sources:

       o The sale and licensing of our software products to our target primary customer segments, including entertainment content owners, advertising firms, regional telecommunications companies, network management firms, Internet service providers and retail merchants;

       o The re-sale of hardware component products provided by third-party partners including server manufactures, set-top box manufactures and other IP-based consumer electronic products manufactured for converging regional telecommunications markets; and


       o Revenue sharing with technology re-seller and joint-venture partners, such as content distribution firms, network management firms and Internet service providers.

According to our business plan, revenue will come principally from the sale, re-sale or partnered deployment of the following lines of our products:

       o iWave Interactive Service Provider Systems, a PC or IPTV-based video on-demand content, advertising and merchandise catalogue receiving, distribution and royalty management system for service providers;

       o  iWave Interactive  Content Provider Systems,  a PC or IPTV-based video
          on-demand  content  catalogue  placement,   distribution  and  royalty
          management system for content owners and distributors;


       o iWave Interactive Advertiser Systems, a PC or IPTV-based interactive advertisement catalogue placement, distribution and consumer intelligence management system for advertising and media buying firms;

       o iWave Interactive Retail Merchant Systems, a PC or IPTV-based interactive merchandise catalogue placement, distribution and transaction fulfillment management system for medium and large on-line retailers;


We  expect  to  license  our  software  products  within  multi-year   licensing
agreements negotiated and executed with primary customers, re-sellers and partners, which are comprised of the following fee categories:


       o Annual variable technology licensing, software maintenance and custom integration fees;


       o  Annual security maintenance, monitory and enforcement fees;

       o  Variable "per view" consumer usage fees;


       o  Variable advertisement placement and distribution fees; and

       o  Variable point-of-sale commerce fulfillment fees.


We expect to negotiate and realize on a case-by-case basis revenue generated from third-party hardware component or service re-sales as well as from revenue-sharing agreements executed with partners.


Proprietary Technologies


NS8 Corporation has three U.S. patent pending applications and two Patent Cooperation Treaty (PCT) applications pending with the United States Patent and Trademark Office:

       o U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks;"

       o U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Presenting Multimedia Content And For Facilitating Third Party Representation Of An Object"; and


       o Patent Cooperation Treaty Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks".


These applications claim priority to U.S. Provisional Patent Application No. 60/444,672, filed by CanOnline on February 4, 2003, titled "Method and Apparatus for Facilitating Third Party Representation Of An Object," which is incorporated in its entirety in the new filings:

       o U.S. Patent Application filed on July 16, 2005 for: "Method and System for Managing the Authorized Use of Digital Works"; and

       o  Patent  Cooperation  Treaty  Application  filed on July 16,  2005 for:
          "Method and System for Managing the Authorized Use of Digital Works."

These applications claim priority to U.S. Provisional Patent Application filed with the United States Patent and Trademark Office, on July 16, 2004 for "Method and System for Managing the Authorized Use of Digital Works."

These patent applications include over 16 technologies within the areas of non-resident software systems; automated coding architecture; digital media formatting, filtering, conversion and distribution technologies; encrypted signatures, processing, sampling, royalty and encoding methods; secure communications and collaboration systems; and business processes.

None of the above-mentioned patent applications have been granted, or rejected, at this time.

NS8 Corporation has also filed several trademarks in the United States and international territories in an attempt to protect our intellectual property as part of our internal IP program, which includes patents, trademarks, copyrights, and maintaining certain technologies as trade secrets.


Trademarks


Certificate of Registration of Trade-mark No. 1181601 was issued by the Register of Trade-marks of Canada certifying that the trade-mark "CANONLINE" has been registered in Canada to CanOnline Global Media, Inc. on September 13, 2005 under registration number TMA647,899. In accordance with the provisions of the Trade-marks Act of Canada, this trade-mark is subject to renewal every 15 years from the registration date.

On April 30, 2004, CanOnline filed an application for the trademark "SPI" with the United States Patent and Trademark Office. On June 1, 2004, CanOnline filed applications for two classes for the trademark "NS8" with the United States Patent and Trademark Office. On July 26, 2004, CanOnline filed two new applications for the registration of the trademarks "SECURITY PROTOCOL INTEGRATION" and "SECURE DIGITAL CONTENT DISTRIBUTION" with the United States Patent and Trademark Office. On December 13, 2005, Certificate of Registration No. 3,027,246 was issued by the United States Patent and Trademark Office to CanOnline Global Media, Inc. certifying that the trademark "NS8" has been registered in the United States. During 2004, we also initiated applications, through CanOnline, to file the "NS8" trademark in Canada, China, the European Community and Japan, including:

       o The application for registration of the "NS8" trademark in Canada was filed, with a priority claim, on November 30, 2004;

       o Separate trademark applications filed in China in Classes 9 and 42, with priority claims, on November 29, 2004;

       o The "NS8" trademark application filed in the European Community in Classes 9 and 42, with a priority claim, on December 1, 2004; and

       o The "NS8" mark and logo filed as a composite mark in Classes 9 and 42 in Japan on December 1, 2004.


None of these applications have been granted, or rejected, at this time with the exception of the trade-mark "CANONLINE" that has been granted and registered in Canada and the trademark "NS8" that has been registered in the United States. We are currently pursuing the filing of other trademarks with the United States Patent and Trademark Office in relation to the development of its products and marketing initiatives.


Competition


Our products and technologies are part of a highly competitive marketplace covering the end-to-end delivery system of content from the content owner to the consumer. Within this delivery system, we compete in four primary areas. Each area contains multiple competitors including well-established companies such as Microsoft Corporation, Sony Corporation and Motorola, Inc., as well as medium-sized and start-up companies.

       o Content Aggregation. Content aggregators gather content from multiple producers or owners for further distribution to the market. Primary competitors in this area include TVN Entertainment Corporation and iN DEMAND L.L.C., who aggregate content for existing video on-demand deployments. Starz Entertainment Group L.L.C. also offers aggregated programming obtained from major Hollywood studios.

       o Digital Rights Management ("DRM"). DRM allows a vendor to control and restrict use of digital content as specified by the vendor. Typically the content is a copyrighted work to which the vendor holds specific rights. Cable-based multiple service operators have relied primarily on set-top boxes with integrated conditional access systems to control digital rights for their content-on-demand services. The leading providers of set-top boxes are Motorola, Inc. and Scientific-Atlanta, Inc. Other companies offering DRM technologies to control distribution of digital content on-demand include Nagravision S.A., NDS Group Plc., and Widevine Technologies, Inc.


       o Middleware and Electronic Program Guides ("EPG"). Most of the established and larger video server companies offer accompanying delivery management, back-office, and usage reporting software as part of their end-to-end video delivery system package. nCube Corporation licenses its office support software to third parties. Other widely deployed middleware/EPG system vendors include Microsoft Corporation (TV Foundation), Myrio Corporation, Minerva Networks, Inc., OpenTV Corporation, NDS Group Plc. and GemStar-TV Guide International, Inc.


Some competitors specialize within one or two specific areas, while others partner with other complimentary specialists and offer a complete solution to multiple service operators. This market sector has attracted top level technology providers because DRM and server-based software is the cornerstone of delivering digital content on-demand.

Government Regulation

The market for video on-demand and other Internet-related business solutions is evolving. We anticipate that certain countries will be establishing new regulatory bodies and policies that might have an impact on current telecommunication policies generally and possibly in the new industry sector where we intend to operate. As an example, the U.S. Congress enacted the Digital Millennium Copyright Act in 1998 addressing the impact of new digital technologies on the distribution of content and related copyright infringement issues. Since December 1992, the U.K. government has been working on a Video-On-Demand Code of Practice to ensure there is adequate protection for users through self-regulatory processes. Similar initiatives have been pursued in Honk Kong since 1996. It is possible that similar practices might be adopted in various countries where we might operate. It is not possible at this time to properly evaluate the likely impact of any such governmental initiatives. However, due to the high degree of flexibility and scalability of our technologies, we do not anticipate that we will experience major problems in adapting our technologies and business practices to future government or industry regulations.

Research and Development

We expense all costs as incurred for research and development activities. For the years ended December 31, 2005 and 2004, the research and development costs were $785,012 and $1,079,824, respectively.


Employees


As of December 31, 2005, we had 28 full-time employees, engaged in Operations, Marketing, Sales, and Research and Development. We intend to hire additional personnel as the development of our business makes such action appropriate. The loss of the services of key employees could have a material adverse effect on our business. Since there is intense competition for qualified personnel knowledgeable of our industry, we cannot assure you that we will be successful in retaining and recruiting needed personnel.

Our employees are not represented by a labor union and are not covered by a collective bargaining agreement. We believe that we have good relations with our employees.


                             DESCRIPTION OF PROPERTY

Our main office is located in Seattle, Washington. Our research and development activities and some administrative functions are located in Vancouver, British Columbia, Canada. We do not own any real property. The following table presents certain information about our leased properties:



             Location               Square Feet           Use                Monthly Rent       Lease Expiration Date
             --------               -----------           ---                ------------       ---------------------
1311 Howe Street                       4,905          Research and              $11,877           November 30, 2006
Suite 700                                           development and           (Canadian)
Vancouver, B.C.                                  administrative offices
Canada

1420 Fifth Avenue, 22nd Floor           140      Administrative offices         $1,679             August 31, 2006
Seattle, Washington 98101

We believe that we can obtain additional facilities required to accommodate our projected needs without difficulty and at commercially reasonably prices, although we cannot assure you that we will be able to do so.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 1,  2006,  our  Board of  Directors  accepted  the  resignation  of our independent registered public accounting firm, Singer Lewak Greenbaum & Goldstein LLP ("SLGG"), who audited our financial statements for the two years ended December 31, 2004 and 2003.

The reports of SLGG on our financial statements as of and for the fiscal years ended December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for modifications to include explanatory paragraphs that contained expressions of substantial doubt regarding our ability to continue as a going concern.

During our fiscal years ended December 31, 2004 and 2003 and subsequent interim period preceding the resignation of SLGG, there were no disagreements between us and SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLGG, would have caused SLGG to make reference to the subject matter of the disagreements in connection with its audit reports on our consolidated financial statements.

During the two fiscal years ended December 31, 2004 and 2003, and during the interim period up through March 1, 2006, there were (i) no disagreements between us and SLGG on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure and (ii) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B").

Effective March 1, 2006, we, upon the recommendation of management and our Board of Directors, engaged Corbin & Company, LLP as our independent registered public accounting firm to audit our consolidated financial statements. In the two fiscal years ended December 31, 2004 and 2003 and during the interim period from that date to March 1, 2006, NS8 did not consult Corbin & Company LLP on any matter.


                                   MANAGEMENT

Directors serve until the next annual meeting of the stockholders, until their successors are elected or appointed and qualified or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal. No family relationships exist between any of our present directors and officers. We do not currently have an audit committee and, as a result, no financial expert serving on an audit committee.

Our executive officers, directors and key employees, their positions and their ages at December 31, 2005 are as follows:

              Executive Officers,           Age                            Position
          Directors and Key Employees
         ----------------------------      -----                          -----------
Anthony Alda                                 37          Chairman of the Board of Directors, Chief Executive Officer,
                                                         President and Chief Technology Architect

Leslie J. Ames                               56          Senior Vice President, Legal Affairs, Secretary and Director

Brent R. Bysouth                             33          Chief Software Architect and Director

Ricardo Rosado                               38          Chief Financial Officer, Vice President of Product Management
                                                         and Director

Melanie Thomson                              29          Chief Operating Officer

Michael W. Waage                             57          Director

William Kunzweiler                           55          Director


Executive Officers and Directors

Anthony J. Alda is one of the founding principals of CanOnline, CMC and NS8 Corporation. From 1999 to 2002, Mr. Alda acted as head of business and product development. Mr. Alda currently devotes his full-time as the Chairman, President and Chief Executive Officer of NS8 Corporation and Chief Technology Architect of CanOnline and CMC. He is the principal business and technology architect of the Reelindie Global Network (RGN) (2001 to June 2003); principal creator of Security Protocol Integration (SPI) (designed in March 2000 and completed in September 2003); co-architect of NS8 (Non-Resident Software) designed in July 2002 and completed in June 2003; Morpheus Video on Demand EPG systems (November
2002); the Kaozz Entertainment Distribution Network launched in November 2003; and is co-architect of the NS8-DDN (Digital Distribution Network) Server Management and IPTV Distribution System (2004). Prior to CanOnline and NS8 Corporation, Mr. Alda managed his own management consulting firm from 1994 to 1998, and provided services to U.S. companies in the areas of management buyouts, corporate restructuring, and start-up business management.

Leslie J. Ames has served as Corporate Secretary to NS8 Corporation and its wholly-owned subsidiaries, CanOnline and CMC, since our inception. In March 2000, he was appointed to the Board of Directors of CanOnline, and to the position of Senior Vice President, Legal Affairs, and since December 18, 2003, Mr. Ames has also held those positions in NS8 Corporation. In June 2002, he accepted his appointment as General Legal Counsel to the CanOnline group of companies. Mr. Ames graduated from the University of British Columbia with a Bachelor of Arts Degree (BA) in May 1971 and received a Bachelor of Law Degree
(LLB) from the University of British Columbia in May 1978. Mr. Ames was a partner of the Vancouver, B.C. law firm of Liddle, Burns & Ames, Barristers & Solicitors, from 1989 until 1995. In 1995, he established Leslie J. Ames Law Corporation and has served as its President since that date.

Brent Bysouth is a founding principal and Director of CanOnline, and since December 18, 2003, he has also been a Director of NS8 Corporation. Mr. Bysouth continues to serve as a Director and President of our wholly-owned subsidiary CMC, where all technology and product development is conducted. Mr. Bysouth oversees sensitive research and development of core integration applications being deployed on all our products. Mr. Bysouth is the principal developer, inventor and co-architect of several intellectual properties, including AOCA (Automated Object Code Architecture), SPi Member Distribution Security process and the integrated (AS) converters (the database conversion-adaptation system underlying NS8). Mr. Bysouth has over 10 years of information technology, program-engineering and analytical business experience. During the past several years, Mr. Bysouth has participated in and managed programming contracts for large Canadian corporations such as The Loewen Group Inc. (1997-1999), GE Capital (1996-1998), and Chevron Canada Ltd. (1994-1995). His expertise is primarily in the areas of object-oriented analysis, architecture and programming, specification management, development and test administration, and relational database design and implementation. Mr. Bysouth attended the University of British Columbia (Department of Geography) from 1990 to 1995.

Ricardo Rosado is a founding principal and Director of CanOnline and since December 18, 2003 has also been a Director of NS8 Corporation, as well as Chief Financial Officer. Mr. Rosado served as our Chief Operating Officer from November 2003 to November 26, 2004 and on that date resigned as Chief Operating Officer as part of our reorganization of our executive officers and assumed the role of Vice President of Product Management in addition to his responsibility as Chief Financial Officer. Mr. Rosado initially joined CMC as Head of Product Design in November 2000.He has contributed to many of our intellectual property claims in the areas of virtual collaborative environments, graphic rendering and video filtering applications. In October 2002, Mr. Rosado accepted the position of Chief Compliance Officer of intellectual properties until November 2003, when he was named interim Chief Operating Officer and Chief Financial Officer of CanOnline. Mr. Rosado brought to us over twelve years of multimedia, film and television production and direction; commercial broadcasting and management expertise. Prior to CanOnline, Mr. Rosado was one of the original founders of Videocomunicacion y Servicios SCP (Videocom's), a renowned multimedia production company in the southeast of Mexico, where he also performed as Director/Producer and Head of Multimedia Development. Mr. Rosado graduated in 1991 with a Bachelor of Arts in Communications Science from University of Mayab in his native Merida, Yucatan, Mexico. From 1994 to 1996, Mr. Rosado pursued graduate studies obtaining his Master's degree in Strategic Marketing from the University of Mayab/Anahuac. He is currently a Ph.D. Candidate in the part-time program at the University of British Columbia.

Melanie Thomson was the Director of Operations and Human Resources for NS8 Corporation and its subsidiaries CanOnline and CMC from March 2003 until her appointment in December 2004 as Chief Operating Officer. Ms. Thomson is responsible for operations management, human resources functions, inter-departmental communication and coordination, establishment and enforcement of corporate policies/procedures, and coordination of all SEC filings. From December 2002 to March 2003, Ms. Thomson held the position of Operations and Human Resources Manager. In that position, Ms. Thomson was responsible for the organization and management of administrative and human resources activities of NS8Corp and its subsidiaries. From August 2000 to January 2002, Ms. Thomson worked with Novus Telecom Group, Inc. located in British Columbia in the Legal and Human Resources Departments and was a contributor to the growth of Novus from start up to operational maturity. Ms. Thomson completed a Human Resource Management Certificate at the British Columbia Institute of Technology (BCIT) in 2002 and is currently enrolled at Simon Fraser University working toward a degree in Integrated Liberal and Business Studies.

Michael J. Waage joined CanOnline in October 1999 as an adviser to the Board of Directors to contribute to the areas of management development, sales and strategic partnerships. On March 15, 2000, Mr. Waage was appointed to the Board of Directors of CanOnline and served in this capacity until January 10, 2005. On December 18, 2003, Mr. Waage was appointed a Director of NS8 Corporation and continues to serve in this role. Since 1995, Mr. Waage has been the president of his own firm that provides consulting services in areas of mergers, acquisitions, corporate reorganizations and management consulting throughout the United States. He also served in a senior business development position of Advanced Technology Development for Honeywell from the period of 1987 to 1994. At Honeywell, he continued to provide service with respect to sensitive technology development for the United States Department of Defense and was awarded the Honeywell Top Performers Award in 1989. Prior to his business career, Mr. Waage served in the United States Air Force as a Senior Command Instructor and as a fighter pilot for the Air National Guard. Mr. Waage retired from the Air Force in 1995 as a Lieutenant Colonel, and received the Distinguished Meritorious Service Award in 1991. He was awarded a Masters

Certificate of Jet Flight Instruction and has been a member in good standing with the United States Chamber of Commerce, Association of Old Crows (Electronic Warfare), American Institute of Aeronautics and Astronautics and U.S. Air Force Reserve Officers Association (past President). He has also been a member of the Alumni Board of Directors of Evangel University, where he received a Bachelor of Science degree in Mathematics & Physics (1970). Mr. Waage also holds a Masters Degree (equivalent) from the U.S. Air Force (Management, Leadership, and Aviation-Aeronautics) (1990).

William Kunzweiler was appointed to the Board of Directors of the Company in August 2005. For the past five years, Mr. Kunzweiler has been involved in land development in Whistler, B.C. Canada. He holds a B.Sc. in Engineering from the University of Notre Dame.


Code of Ethics


On December 23, 2004, our Board of Directors adopted a Code of Ethics for all directors, officers and employees of our Company. You may obtain a copy of our Code of Ethics on our website, www.NS8corp.net. We do not incorporate by reference any information from our website into this report.


Executive Compensation


The following table sets forth certain information concerning the compensation paid to Anthony Alda, our current CEO, and the six other most highly compensated executive officers who earned at least $100,000 during the periods described below:

                                          Annual Compensation                      Long Term Compensation
                                     ---------------------------    ---------------------------------------------------
                                                                              Awards                     Payout
                                                                    --------------------------  -----------------------
Name & Principal           Year       Salary     Other    Annual        Stock       Underlying       LTIP        All
   Position               Ending                          Bonus     Compensation     Awards     Options/SARs    Others
                          Dec. 31,
-----------------        ---------   --------    ------   ------    ------------    ----------  ------------    -------
                                        $          $         $            $             $             $           $

Peter Hogendoorn(1)(4)     2005       24,533       --        --           --            --            --           --
President & CEO            2004      153,241       --        --         300,000         --            --           --
                           2003      191,964       --        --       1,000,000         --            --           --

Anthony Alda(3)(4)         2005      207,853       --        --           --            --            --           --
Chairman of the Board      2004      256,562       --        --         370,000         --            --           --
Of Directors               2003      222,718       --        --       7,720,000         --            --           --

Leslie J. Ames(4)          2005      120,440       --        --            --           --            --           --
Senior Vice President      2004      209,186       --        --         400,000         --            --           --
Legal Affairs              2003      200,413       --        --       1,250,000         --            --           --

Brent Bysouth(2)(3)        2005      105,214       --        --            --           --            --           --
Co-Founder                 2004      182,111       --        --         350,000         --            --           --
Chief Software Architect   2003      179,362       --        --       1,150,000         --            --           --

Ricardo Rosado             2005       92,361       --        --            --           --            --           --
CFO                        2004      173,022       --        --         350,000         --            --           --
VP Product Design          2003      168,643       --        --       1,050,000         --            --           --

Melanie Thomson            2005       88,960       --        --         105,000         --            --           --
COO                        2004                    --        --         275,000         --            --           --
                           2003                    --        --            --           --            --           --

Thomas Routt               2005       30,000       --        --            --           --            --           --
President and              2004      166,385       --        --       2,000,000         --            --           --
Co-Chief Architect         2003                    --        --            --           --            --           --

Marc Strauch               2005       26,041       --        --         525,000         --            --           --
Chief Marketing            2004      104,167       --        --      1,500,000(5)       --            --           --
Officer                    2003                    --        --            --           --            --           --


(1) Mr. Hogendoorn served as the Company's President through January 2004 and as CEO through June 2004. Mr. Alda was appointed CEO on July 15, 2004.

(2) Includes amounts paid to Mr. Bysouth's wholly owned company, Phoenix Management Consulting Group Inc.

(3) Phoenix Management Consulting Group Inc., a British Columbia, Canada corporation ("Phoenix"), holds options to purchase 1,750,000 shares of the Company. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

(4) Annual salary figures include wages accrued but not paid under management agreements for Anthony Alda, Brent Bysouth, Ricardo Rosado, Leslie Ames and Peter Hogendoorn.

(5) These options were forfeited voluntarily upon Mr. Strauch's resignation on February 18, 2005.

2001 Stock Option Plan

We adopted our 2001 stock option plan on June 29, 2001. The Plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "non-statutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for non-statutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of non-statutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to non-statutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such non-statutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.


2004 Stock Option Plan


We adopted our 2004 Stock Option Plan on February 4, 2004. The Plan provides for the grant of "non-statutory stock options." The total number of shares of common stock reserved for issuance under the Plan is 30,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. In March of 2005, the 2004 Stock Option Plan was amended to clarify the continuous employment requirements of the vesting schedule of the Company's stock options and to provide for a standardized stock option exercise form to be used by optionees wishing to exercise vested stock options.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted to each of the executives named in the summary compensation table for the fiscal year ended December 31, 2005:

                                                  Percentage of Total
                            Number of Shares     of Options Granted to
                           Underlying Options       Employees During       Exercise Price Per
          Name                   Granted              Fiscal Year              Share               Expiration Date
          ----                   -------              -----------           ----------------       ---------------
    Melanie Thomson              105,000                   1%                    $0.07              April 7, 2010



                        Shares      Value Realized     Number of Shares Underlying      Value of Unexercised In the
                      Acquired on                     Unexercised Options at Fiscal       Money Options at Fiscal
      Name             Exercise                                 Year-End                        Year-End(1)
----------------      -----------   --------------   ------------------------------   -----------------------------
                                                                         Not                               Not
                                                      Exercisable    Exercisable      Exercisable      Exercisable
                                                     -------------   --------------   -----------      ------------
Anthony Alda                                         7,720,000(2)     370,000          $ 115,800           $ 0
Leslie J. Ames                                       1,250,000        400,000          $  18,750           $ 0
Brent Bysouth                                        1,150,000(2)     350,000          $  17,250           $ 0
Ricardo Rosado                                       1,050,000        350,000          $  15,750           $ 0
Melanie Thomson                                        207,502        172,498          $       0           $ 0

(1) Based on the December 31, 2005, closing bid price for our common stock of $0.05 per share.

(2) Phoenix Management Consulting Group Inc., a British Columbia, Canada corporation ("Phoenix"), holds options to purchase 1,750,000 of our shares. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

Director Compensation and Committees

We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings.

We do not have an audit committee. Accordingly, we have not designated any director as an "audit committee financial expert", as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.


Executive Compensation Policies


Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The Board of Directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives' compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

During 2004, the Board of Directors created a Compensation Committee to formulate control policies with respect to the qualification and treatment of cash, benefits and securities compensation for all of our employment agreements and consulting agreements. The Compensation Committee created the compensation guidelines for its executive officers. The Compensation Committee is comprised of up to five people who oversee all matters with respect to compensation including the review and evaluation of the conduct and performance of our top executives for the purpose of assessing their merits and making recommendations as to their respective compensation. Currently, our Compensation Committee consists of Melanie Thomson, Ricardo Rosado, Les Ames and Anthony Alda.

Employment Agreements with Executive Officers

NS8Corp has executed employment agreements with its top five executive officers. Below is a summary of the major terms of these employment agreements.

Anthony Alda, signed an employment agreement with Canonline Media Corporation ("CMC") to act as its Chief Research & Development Officer. The agreement does not have a termination date. The major terms are as follows: base salary of $84,000 CAD per year and a monthly personal expense account of $2,000 CAD. On November 1, 2005, Mr. Alda elected to waive his monthly personal expense account as part of the restructuring of the Company. On May 24, 2002, Mr. Alda signed an employment agreement with CanOnline Global Media, Inc. ("CGMI") to serve in the roles of Chief Technology Architect, Chairman of the Board of Directors, President and Chief Executive Officer. The agreement was assumed by the Company on December 18, 2003 when CGMI became a subsidiary of the Company. Mr. Alda continues to act as Chief Technology Officer and a director of CGMI. The agreement does not have a termination date. The major terms are as follows: base salary $150,000 USD per year; monthly car allowance and expenses of approximately $1,225 USD; monthly personal expense account of $2,000 USD; annual vacation travel expense of $6,000 USD; relocation fees of $9,500 USD per month, if necessary. This agreement was voluntarily terminated on February 1, 2005. Mr. Alda continued to receive only his salary and monthly expenses while serving as President and Chief Executive Officer of the Company while a new management agreement was negotiated between Mr. Alda and the Board of Directors. On November 1, 2005, Mr. Alda elected to have his salary reduced to $90,000 USD per year and he also agreed to waive his monthly personal expense account as part of the restructuring of the Company. On November 30, 2005, the Board of Directors agreed to a two year employment agreement effective December 1, 2005, with Mr. Alda to continue to act as the Company's Chairman, Chief Technology Architect, President and Chief Executive Officer. This agreement provides for a salary of $150,000 USD per year and personal expenses of $2,000 USD per month, annual paid vacation of four weeks per year, and relocation fees, if necessary, at an amount to then be determined. The full salary and expense terms of this agreement will not take effect until the Company has sufficient funding to service those terms according to the agreement. The agreement automatically renews for an additional two years unless the Board determines otherwise or Mr. Alda resigns.

Brent Richard Bysouth signed an employment agreement with CanOnline Media Corp ("CMC") on December 1, 2004 to serve as its Chief Software Architect, President and a director. The agreement does not have a termination date. The major terms are as follows: base salary $105,000 CAD per year, monthly car allowance and expense of approximately $750 CAD, monthly personal expense account of $3,000 CAD, and an annual vacation allotment of 20 days. This agreement replaced the agreement Mr. Bysouth previously had with NS8 Corporation. On November 1, 2005, Mr. Bysouth elected to have his salary reduced to $94,500 CAD per year. Mr. Bysouth also elected to have all personal expenses under his current agreement waived as part of the capital restructuring of the Company.

Leslie J. Ames, Senior Vice President, Legal Affairs, Secretary and a director, signed an employment agreement with CanOnline Media Corp. on November 1, 2004. The agreement does not have a termination date. The major terms are as follows: base salary $125,000 CAD per year, monthly car allowance and expense of approximately $750 CAD, monthly personal expense account of $3,000 CAD, and annual vacation allotment of 20 days. This agreement replaced the agreement Mr. Ames previously had with NS8 Corporation. On November 1, 2005, Mr. Ames elected to have his salary reduced to $96,249 CAD per year. Mr. Ames also elected to have all personal expenses under his current agreement waived as part of the capital restructuring of the Company.

Ricardo Rosado, Chief Financial Officer, Vice President, Project Management and a director, signed an employment agreement with CanOnline Media Corp on December 1, 2004. The agreement does not have a termination date. The major terms are as follows: base salary $95,000 CAD per year, monthly car allowance and expense of approximately $750 CAD, monthly personal expense account of $2,000 CAD, and annual vacation allotment of 20 days. This agreement replaced the agreement Mr. Rosado previously had with NS8 Corporation. Mr. Rosado also elected to have all personal expenses under his current agreement waived as part of the capital restructuring of the Company.

Melanie Thomson, Chief Operating Officer, signed an employment agreement with CanOnline Media Corporation on November 26, 2004. The agreement does not have a termination date. The major terms are as follows: base salary of $84,000 CAD per year, monthly car allowance and expense of approximately $750 CAD, monthly personal expense account of $2,000 CAD, and an annual vacation allotment of 20 days. This agreement replaced the agreement Ms. Thomson previously had with NS8 Corporation. On November 1, 2005, Ms. Thomson also elected to have all personal expenses under her current agreement waived as part of the capital restructuring of the Company.

Peter Hogendoorn, our former CEO and President, signed an employment agreement with NS8Corp on January 15, 2003. In June 2004, the employment agreement was terminated and Mr. Hogendoorn became a consultant to the Company.

Dr. Thomas Routt resigned as Chief Scientist of NS8 Corporation effective January 21, 2005. As a consequence of Dr. Routt's resignation, his basic salary was paid until February 28, 2005 for a total of $22,500 USD, and benefit coverage was provided until March 31, 2005. Dr. Routt retained his 2,000,000 stock options for the full term as specified in his Stock Option Agreement.

Michael Waage resigned as Senior Vice President, Global Sales and Marketing of NS8 Corporation effective January 10, 2005. As a consequence of Mr. Waage's resignation, his basic salary was paid up until March 15, 2005 for a total of $16,250 USD, and benefit coverage was provided until March 31, 2005. In addition, Mr. Waage received options to purchase 97,500 shares of our common stock at an exercise price of $0.20 for a period of five years and retains the options granted to him as a director of the Company.

Marc Strauch resigned as Chief Marketing Executive of NS8 Corporation effective February 18, 2005. As a consequence of Mr. Strauch's resignation, the company agreed to pay one month of severance totaling $10,416.66 USD and continuation of employee benefits until March 31, 2005. In addition, Mr. Strauch voluntarily forfeited 1,500,000 stock options previously granted to him and in return was granted options to purchase 525,000 shares of our common stock at an exercise price of $0.22 for a period of five years.

William Kunzweiler entered into an Advisory Services Agreement with the Company effective April 14, 2005, expiring on April 14, 2007. For his services, Mr. Kunzweiler was granted 4,500,000 stock options exercisable to purchase common shares of the Company for a period of five years at $0.09 per share, vesting upon the date of grant. Mr. Kunzweiler was subsequently appointed to our Board of Directors on August 22, 2005.


                                LEGAL PROCEEDINGS


On February 10, 2005, we entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which we were granted an option to purchase 100% of all equity, membership and ownership interests in ezTel for $1,500,000. ezTel and its subsidiaries provide discount long-distance telephone services and wireless broadband Internet services. On July 30, 2002, ezTel and several of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code. EzTel's bankruptcy proceeding is ongoing. The option to acquire ezTel was exercisable at our sole discretion, subject to confirmation of the Option Agreement by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order.

As consideration for the Option Agreement, we advanced a $200,000 term loan due August 1, 2005 to Long Distance Billing Services, Inc. ("LDBS"), a wholly-owned subsidiary of ezTel. If we had chosen to acquire ezTel, ezTel was to first repay to us the amount of the term loan to LDBS plus all accrued interest. On February 22, 2005, LDBS filed for protection under Chapter 11 of the Bankruptcy Code. LDBS's bankruptcy proceeding is ongoing. Accordingly, we will not be exercising our option to acquire ezTel pursuant to the Option Agreement. Subsequently, we did receive payments from LDBS from our cash collateral. From October 2005 to December 2005, we received payments in the amount of $150,000 from LDBS, and in February 2006, we received a payment of $25,000 from a third-party in consideration of the assignment of our security interest in LDBS. Therefore, we are no longer entitled to receive any future payments from LDBS.


We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us nor are we aware of any proceeding that a government agency is contemplating initiating against us.


                             PRINCIPAL STOCKHOLDERS

The following table presents information known to us, as of March 31, 2006, relating to the beneficial ownership of common stock by:

       o each person who is known by us to be the beneficial holder of more than 5% of our outstanding common stock;

       o  each of our named executive officers, directors and key employees; and

       o  our directors and executive officers as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is care of CMC, 200-1311 Howe Street, Vancouver, British Columbia, Canada V6Z 2P3.

Percentage ownership in the following table is based on 110,383,590 shares of common stock outstanding as of March 31, 2006. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from March 31, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

                                                                 OPTIONS
                                           BASIC                 VESTED                                PERCENT
            NAME                           OUTSTANDING          (UNEXERCISED)      TOTAL              OF CLASS
            --------------------------     -----------           -------------    -----------       --------------
            Brent Richard Bysouth(1)       11,903,105            1,325,002        13,228,107            10.4%
            --------------------------     -----------           -------------    -----------           --------
            Anthony J. Alda(2)             9,748,300             7,905,002        17,653,302            13.9%
            --------------------------     -----------           -------------    -----------           --------
            Leslie J. Ames(3)              3,060,000             1,450,002        4,510,002             3.7%
            --------------------------     -----------           -------------    -----------           --------
            William Kunzweiler             1,117,512             4,500,000        5,617,512             4.4%
            --------------------------     -----------           -------------    -----------           --------
            Ricardo Rosado                 2,545,667             1,225,002        3,770,669             3.1%
            --------------------------     -----------           -------------    -----------           -------
            Michael Waage                  1,350,000             700,000          2,050,000             1.7%
            --------------------------     -----------           -------------    -----------           -------
            Melanie Thomson                425,000               172,498          597,498               .6%
            --------------------------     -----------           -------------    -----------           -------
            Total of all Executive
            Officers and Directors as
            a Group (7 persons)            30,149,584            17,277,506       47,427,090            37.8%
            --------------------------     -------------         -------------    -----------          -------

(1) Phoenix Management Consulting Group Inc., a British Columbia, Canada corporation ("Phoenix"), owns 8,279,125 shares, and options to purchase 1,750,000 shares, of Registrant. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised, currently Mr. Alda has voting control over 6,623,300 Registrant shares held by Phoenix, which is 80% of the 8,279,125 Registrant shares held by Phoenix. Additionally, Mr. Alda has an option to purchase 1,400,000 options held by Phoenix to purchase 1,750,000 shares of Registrant's shares, which is 80% of the options held by Phoenix. Mr. Bysouth has voting control over 1,655,825 Registrant shares held by Phoenix, which is 20% of the 8,279,125 Registrant shares held by Phoenix. Mr. Bysouth also owns 10,247,280 shares of Registrant directly.


(2) In addition to having voting control over 6,623,300 shares held by Phoenix, and the option to purchase 1,400,000 options held by Phoenix, Anthony J. Alda also has voting control over the following shares: 850,000 shares held by Anthony J. Alda in Trust for Brittany Billingsley; 525,000 shares held by Pat & Lutz Alda; 175,000 shares held by Tamara Billingsley; and 450,000 shares held by Euro Partners, Ltd. Mr. Alda also owns 1,125,000 shares of Registrant directly.



(3)      This includes 2,760,000 shares held by Leslie J. Ames Law Corporation.


       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS


We adopted our 2001 Stock Option Plan on June 29, 2001 authorizing 5,000,000 shares under the plan. We have not issued any options or rights under this plan.


We adopted our 2004 Stock Option Plan in February 2004, authorizing 30,000,000 shares under the plan. During 2005, we issued 4,867,875 options to purchase common shares under the plan to certain of our employees and consultants. None of these options have been exercised and 2,973,750 have been cancelled as a result of employment terminations. The balance of the options outstanding as of December 31, 2005 is 16,551,625 options under the 2004 Stock Option Plan and 14,886,702 options outside of the 2004 Stock Option Plan.


The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2005.


                                                                                                      NUMBER OF
                                                                                                      SECURITIES
                                                                                                      REMAINING
                                                                                                      AVAILABLE FOR
                                                  NUMBER OF                                           FUTURE ISSUANCE
                                                  SECURITIES TO                                       UNDER EQUITY
                                                  BE ISSUED UPON            WEIGHTED-AVERAGE          COMPENSATION
                                                  EXERCISE OF               EXERCISE PRICE            PLANS
                                                  OUTSTANDING               OF OUTSTANDING            (EXCLUDING
                                                  OPTIONS,                  OPTIONS,                  SECURITIES
                                                  WARRANTS AND              WARRANTS AND              REFLECTED IN
                                                  RIGHTS                    RIGHTS                    COLUMN (A))
                                                    (A)                       (B)                        (C)
     Equity compensation plans
     approved by security holders(1)             16,551,625                 $0.38                     13,448,375

     Equity compensation plans not
     approved by security holders                47,598,703                 $0.18                     N/A
                                                 ---------------            ---------------           ---
     TOTAL                                       64,150,328                 $0.20                     13,448,375
                                                 ===============            ===============           ================

(1) Includes the Company's 2001 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with William Kunzweiler

On May 13, 2005, a loan was received from William Kunzweiler, a director of ours, for $150,000. The loan was initially due on November 15, 2005 and bore interest at the rate of 7% per annum, but on December 13, 2005, the loan plus accrued interest was fully paid to William Kunzweiler.

On May 27, 2005, a loan was received for $125,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due November 27, 2005. During the year $40,000 was repaid on the note.

On July 15, 2005, a loan was received for $125,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due January 15, 2006.

On July 29, 2005, a loan was received for $83,333. The note earns interest at 7% per annum, and the principal and any unpaid interest is due January 29, 2006.

On August 16, 2005, the Company entered into a promissory note agreement for gross proceeds of $65,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due January 29, 2006.

Transactions with Martin Calvert

In May 2004, a loan was received from Martin Calvert, then a director of the Company, for $95,000. The loan was due on May 13, 2005 and bore interest at the rate of 8% per annum. On June 1, 2004, the loan plus accrued interest was fully repaid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Martin Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. The warrants remain unexercised and have an exercise price of $0.61 per share.

On October 15, 2005, Martin Calvert, then a director of ours, loaned us $25,000. The loan is due on demand and bears interest at the rate of 7% per annum.


    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                               STOCKHOLDER MATTERS

Our common stock began trading on the NASD Over-the Counter Bulletin Board ("OTCBB") on June 7, 2002 under the symbol "DLVN". Prior to June 7, 2002, there was no public trading market on which our common stock was traded. On December 22, 2003, our symbol changed to "NSEO" in connection with our name change from Delivery Now Corp. to NS8 Corporation. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of our common stock as reported on the OTCBB. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Year Ending December 31, 2004                High Bid                 Low Bid
-----------------------------               -----------             -----------
First Quarter                               $      1.70             $      1.04
Second Quarter                              $      1.38             $       .97
Third Quarter                               $      1.10             $       .83
Fourth Quarter                              $      1.14             $       .46

Year Ending December 31, 2005                High Bid                 Low Bid
-----------------------------               -----------             -----------
First Quarter                               $      0.46             $       .09
Second Quarter                              $      0.38             $       .07
Third Quarter                               $      0.21             $       .10
Fourth Quarter                              $      0.11             $       .04

Year Ending December 31, 2006                High Bid                 Low Bid
-----------------------------               -----------             -----------
First Quarter                               $      0.21             $       .05
Second Quarter (through June 6, 2006)       $      0.16             $       .09



Holders


On June 6, 2006, the closing price for our common stock was $0.135. There are approximately 123 record holders of NS8 common equity and 20 holders of unconverted CGMI common equity as of March 31, 2006.

Options and Warrants


There are outstanding options and warrants to purchase a total of 64,114,161 shares of our common equity as of March 31, 2006.


Equity Compensation Plans


On June 29, 2001, we adopted the 2001 Stock Option Plan. On February 4, 2004, we adopted the 2004 NS8 Corporation Employee Stock Option Plan. The Plan was amended in March, 2005. We do not have any other equity compensation plans as of May 31, 2006.


Shares Eligible for Future Sales


As of May 16, 2006, we had issued 103,282,868 shares of our common stock and there were 7,100,722 unexchanged CGMI shares. Of these shares, 56,626,815 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. As of May 16, 2006, non-affiliates hold 24,197,191 shares of our restricted common stock and affiliates hold 29,559,584 shares of our restricted common stock. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

So long as any portion of the convertible debentures are outstanding, if we intend to raise additional capital by the issuance or sale of capital stock, we are obligated to offer the selling stockholder such issuance or sale of capital stock, prior to offering such issuance of sale of capital stock to any third parties. The selling stockholder shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.


Dividends


As of the date of this report, no cash dividends have been declared on our common stock. We presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock. In addition, the debentures we issued to Cornell Capital Partners prohibit the payment of dividends on our common stock without the prior written consent of the secured party to those debentures.


                            DESCRIPTION OF SECURITIES
General


On December 9, 2005 a Certificate of Amendment of Articles was filed with the Secretary of State for the State of Delaware increasing the Company's authorized share capital from 500,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share to 750,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share. As of December 31, 2005, there were 109,951,996 outstanding shares of common stock of NS8 Corporation and 7,100,722 shares of unconverted CGMI stock. None of the shares of the preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, please refer to our Articles of Incorporation and By-Laws and the Delaware statutes.

Common Stock


Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by our Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. As a result, the payment of dividends on the common stock is unlikely in the foreseeable future.


Preferred Stock


We are authorized to issue 5,000,000 shares of $0.0001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by our Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.


Limitation of Liability: Indemnification


Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as one of our directors or officers Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, as a result, unenforceable.


Authorized and Unissued Stock


The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.


                                     EXPERTS


The consolidated financial statements for the year ended December 31, 2005 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Corbin & Company, LLP, our independent registered public accounting firm, as stated in their report appearing with the consolidated financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2004 included in this prospectus, and incorporated by reference in the Registration

Statement, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, as stated in their report appearing with the consolidated financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 TRANSFER AGENT

The transfer agent for our common stock is Continental Stock Transfer & Trust, Inc. Its address is 17 Battery Pl., 8th Fl. New York, NY 10004, and its telephone number is (212) 845-3212.


                                  LEGAL MATTERS


McGuireWoods, LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby.


                           HOW TO GET MORE INFORMATION


We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement, we were subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as us which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

FINANCIAL STATEMENTS

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM             F-2  - F-3

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet for the year ended December 31, 2005             F-4

Consolidated Statements of Operations for the years ended
December 31, 2005 and 2004 and for the period ended
June 18, 1999 (Inception) to December 31, 2005                              F-5

Consolidated  Statements of Comprehensive  Loss for the years ended
December 31, 2005 and 2004 and for the period ended June 18, 1999
(Inception) to December 31, 2005                                            F-6

Consolidated Statements of Shareholders' Equity (Deficit)
for the years ended December 31, 2005 and 2004 and for the
period ended June 18, 1999 (Inception) to December 31, 2005          F-7  - F-8

Consolidated  Statements of Cash Flows for the years ended
December 31, 2005 and 2004 and for the period ended June 18, 1999
(Inception) to December 31, 2005                                     F-9  - F-10

Notes to Consolidated Financial Statements (audited)                 F-11 - F-29

Consolidated Balance Sheets as of March 31, 2006 (unaudited)                F-30

Consolidated Statements of Operations for the three months
ended March 31, 2006 and March 31, 2005 (unaudited)                         F-31

Consolidated  Statements  of  Comprehensive  Income  (Loss) for
the three months ended March 31,  2006 and March 31, 2005 and for
the period  ended June 18, 1999 (Inception) to March 31, 2006(unaudited)    F-32

Consolidated  Statements of Cash Flows for the three months ended
March 31, 2006 and March 31, 2005 and for the period ended
June 18, 1999 (Inception) to March 31, 2006                          F-32 - F-33

Notes to Consolidated Financial Statements (unaudited)               F-34 - F-44

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
    NS8 Corporation


We have audited the accompanying consolidated balance sheet of NS8 Corporation and subsidiaries (a development stage company) (the "Company") as of December 31, 2005, and the related consolidated statements of operations, comprehensive loss, shareholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We did not audit the cumulative data from June 18, 1999 (inception) to December 31, 2004 in the consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows, which were audited by other auditors whose report dated March 31, 2005, except for Note 13 as to which the date is April 14,2006, which expressed an unqualified opinion (the report was modified related to the uncertainty of the Company's ability to continue as a going concern) have been furnished to us. Our opinion, insofar as it relates to the amounts included for the cumulative period from June 18, 1999 (inception) to December 31, 2004 is based solely on the reports of the other auditors.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NS8 Corporation and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 2, the Company has suffered recurring losses from operations since inception and has a deficit accumulated during the development stage at December 31, 2005. These items, among other matters, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.



                                            /S/ CORBIN & COMPANY, LLP

Irvine, California
April 13, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     To the Board of Directors
     NS8 Corporation

     We have audited the related consolidated statement of operations, comprehensive loss, shareholders' equity (deficit) and cash flows for the year ended December 31, 2004 (restated), and the period from June 18, 1999 (inception) to December 31, 2004 (restated) of NS8 Corporation and subsidiaries (a developmental stage company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for year ended December 31, 2004 (restated), and the period from June 18, 1999 (inception) to December 31, 2004 (restated) of
     NS8 Corporation and subsidiaries (a developmental stage company), in conformity with U.S. generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
     Note 2 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 13, the Company has restated its financial statements as of December 31, 2004 related to the reclassification of certain derivative liabilities and the subsequent change in the fair value of these derivative liabilities. We audited the adjustments necessary for these restatements. In our opinion, such adjustments are appropriate and have been properly applied.


     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

     Los Angeles, California
     March 31, 2005, except for Note 13
         as to which the date is April 14, 2006

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                                               December 31, 2005
--------------------------------------------------------------------------------

   ASSETS

Current assets
     Cash and cash equivalents                                 $      8,836
     Note receivable,net of allowance                                25,000
     Prepaid expenses and other current assets                       99,770
                                                               ------------

         Total current assets                                       133,606

Property and equipment, net                                         209,461
Other assets                                                          8,230
                                                               ------------

                 Total assets                                  $    351,297
                                                               ============

               LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
     Accounts payable and accrued expenses                     $    658,900
     Accrued payroll and related expenses                         1,625,078
     Capital lease obligations                                        5,334
     Notes payable                                                  500,000
     Notes payable - shareholders                                 1,710,366
                                                               ------------

         Total current liabilities                                4,499,678

Convertible debentures, net of debt
  discount of $1,584,958                                          2,253,572
Derivative liability                                              3,312,746
                                                               ------------
             Total liabilities                                   10,065,996
                                                               ------------

Commitments and contingencies

Shareholders' deficit
     Preferred stock, $0.0001 par value;
         5,000,000 shares authorized
         no shares issued and outstanding                              --
     Common stock, $0.0001 par value;
         750,000,000 shares authorized
         110,383,590 shares issued and outstanding                   11,038
     Additional paid-in capital                                   8,483,120
     Accumulated other comprehensive loss                           (53,339)
     Deficit accumulated during the development stage           (18,155,518)
                                                               ------------

             Total shareholders' deficit                         (9,714,699)
                                                               ------------

                 Total liabilities and shareholders' deficit   $    351,297
                                                               ============


     See  report  of  independent   registered   public   accounting   firm  and
     accompanying notes to these consolidated financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                  For the Years Ended December 31, 2005 and 2004
                                                                             and
                                   for the Period from June 18, 1999 (Inception)
                                                            to December 31, 2005

--------------------------------------------------------------------------------

                                                                                           For the
                                                                                         Period from
                                                              For the Year Ended        June 18, 1999
                                                                  December 31,          (Inception) to
                                                              ------------------         December 31,
                                                                             2004
                                                             2005         (Restated)         2005
                                                         ------------    ------------    ------------
Operating expenses
     Research and development                            $    785,012    $  1,079,824    $  3,463,908
     General and administrative                             6,982,118       8,323,294      19,192,392
                                                         ------------    ------------    ------------

         Total operating expenses                           7,767,130       9,403,118      22,656,300
                                                         ------------    ------------    ------------

Loss from operations                                       (7,767,130)     (9,403,118)    (22,656,300)
                                                         ------------    ------------    ------------

Other (expense) income
     Other (expense) income                                   (30,256)        (19,733)         25,933
     Interest expense                                        (688,855)       (359,069)     (1,112,883)
     Loss on extinguishment of debt                        (2,250,000)           --        (2,250,000)
     Change in fair value of derivative liability           4,148,850       3,688,882       7,837,732
                                                         ------------    ------------    ------------

         Total other income, net                            1,179,739       3,310,080       4,500,782
                                                         ------------    ------------    ------------

Net loss                                                 $ (6,587,391)   $ (6,093,038)   $ 18,155,518
                                                         ============    ============    ============

Basic and diluted loss per share                         $      (0.07)   $      (0.07)
                                                         ============    ============

Weighted-average shares outstanding -
     basic and diluted                                     99,600,665      88,208,761
                                                         ============    ============

     See  report  of  independent   registered   public   accounting   firm  and
     accompanying notes to these consolidated financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                              For the Years Ended December 31, 2005 and 2004 and
              for the Period from June 18, 1999 (Inception) to December 31, 2005

--------------------------------------------------------------------------------

                                                                          For the
                                                                        Period from
                                            For the Year Ended         June 18, 1999
                                                December 31,          (Inception) to
                                            ------------------          December 31,
                                                          2004
                                           2005         (Restated)          2005
                                        ------------    ------------    ------------
Net loss                                $ (6,587,391)   $ (6,093,038)   $(18,155,518)

Other comprehensive loss
     Foreign currency exchange losses         (9,078)         (9,001)        (53,339)
                                        ------------    ------------    ------------

Comprehensive loss                      $ (6,596,469)   $ (6,102,039)   $(18,208,857)
                                        ============    ============    ============


     See  report  of  independent   registered   public   accounting   firm  and
     accompanying notes to these consolidated financial statements.

                                                                                                                     NS8 CORPORATION
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                                  For the Period from June 18, 1999 (inception) to December 31, 2005

------------------------------------------------------------------------------------------------------------------------------------

                                                                                           Accumulated     Deficit
                                                                                              Other       Accumulated
                                           Common Stock       Additional                   Comprehensive    in the
                                           ------------        Paid-In      Deferred         Income       Development
                                  Shares         Amount        Capital     Compensation      (Loss)         Stage          Total
                               ------------   ------------   ------------  ------------   ------------   ------------   ------------
Balance, June 18, 1999                --     $       --     $       --    $       --     $       --     $       --     $       --
   (inception)
Issuance of shares for cash      4,130,000            413          5,203          --             --             --            5,616
Conversion of debt to
  common stock                  29,281,406          2,928         36,885          --             --             --           39,813
Net loss                              --             --             --            --             --          (31,905)       (31,905)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 1999      33,411,406          3,341         42,088          --             --          (31,905)        13,524
Exercise of stock options        2,000,000            200           (200)         --             --             --             --
Options granted for services          --             --            3,400          --             --            --             3,400
Issuance of shares
  for services                      20,000              2          1,018          --             --             --            1,020
Issuance of shares for cash      3,239,112            324        283,815          --             --             --          284,139
Issuance of shares
  for offering costs               150,000             15         22,485          --             --             --           22,500
Offering costs                        --             --          (33,242)         --             --             --          (33,242)
Foreign exchange
  translation                         --             --             --            --             (681)          --             (681)
Net loss                              --             --             --            --             --         (232,829)      (232,829)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2000      38,820,518   $      3,882   $    319,364  $       --     $       (681)  $   (264,734)  $     57,831
Conversion of debt to
  common stock                      35,667              4          5,346          --             --             --            5,350
Exercise of options                450,000             45            (45)         --             --             --             --
Issuance of shares
  for service                       50,000              5            195          --             --             --              200
Buy-back of shares              (1,025,000)          (103)        (2,559)         --             --             --           (2,662)
Foreign exchange
  translation                         --             --             --            --            5,873           --            5,873
Net loss                              --             --             --            --             --         (391,930)      (391,930)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2001      38,331,185   $      3,833   $    322,301  $       --     $      5,192   $   (656,664)  $   (325,338)
Conversion of debt to
  common stock                   7,923,448            793        151,507          --             --             --          152,300
Issuance of shares for
  employee compensation          2,310,000            231         80,619       (56,000)          --             --           24,850
Cancellation of shares          (1,000,000)          (100)           100          --             --             --             --
Foreign exchange
  translation                         --             --             --            --           (2,518)          --           (2,518)
Net loss                              --             --             --            --             --         (893,031)      (893,031)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2002      47,564,633   $      4,757   $    554,527  $    (56,000)  $      2,674   $ (1,549,695)  $ (1,043,737)
Conversion of debt              12,385,714          1,239        684,782          --             --             --          686,021
Issuance of shares for cash      4,833,334            483      2,444,517          --             --             --        2,445,000
Issuance of shares for
  employee compensation          3,720,000            372        947,933        56,000           --             --        1,004,305
Issuance of shares
  for services                     500,000             50         17,450          --             --             --           17,500
Issuance of shares to
  pre-reverse merger
  shareholders                  15,250,000          1,525         (1,525)         --             --             --             --
Foreign exchange translation          --             --             --            --          (37,934)          --          (37,934)
Net loss                              --             --             --            --             --       (3,925,394)    (3,925,394)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------


                                      F-7

Balance, December 31, 2003      84,253,681   $      8,426   $  4,647,684  $       --     $    (35,260)  $ (5,475,089)  $   (854,239)
Issuance of shares for cash        597,544             60        399,940          --             --             --          400,000
Issuance of shares for
  employee compensation               --             --             --            --             --             --             --
Issuance of shares for
   services                        525,170             52        546,947          --             --             --          546,999
Issuance of shares for
   offering costs                  934,580             93            (93)         --             --             --             --
Offering costs                        --             --          (21,000)         --             --             --          (21,000)
Compensation charge for
  warrants issued "in the
  money" to non-employees             --             --           20,000          --             --             --           20,000
Compensation charge for
  stock options issued "in
  the money" to employees             --             --          110,100          --             --             --          110,100
Foreign exchange
  translation                         --             --             (206)         --           (9,001)          --           (9,207)
Net loss (Restated)                   --             --             --            --             --       (6,093,038)    (6,093,038)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2004
  (Restated)                    86,310,975   $      8,631   $  5,703,372  $       --     $    (44,261)  $(11,568,127)  $ (5,900,385)
Issuance of shares for cash      6,451,704            645        669,753          --             --             --          670,398
Issuance of shares for
  conversion of promissory
  notes                          8,940,724            894      1,399,106          --             --             --        1,400,000
Issuance of shares for
  conversion of convertible
  debt                           8,680,187            868        524,032          --             --             --          524,900
Contribution of capital               --             --           34,386          --             --             --           34,386
Reclassification of
  derivative liability                --             --          149,971          --             --             --          149,971
Compensation charge for
  stock options issued "in
  the money" to employees             --             --            2,500          --             --             --            2,500
Foreign exchange
  translation                         --             --             --            --           (9,078)          --           (9,078)
Net loss                              --             --             --            --             --       (6,587,391)    (6,587,391)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2005     110,383,590   $     11,038   $  8,483,120  $       --     $    (53,339)  $(18,155,518)  $ (9,714,699)
                               ===========   ============   ============  ============   ============   ============   ============



     See  report  of  independent   registered   public   accounting   firm  and
     accompanying notes to these consolidated financial statements.

                                                                                               NS8 CORPORATION
                                                                                  (A DEVELOPMENT STAGE COMPANY)
                                                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                             For the Years Ended December 31, 2005 and 2004 and
                                             for the Period from June 18, 1999 (Inception) to December 31, 2005
---------------------------------------------------------------------------------------------------------------

                                                                                                    For the
                                                                                                  Period from
                                                                         For the Year Ended      June 18, 1999
                                                                           December 31,          (Inception) to
                                                                       -------------------         December 31,
                                                                     2005       2004 (Restated)      2005
                                                                 ------------    ------------    ------------
Cash flows from operating activities
     Net loss                                                    $ (6,587,391)   $ (6,093,038)   $(18,155,519)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                                 65,764          51,183         161,158
         Amortization of prepaid consulting services                3,098,622            --         3,098,622
         Compensation charge for
           in-the-money stock options                                   2,500         110,100         112,600
         Provision for uncollectible note receivable                   25,000            --            25,000
         Compensation charge for
           in-the-money warrants                                         --            20,000          20,000
         Amortization of debt discount related to
           notes payable                                                9,894         117,138         127,032
         Amortization of debt discount related to
           convertible debentures                                     254,326          89,287         343,613
         Issuance of stock for services                                  --           547,000         565,720
         Issuance of stock for compensation                              --              --         1,029,155
         Estimated fair value of warrants granted
           for services                                                  --         5,724,021       5,724,021
         Estimated fair value of options granted
           for services                                               375,000         896,000       1,274,400
         Loss on extinguishment of debt                             2,250,000            --         2,250,000
         Change in fair value of derivative liability              (4,148,850)     (3,688,882)     (7,837,732)
         (Increase) decrease in
           Other assets                                                (8,230)           --            (8,230)
           Prepaid expenses and other
             current assets                                           (13,966)     (3,143,801)     (3,231,624)
         Increase (decrease) in
           Accounts payable and accrued
             expenses                                                 571,198         206,087         953,352
           Accrued payroll and related expenses                       (69,942)        476,304       1,658,310
                                                                 ------------    ------------    ------------

Net cash used in operating activities                              (4,176,075)     (4,688,601)    (11,890,122)
                                                                 ------------    ------------    ------------

Cash flows from investing activities
     Issuance of note receivable                                     (200,000)           --          (200,000)
     Collections on note receivable                                   150,000            --           150,000
     Purchase of property and equipment                              (100,830)       (116,691)       (321,598)
                                                                 ------------    ------------    ------------

Net cash used in investing activities                                (150,830)       (116,691)       (371,598)
                                                                 ------------    ------------    ------------

Cash flows from financing activities
     Proceeds from notes payable                                      175,000         100,000         500,000
     Proceeds from contribution of capital                             34,386            --            34,386
     Payments on convertible debentures                                  --              --          (400,000)
     Proceeds from convertible debentures                           1,000,000       1,500,000       3,100,000
     Proceeds from issuance of common
       stock                                                          670,398         400,000       3,827,652
     Payments on notes payable from
       shareholders                                                  (190,000)       (495,000)       (755,361)
     Proceeds from notes payable                                    1,100,366       4,145,000       6,118,016
     Payments for redemption of shares                                   --              --            (2,662)
     Offering costs                                                      --           (21,000)        (54,242)
     Payments on capital lease obligations                             (7,371)         (4,880)        (39,446)
                                                                 ------------    ------------    ------------

Net cash provided by financing activities                           2,782,779       5,624,120      12,328,343
                                                                 ------------    ------------    ------------
                                      F-9

Effect of exchange rate changes
     on cash                                                           (9,078)        (13,449)        (57,787)
                                                                 ------------    ------------    ------------

Net (decrease) increase in cash and cash
     equivalents                                                   (1,553,204)        805,379           8,836

Cash and cash equivalents,
     beginning of period                                            1,562,040         756,661            --
                                                                 ------------    ------------    ------------

Cash and cash equivalents,
     end of period                                               $      8,836    $  1,562,040    $      8,836
                                                                 ============    ============    ============

Supplemental disclosures of cash flow
     information:

     Interest paid                                               $      5,334    $     92,422    $       --
                                                                 ============    ============    ============

Supplemental schedule of non-cash investing and financing activities:

     Debt discount recorded for warrants issued
       with notes payable - shareholders                         $       --      $    126,857
                                                                 ============    ============
     Estimated fair value of embedded put options
       related to convertible debentures                         $  1,500,000    $    428,571
                                                                 ============    ============
     Par value of common shares issued as offering
       costs pursuant to a Standby Equity Distribution
       Agreement                                                 $       --      $         93
                                                                 ============    ============
     Estimated fair value of debt-related derivative
       liabilities reclassified from liabilities to additional
       paid-in capital                                           $    149,971    $       --
                                                                 ============    ============
     Value of notes payable - shareholders and
       accrued interest converted into convertible
       debentures                                                $  1,863,430    $       --
                                                                 ============    ============
     Conversion of notes payable - shareholders
       into common shares                                        $  1,400,000    $       --
                                                                 ============    ============
     Conversion of convertible debentures
       into common shares                                        $    524,900    $       --
                                                                 ============    ============


     See  report  of  independent   registered   public   accounting   firm  and
     accompanying notes to these consolidated financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      December 31, 2005 and 2004


NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

         On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the
         "Parent"), and DLVN Acquisition Corp., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

         NS8, CGMI and CMC (collectively, the "Company") design and produce online business communications and multimedia applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE 2 - GOING CONCERN

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which contemplate continuation of the Company as a going concern. During the years ended December 31, 2005 and 2004, the Company incurred net losses of $6,587,391 and $6,093,038, respectively, and had negative cash flows from operations of $4,176,075 and $4,688,601, respectively. In addition, the Company had a deficit accumulated during the development stage of $18,155,518 at December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for the Company's capital needs during the year ended December 31, 2006 by issuing debt and equity securities and by the continued development and commercialization of its products and services. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation
         ---------------------------
         The consolidated financial statements include the accounts of NS8 and its wholly-owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

         Development Stage Enterprise
         ----------------------------
         The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         Comprehensive Loss
         ------------------
         The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income
         (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. The Company's comprehensive loss includes foreign currency translation adjustments which are excluded from net loss and are reported as a separate component of shareholders' deficit as accumulated other comprehensive loss.

         Cash and Cash Equivalents
         -------------------------
         For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Property and Equipment
         ----------------------
         Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the consolidated statements of operations.

         Long-Lived Assets
         -----------------
         The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At December 31, 2005, the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or that there will be demand for the Company's products, which could result in impairment of long-lived assets in the future.


         Fair Value of Financial Instruments
         -----------------------------------
         The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses. The fair value of these financial instruments are representative of their carrying amounts due to their short maturities. The amounts owed on its debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates. The Company cannot determine the estimated fair value of the convertible debentures as instruments similar to the convertible debentures could not be found.

         Accounting for Derivative Instruments
         -------------------------------------
         In connection with the issuance of certain convertible debentures in May and June 2004 and November 2005 (see Note 7), the debentures provided for a conversion of the debentures into shares of the Company's common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the debenture agreements, the Company was required to classify all other non-employee options and warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

         In addition, the Company was required to file a registration statement in December 2005, which was timely filed on December 14, 2005, and have such registration statement declared effective no later than February 27, 2006 (the "Effectiveness Deadline"). In addition, the Company will be required to issue certain holders of convertible notes an amount equal to 2% of the outstanding borrowings, in cash or shares of the Company's common stock, at the note holder's option, for each subsequent 30-day period after the Effectiveness Deadline. As of April 14, 2006, the required registration statement has not been declared effective, and therefore the Company has accrued approximately $115,000 for the period from February 27, 2006 through April 14, 2006.

         During the years ended December 31, 2005 and 2004, the Company recognized other income of $4,148,850 and $3,688,882 related to recording the derivative liability at fair value. At December 31, 2005, the derivative liability balance is $3,312,746.


         Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the years ended December 31, 2005 and 2004: dividend yield of 0%; annual volatility of 219% and 100%, respectively; and risk free interest rates ranging from 3.32% to 4.30% (2005) and 1.66% to 3.15% (2004).

         For the year ended December 31, 2005 the net change in fair value of derivative liabilities decreased by approximately $533,821 and is recognized in other income.

                                                       December 31, 2005

         Warrant liability at beginning of the year    $     3,486,567
         Warrant liability added during the year             4,125,000
         Reclassification of warrant liability                (149,971)
         Change in fair value of warrant liability          (4,148,850)
                                                            -----------
         Warrant liability at end of the year          $     3,312,746

         Advertising Costs
         -----------------
         The Company expenses advertising costs as incurred. For the years ended December 31, 2005 and 2004, advertising costs were approximately $94,000 and $181,000, respectively.

         Software Development Costs
         --------------------------
         Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," the Company capitalizes internally developed software and software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs are amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, the Company evaluates on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value is written off. Through December 31, 2005, the Company has expensed all costs incurred to internally develop its software.

         Capitalization of research and development costs begins upon the establishment of technological feasibility of our products. We have determined that technological feasibility of our software and web-based products is reached immediately before the products are available for delivery to customers. Research and development costs incurred after technological feasibility is established are not material and have not been capitalized.

         Stock-Based Compensation
         ------------------------
         The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for
         Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.


         SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. During the years ended December 31, 2005 and 2004, compensation expense of $2,500 and $110,100, respectively, was recognized in the accompanying statement of operations for options issued to employees below market value pursuant to APB No. 25. No other stock option-based employee compensation cost is reflected in the 2005 and 2004 statements of operations, as all other options granted in 2005 and 2004 under those plans had exercise prices equal to or greater than the market value of the underlying common stock on the dates of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation.



                                               2005               2004
                                        ---------------    ----------------
       Net loss, as reported            $    (6,587,391)   $     (6,093,038)
       Add stock based employee
            compensation expense
            included in net loss                  2,500                   -
       Deduct total stock based
            employee compensation
            expense determined under
            fair value method for
            all awards                       (1,055,291)         (1,697,040)
                                        ---------------    ----------------

                Pro forma net loss      $    (7,640,182)   $     (7,790,078)
                                        ===============    ================

                                               2005               2004
                                        ---------------    ----------------
   Loss per common share
       Basic - as reported              $         (0.07)   $          (0.07)
       Basic - pro forma                $         (0.08)   $          (0.09)
       Diluted - as reported            $         (0.07)   $          (0.07)
       Diluted pro forma                $         (0.08)   $          (0.09)


         For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2005: dividend yield of 0%; expected volatility of 219%; risk-free interest rate of 4.3%; and expected life of five years. The following are the weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 3.15%; and expected life of five years.

         Issuance of Stock for Non-cash Consideration
         --------------------------------------------
         All issuances of the Company's common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the stock issued for illiquidity and restrictions on resale.

         Loss Per Share
         --------------
         The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. At December 31, 2005 and 2004, the outstanding number of potentially dilutive common shares totaled approximately 81,595,111 and 32,288,115, respectively. However, as the Company has net losses, their effect is anti-dilutive and has not been included in the diluted weighted average earnings per share as shown on the Consolidated Statements of Operations.

         Patent Expenses
         ---------------
         Patent and patent related expenditures are expensed as general and administrative expenses as incurred.

         Income Taxes
         ------------
         The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.


         Foreign Currency Translation
         ----------------------------
         Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity (deficit) as accumulated other comprehensive income (loss).

         Use of Estimates
         ----------------
         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Concentrations of Credit Risk
         -----------------------------
         Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Recent Accounting Pronouncements
         --------------------------------
         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"), which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123(R) supersedes APB No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". Generally, the approach in SFAS No. 123 (R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of this statement are effective for the Company as of January 1, 2006. The Company expects to adopt SFAS No. 123(R) in the first fiscal quarter of 2006.

         SFAS No. 123(R) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. The Company plan to adopt SFAS 123(R) using the modified prospective transition method. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123. As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using the intrinsic value method in accordance with APB No. 25, as amended and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)'s fair value method will have a negative impact on the Company's results of operations, although it will have no impact on its overall financial position. The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss and loss per share (see above). SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption.

         In June 2005, the FASB published SFAS No. 154, "Accounting Changes And Error Corrections". SFAS 154 establishes new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 completely replaces APB No. 20 and SFAS No. 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. The requirements in SFAS No. 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company will apply these requirements to any accounting changes after the implementation date.


NOTE 4 - NOTE RECEIVABLE

         On February 3, 2005, ezTel, LLC ("ezTel") granted the Company an option (the "Option") to make an equity investment in ezTel of $1,500,000 following which 100% of all equity, membership and ownership interests in and to ezTel would be issued to and held by NS8. The foregoing was subject to confirmation of the Option agreement and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final non-appealable order. The Option was exercisable only in writing and at the sole discretion of NS8. The Company did not exercise the Option.

         As consideration for the Option, the Company advanced a Term Loan (the "Loan") in the amount of $200,000 to Long Distance Billing Services, Inc., a wholly-owned subsidiary of ezTel ("LDBS") pursuant to a Promissory Note, Security Agreement and Deed of Covenants all dated
         February 3, 2005. The Loan was in the principal amount of $200,000, contained customary events of default and provided for an annual rate of interest equal to 12%. The entire principal balance and any accrued interest on the Loan was due and payable on August 1, 2005. On February 22, 2005 LDBS filed for protection under Chapter 11 of the Bankruptcy Code. During 2005 the Company collected $150,000 of the Loan. Subsequent to the year end, the Company received a final installment of $25,000. The Company has recorded a bad debt provision of $25,000 for the remaining balance of the Loan that has been determined to be uncollectible.

 NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2005 consisted of the following:

             Computer equipment and software           $        205,172
             Furniture and equipment                            125,573
             Vehicles                                            28,060
             Leasehold improvements                              13,548
                                                       ----------------

                                                                372,353
             Less accumulated depreciation
                and amortization                               (162,892)
                                                       -----------------

                 Total                                 $        209,461
                                                       ================

         Depreciation  and  amortization  expense  was  $65,764,   $55,781,  and
         $194,513 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.


NOTE 6 - NOTES PAYABLE

         Amounts due under notes payable include the following:

         o Unsecured short term loans for principal of $225,000. The loans bear interest at 8% per annum, and the principal and any unpaid interest are payable on demand.

         o Unsecured promissory note for principal of $100,000. The note bears interest at 10% per annum, and the principal and any unpaid interest was due September 27, 2005. The note is currently in default and due on demand.

         o Unsecured promissory note for principal of $150,000. The note bears interest at 7% per annum and principal and any unpaid interest is due August 16, 2006.

         o Unsecured promissory note for principal of $25,000. The note bears interest at 7% per annum and principal and any unpaid interest is due on demand.

         Future minimum payments under these notes payable at December 31, 2005 consisted of $500,000 due during the year ended December 31, 2006

         Interest  expense was $32,332,  $32,638 and $67,010 for the years ended
         December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively. Accrued interest on the notes was $115,876 at December 31, 2005 and is included in accrued expenses in the accompanying consolidated balance sheet.

NOTE 7 - CONVERTIBLE DEBENTURES

         During May and June 2004, the Company issued two secured convertible debentures ("Convertible Debentures") in the amount of $750,000 each to one investment company, Cornell Capital Partners, LP ("Cornell Capital"), for a total of $1,500,000. The Convertible Debentures bear interest at 5.0% per annum and mature on May 19, 2007 and June 25, 2007. The debentures are secured by all of the assets of the Company.

         The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:

               o 120% of the closing bid price of the common stock as of the closing date, or

               o 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

         At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon three business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed pro rata.

         Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant shall have "piggy-back" and demand registration rights and shall survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

         In connection with the issuance of the Convertible Debentures, the Company recorded a debt discount of $428,571, consisting of an embedded put option, which was recorded as a derivative liability upon note issuance. The Company is amortizing the discount using the effective interest method through June 2007. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the debentures. As of December 31, 2005, the Company received seven conversion notices from Cornell Capital totaling $524,900. The Company issued 8,680,187 shares to Cornell Capital at an average price of $0.06 per share. The outstanding principal of the Convertible Debenture was $975,100, less the remaining debt discount of $126,625. The Company recognized interest expense of $212,659 and $89,287 in the accompanying consolidated statements of operations for the years ended December 31, 2005 and 2004, respectively, related to the amortization of the debt discount. The fair value of the remaining derivative liability related to the embedded put option is approximately $278,600 at December 31, 2005 and is included in the accompanying consolidated balance sheet.


         On December 10, 2004, the Company entered into a promissory note agreement with Cornell Capital for principal of $2,500,000. The note bore interest at 12% per annum, with a maturity date of June 30, 2005. During 2005, $1,100,000 of principal was converted into common shares (see Note 9) resulting in an outstanding balance of $1,400,000, plus accrued interest of $118,290. The note was amended on June 9, 2005, bore interest at 12% and was due on July 1, 2005 with the interest rate increasing to 24% if the balance was not repaid or converted by the maturity date. An additional $300,000 of principal was converted into shares of common stock subsequent to the amendment.

         The Company entered into another promissory note agreement on June 9, 2005 for principal of $500,000, bearing interest at 12% per annum with a maturity date of March 1, 2006.

         On November 14, 2005, the Company issued two new convertible debentures to Cornell Capital. One debenture replaced the promissory notes discussed above. The debenture had a principal balance of $1,863,430, which represented unconverted principal of $1,600,000, plus accrued interest. The second debenture was for $500,000, which was new financing, less fees and expenses payable to Cornell Capital. On December 8, 2005, the Company issued a third debenture to Cornell Capital in the amount of $500,000 which also represented new financing for the Company, less fees and expenses. Upon the effectiveness of the SB-2 Registration Statement which was filed on December 12, 2005, the Company will issue a fourth convertible debenture to Cornell Capital in the amount of $300,000. These debentures will collectively be the "November Debentures." The November Debentures carry an interest rate of 10% per annum, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of the Company's common stock for the 30 days prior to the conversion. The Company has also issued warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common stock at an exercise price of $0.06 per share and 10,000,000 shares of common stock at an exercise price of $0.05 per share. The warrants were valued at $2,250,000 on the date of grant using the Black-Scholes option pricing model and is included in derivative liability (see Note 3) at the fair value in the accompanying consolidated balance sheet. The amendment of the promissory notes into the November Debentures represents a modification of terms of the promissory notes. Pursuant to EITF No. 96-19, "Debtors' Accounting for a Modification or Exchange of Debt Instruments," and EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," the Company accounted for this modification as an extinguishment of debt and the issuance of new debt. Accordingly, during the year ended December 31, 2005, the Company recorded a loss on extinguishment of debt of $2,250,000 related to the value of the warrants issued in connection with the November Debentures.

         In connection with the issuance of the November Debentures, the Company recorded a debt discount of $1,500,000, consisting of an embedded put option, which was recorded as a derivative liability upon note issuance. The Company is amortizing the discount using the effective interest method through November 2008. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the November Debentures. The Company recognized interest expense of $41,667 in the accompanying consolidated statements of operations during 2005 related to the amortization of the debt discount.

         Future minimum payments under these debentures at December 31, 2005 were as follows:

                   Year Ending                    Notes
                  December 31,                   Payable
                  ------------                  -----------

                      2007                    $    975,100
                      2008                       2,863,430
                                                -----------


                  Total                       $  3,838,530
                  Less discount                 (1,584,958)
                                                -----------
                  Convertible Debenture       $  2,253,572
                                                ===========

         Interest expense was $393,099, $131,308, and $562,280 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

         Leases
         ------
         The Company leases its facilities under various non-cancelable operating leases, which require monthly payments ranging from $150 to $8,230 and expire through December 2007. In addition, the Company leases various equipment under capital lease obligations, which require monthly payments ranging from $301 to $470, bear interest at approximately 20% per annum, and expire through May 2006.

         Future minimum lease payments under these non-cancelable operating and capital lease obligations at December 31, 2005 were as follows:

                   Year Ending                 Operating            Capital
                  December 31,                   Leases             Leases
                  ------------                ---------------    ---------------

                      2006                       $    211,113       $    5,690
                      2007                             98,760              -
                                              ---------------

                                                 $    309,873            5,690
                                              ===============
                 Less amount
                  representing interest                                   (356)
                                                                  --------------

                                                                         5,334
                 Less current portion                                   (5,334)
                                                                  --------------


                 Long-term portion                                  $      -
                                                                  ==============

         Rent expense was $230,570, $164,992, and $558,566 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.

         Leased capital assets included in property and equipment at December 31, 2005 were as follows:

                  Computer equipment                                $   23,936
                  Vehicles                                              28,060
                                                                  --------------
                                                                        51,996
                  Less accumulated depreciation                         42,026
                                                                  --------------

                      Total                                         $    9,970
                                                                  ==============

         Employment Agreements and Employee Resignations
         -----------------------------------------------
         On January 10, 2005, as part of a corporate reorganization the Company terminated the Senior Vice President of Global Sales and Marketing of NS8 and CanOnline Global Media Inc. In addition, the individual was also given notice of termination as a Director of CanOnline Global Media Inc.; however, the individual will continue to act as a Director of NS8. As a consequence of the termination, the Company agreed to pay two and one-half months of severance totaling $16,250 and the cost of continuing his employee benefits until March 31, 2005. In addition, the individual received options to purchase 97,500 immediately exercisable shares of the Company's common stock at an exercise price of $0.20 per share.


         On January 21, 2005 the Chief Scientist of the Company resigned. As a consequence of the resignation, the Company agreed to pay one and one-half months of severance totaling $22,500, and the cost of continuing his employee benefits until March 31, 2005. The employee will retain his 2,000,000 stock options for the full amount of the remaining term in accordance with the Stock Option Agreement. As a result of this modification, the options are to be remeasured at December 31, 2005. The Company did not record any adjustments as a result of the modification.

         On February 18, 2005 the Chief Marketing Officer of the Company resigned. As a consequence of the resignation, the Company agreed to pay one month of severance totaling $10,417, and continuation of employee benefits until March 31, 2005. The stock option agreement received by the employee on February 20, 2004 for 1,500,000 stock options was rescinded and replaced with a new stock option agreement for 525,000 immediately exercisable options at an exercise price of $0.22 per share. As a result of this modification, the options are to be remeasured at December 31, 2005. The Company did not record any adjustments as a result of the modification.

         Litigation
         ----------
         The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.

NOTE 9 - SHAREHOLDERS' DEFICIT

         Preferred Stock
         ---------------
         The Company has 5,000,000 authorized shares of non-voting preferred stock with a $0.0001 par value. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution. The Company did not have any preferred stock issued and outstanding at December 31, 2005.

         Common Stock
         ------------
         Included in the Company's issued and outstanding shares of common stock are 7,100,722 shares issued in connection with the reverse acquisition (see Note 1) that have not been exchanged for shares of the Company.

         On December 9, 2005, the Company filed a Certificate of Amendment with the Secretary of State for the State of Delaware amending its Certificate of Incorporation to increase its authorized share capital from 500,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share to 750,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share. During the year ended December 31, 2005, the Company completed the following transactions:

         o During March 2005 and September 2005, the Company issued 6,451,704 shares of common stock for cash totaling $670,398 at per share prices ranging from $0.07 to $0.28. Offering costs were not incurred with these transactions.

         o During January 2005 and July 2005, the Company issued 8,940,724 shares of common stock to Cornell Capital for the conversion of promissory notes payable in the amount of $1,400,000 at per share prices ranging from $0.07 to $0.31.

         o During February 2005 through October 2005, the Company issued 8,680,187 shares of common stock to Cornell Capital for the conversion of convertible debentures in the amount of $524,900 at per share prices ranging from $0.04 to $0.14. In connection with the conversion of convertible debentures, $149,971 of the derivative liability related to the conversion feature was recorded as additional paid-in capital (see Note 7).

         o During the year one of the Company's officers contributed capital of $34,386.

         o The Company recorded expense and additional paid-in capital of $2,500 related to stock options granted at an exercise price less than the fair market price on that date to employees.

         During the year ended December 31, 2004, the Company completed the following transactions:

         o On May 19, 2004, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital. Under the SEDA agreement the Company may issue and sell to Cornell Capital common stock for a total purchase price of up to $20,000,000. Cornell Capital received a one-time commitment fee of 925,234 registered shares of the Company's common stock valued at $990,000 which has been recorded as an offering cost in the accompanying financial statements. Cornell Capital was paid a fee equal to 5% of each advance, which was retained by them from each advance. At the same time, the Company entered into a Placement Agent Agreement with a registered broker-dealer in connection with the SEDA. Pursuant to the Placement Agent Agreement, the Company paid a one-time placement agent fee of 9,346 restricted shares of the Company's common stock valued at $10,000. The Company terminated the SEDA agreement and the Placement Agent Agreement as part of its November 14, 2005 refinancing with Cornell Capital Partners.

         o In November 2004, the Company issued 5,597,544 common shares to Cornell Capital through the SEDA Agreement valued at $400,000.

         o   In October  2004,  the  Company  issued  500,000  common  shares to
             Maximum  Ventures,   Inc.  ("MVI")  in  connection  with  financial
             advisory services rendered valued at $510,000.

         o In January and February 2004, the Company entered into employment agreements with its President and its Chief Marketing Officer at annual salaries of $180,000 and $125,000, respectively. In addition, each officer was granted 2,000,000 restricted, unregistered shares of common stock and options to purchase 2,000,000 and 1,500,000 shares of common stock, respectively, at exercise prices equal to the Company's stock price on the date of the employment agreement. The stock vests over one year from the date of employment agreements. The Company recorded deferred compensation of $5,460,000 for the value of the shares. In November 2004, the employees voluntarily forfeited their stock grants, 4,000,000 shares were returned to the Company.

         o Issued 25,170 shares of common stock to a third party for services rendered valued at $37,000.

         o Recorded compensation cost of $110,100 for the value of stock options granted to employees at exercise prices less than the Company's stock price on the date of grant.

         During the year ended December 31, 2003, the Company completed the following transactions:

         o   Issued 2,100,000 shares of common stock for cash totaling $495,000.
             Offering   costs  were  not  incurred  in   connection   with  this
             transaction.

         o Issued 1,166,667 units for an aggregate of cash proceeds of $1,750,000. This offering is being conducted pursuant to Regulation D and Regulation S as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933. Each unit consists of two shares of the Company's common stock and one warrant to purchase one share of the Company's common stock at a purchase price of $1.50 per unit. The warrants vest immediately and expire two years from the date of grant. As offering costs, the Company issued warrants exercisable into 233,333 shares of the Company's common stock at an exercise price of $1 per share. The warrants vest immediately and expire two years from the date of grant. The value of the warrants was determined to be immaterial.

         o Issued 400,000 shares of common stock for cash proceeds of $200,000. This offering was conducted pursuant to Regulation D as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

         o Issued 3,720,000 shares of common stock valued at $1,004,305 to employees of the Company as compensation. Between October 2002 and October 2003, certain employees of CGMI were granted shares by CGMI's Board in recognition of exemplary service. The Company did not have a stock ownership plan at the time of any of the stock grants. The shares vested over 18 months from the grant date. One of the terms of the vesting of the shares was that all shares would immediately become vested if more than 50% of the voting shares of CGMI were sold or transferred or otherwise disposed of to an individual or entity. This transfer of voting control was deemed to have occurred when Delivery Now Corp. acquired 100% of the outstanding shares of CGMI on December 18, 2003 and the vesting of the shares was accelerated so that the shares were fully vested on that date.

         o Issued 500,000 shares of common stock to a third party for services rendered valued at $17,500.

         o Issued 12,385,714 shares of common stock for the conversion of loans from officers/shareholders and accrued interest payable totaling $686,021.

         During the year ended December 31, 2002, the Company completed the following transactions:

         o Issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

         o   Between  October and December 2002,  the Company  issued  2,310,000 shares of common stock valued at $80,850 to employees of the Company in recognition of exemplary service. The shares vest over 18 months from the grant date. The Company recognized $24,850 in compensation expense during the year ended December 31, 2002 for the vested portion of the shares issued and recorded deferred compensation of $56,000 for the value of the unvested portion of the shares issued.

         o Canceled 1,000,000 shares of common stock that were transferred to a Board advisor as a result of terminating this individual's position on the Board.

         During the year ended December 31, 2001, the Company completed the following transactions:

         o Issued 50,000 shares of common stock to a third party for services rendered valued at $200.

         o Issued 35,667 shares of common stock for the conversion of a note payable of $5,350.

         o   Redeemed 1,025,000 shares of common stock in exchange for $2,662.

         o Issued 450,000 shares of common stock upon the exercise of stock options on a cashless basis.

         During the year ended December 31, 2000, the Company completed the following transactions:

         o Issued 20,000 shares of common stock to a third party for services rendered valued at $1,020.

         o Issued 2,000,000 shares of common stock upon the exercise of stock options on a cashless basis.

         o Granted 500,000 stock options as payment for services rendered by third parties valued at $3,400.

         o Issued 3,239,112 shares of common stock for cash totaling $284,139. Offering costs consisting of cash of $10,742 and 150,000 shares of common stock valued at $22,500 were incurred in connection with these transactions. NOTE 9 - SHAREHOLDERS' DEFICIT (Continued)

         During the period from June 18, 1999 (inception) to December 31, 1999, the Company completed the following transactions:

         o Issued 29,281,406 shares of common stock for the conversion of notes payable to officers of $39,813.

          o  Issued  4,130,000  shares of common stock for cash totaling $5,616.
             Offering   costs  were  not  incurred  in   connection   with  this
             transaction.

         Stock Options
         -------------
         On June 29, 2001, the Company adopted the 2001 Stock Option Plan authorizing 5,000,000 shares to be issued, with no shares or options issued as of December 31, 2005. On February 4, 2004, the Company
         adopted the 2004 NS8 Corporation Employee Stock Option Plan, authorizing 30,000,000 shares to be issued. In March, 2005, the 2004 Stock Option Plan (the "Plan") was amended to incorporate a Stock Option Exercise Contract, providing a standard form to permit optionees to exercise vested options under the Plan and to clarify vesting provisions under the Plan. The Stock Option Exercise Contract will be provided to each optionee upon each new grant of options under the Plan. During 2005, the Company issued 4,867,875 options under the plan to purchase common shares to certain of employees and consultants. None of these options have been exercised and 2,973,750 have been cancelled as a result of employment terminations. The Company does not have any other equity compensation plans as of December 31, 2005.

         The following summarizes the stock options transactions during 2005 and 2004:

                                                                     Weighted
                                                                     Average
                                                     Shares       Exercise Price
                                                   ----------     --------------

          Outstanding January 1, 2004               14,886,702    $    0.04

          Granted                                    8,943,412         1.00

          Cancelled                                   (654,000)        0.82
                                                --------------
          Outstanding at December 31, 2004          23,176,114
                                                                       0.38

          Granted                                   11,317,875         0.09

          Cancelled                                 (3,055,662)        1,19
                                                --------------
          Outstanding at December 31, 2005          31,438,327    $    0.22
                                                ==============

          Exercisable, December 31, 2005            28,454,137    $    0.19
                                                 ==============



                                                                         Number of
                                                                           Shares
                           Number           Average        Weighted      Exercisable      Weighted
                        Outstanding at     Remaining        Average           at           Average
Range of                 December 31,     Contractual      Exercise      December 31,     Exercise
Exercise Prices              2005            Life            Price           2005          Price
---------------         --------------    ------------     --------       ----------      ---------

$0.04-$1.00                29,280,827           3.91        $    0.13     26,315,484       $   0.10


$1.00-$1.55                 2,157,500           3.15        $    1.33      2,138,653       $   1.33
                       -------------- --------------   -------------- -------------- --------------

                           31,438,327           3.85        $    0.22     28,454,137       $   0.19
                       ============== ==============   ============== ============== ==============




         The weighted-average fair value of options granted during year ended December 31, 2005 for which the exercise price equals the market price on the grant date was $0.09, and the weighted-average exercise price was $0.09. The weighted-average fair value of options granted during year ended December 31, 2005 for which the exercise price is less than the market price on the grant date was $0.20, and the weighted-average exercise price was $0.17. There were no options granted during year ended December 31, 2005 for which the exercise price was greater than the market price on the grant date.

         The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price equals the market price on the grant date was $1.273, and the weighted-average exercise price was $1.273. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is less than the market price on the grant date was $1.37, and the weighted-average exercise price was $1.321. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is greater than the market price on the grant date was $1.311, and the weighted-average exercise price was $1.479.

         Warrants
         On May 18, 2004, NS8 entered into an Exclusive Advisory Agreement with Maximum Ventures, Inc. ("MVI"). Based in New York, MVI specializes in business strategy and corporate advisory services for emerging growth companies. Pursuant to the agreement, MVI agreed to act as a business advisor to NS8 with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, NS8 issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of NS8 common stock then outstanding, on a fully diluted basis. The warrants were issued with an exercise price of $2.00 per share and a term of five years from the date of issuance. The Exclusive Advisory Agreement with MVI had a term of one year and was terminated by the Company on May 19, 2005. The Company recorded a prepaid expense of $4,134,021 in 2004 for the value of the warrants. The Company recorded consulting expense of $2,583,764 for the value of the warrants earned during the year ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The remaining portion of the prepaid expense was recorded to consulting expense during the year ended December 31, 2005.

         The following summarizes the warrant transactions. See additional discussion of warrants throughout the notes to the consolidated financial statements:

                                                                                          Weighted
                                                                                          Average
                                                                        Shares         Exercise Price
                                                                    -------------     -----------------

        Outstanding January 1, 2004                                     1,400,000       $         0.61
        Granted                                                         7,712,001                 0.61
        Cancelled                                                               -                    -
                                                                    --------------
        Outstanding at December 31, 2004                                9,112,001       $         0.61

        Granted                                                        25,000,000                 0.06
        Cancelled                                                     (1,400,000)                 0.61
                                                                    --------------
                                                                       32,712,001       $         0.19
           Outstanding and exercisable at December 31, 2005         ==============





  NOTE 9 - SHAREHOLDERS' DEFICIT (Continued)


Range of Exercise Prices          Number            Weighted Average      Weighted Average           Number of shares
                              Outstanding at           Remaining              Exercise                Exercisable at
                            December 31, 2005       Contractual Life            Price               December 31, 2005
                          ----------------------- --------------------- ---------------------- -----------------------------
$0.05-$0.08                           25,000,000                  4.86             $     0.06                    25,000,000

$0.61                                  7,712,001                  2.34             $     0.61                     7,712,001
                          ----------------------- --------------------- ---------------------- -----------------------------

                                      32,712,001                  3.09             $     0.19                    32,712,001
                          ======================= ===================== ====================== =============================

NOTE 10 - INCOME TAXES

         The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2005 and 2004 as follows:

                                                                                      2005               2004
                                                                                --------------     --------------
                  Statutory regular federal income benefit rate                        (34.0)%             (34.0)%
                  State income taxes, net of federal benefit                            (6.0)               (5.8)
                  Change in valuation allowance                                         42.0                39.6
                  Other                                                                 (2.0)                0.2
                                                                                --------------     --------------

                      Total                                                              -   %               -  %
                                                                                ==============     ==============


         The components of the deferred income tax assets (liabilities) at December 31, 2005 were as follows:

                  Net operating loss carry-forwards     $      9,800,000
                  Derivative liabilities                      (1,410,000)
                  Accrued payroll                                620,000
                                                        ----------------

                                                               9,010,000
                  Valuation allowance                         (9,010,000)
                                                        -----------------

                      Total                             $              -
                                                        ================


         The valuation allowance increased by approximately $4,500,000 during the year ended December 31, 2005. As of December 31, 2005, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $22,875,000 and $22,875,000, respectively. The net operating loss carryforwards begin expiring in 2020 and 2010, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.



NOTE 11 - RELATED PARTY TRANSACTIONS

         Notes Payable - Shareholders
         ---------------------------
         Notes payable to shareholders at December 31, 2005 consisted of loans from several shareholders to finance the Company's operations. At December 31, 2005, $1,710,366 was due to the shareholders. Various due dates and interest rates are stated below for the year ended December 31, 2005.

         Between May and October 2004, the Company borrowed $1,050,000 from various shareholders for notes with original principal balances ranging between $150,000 and $200,000. All of the notes bear interest at a rate of 10% per annum and are either due on demand or mature on March 31, 2006, as amended. The notes are in default and are due on demand.

         Between May and October 2005, the Company borrowed $598,333 from various shareholders for notes with original principal balances ranging between $25,000 and $150,000. During the year the Company repaid $190,000 of principal. All of the notes bear interest at a rate of 7% per annum and are either due on demand or mature in January 2006. The notes are in default and are due on demand.

         The Company borrowed $2,033 from a shareholder during 2005. The amount is unsecured, is non-interest bearing and is due on demand.

         On March 11, 2004, the Company entered into a promissory note agreement, which provided that upon repayment of the $250,000 owing under the loan, the holder of the promissory note would be granted warrants to purchase 100,000 shares of the Company's common stock for gross proceeds of $100,000. The promissory note bears interest at 10% per annum, and the principal and any unpaid interest was due on December 11, 2005. On December 21, 2005 the due date of the promissory note was extended to March 31, 2006. The note is in default and is due on demand. Upon exercise, each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The fair value of the warrants of $51,587, as calculated using the Black-Scholes option pricing model, was recorded as a debt discount and was recognized as interest expense over the period until the note matures or is converted. In connection with the convertible debenture issued in May 2004 (see Note 7), the value of the warrants was recorded as a derivative liability (see Note
         3). The Company recognized $9,894 as interest expense during the year ended December 31, 2005 and $41,693 as interest expense related to the amortization of the debt discount during the year ended December 31, 2004.

         Interest expense was $375,346, $76,400, and $471,073 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.

NOTE 12 - CONTRACTS

         On June 13, 2005, the Company entered into a consulting services agreement with Paradigm Technology Partners, LLC ("Paradigm"). The services to be performed by Paradigm relate to sales and marketing initiatives, and any other duties as assigned by Company management. The term of the consulting services agreement was six months ending December 31, 2005, unless terminated by Paradigm or the Company on 30 days prior notice. Paradigm was paid a consulting fee of $13,200 per month. Paradigm was also to receive non-qualified stock options to purchase 450,000 shares of the Company's common stock at an exercise price of $0.16 per share. The Company terminated the consulting services agreement and rescinded the 450,000 stock options previously granted as the services to be provided to earn the options were not performed.

         On April 14, 2005, the Company entered into an advisory services agreement with Mr. William Kunzweiler. Mr. Kunzweiler provides advisory services to the Board of Directors and its Executives with respect to sales, management strategies, strategic acquisitions, financing and capital acquisition policies, executive compensation and recruitment. The term of the advisory services agreement is two years ending April 14, 2007. Mr. Kunzweiler has been compensated for his advisory services in the form of 4,500,000 fully vested stock options to purchase the Company's common stock at an exercise price of $0.09 per share, exercisable for a period of five years from April 14, 2005. The options were determined to have a value of $315,000 based on the Black-Scholes option pricing model and is recorded as a derivative liability at fair value (see Note 3) in the accompanying consolidated balance sheet.

         During the year ended December 31, 2005, the company granted options to purchase an aggregate of 1,500,000 shares of the Company's Common Stock to various consultants for services rendered. The options vested upon grant, had exercise prices of $0.04 and were valued at $60,000 based on the Black-Scholes option pricing model.


         During September 2004, the Company entered into a Letter of Understanding with Lifelong Educational Properties Inc. ("LEAP"). LEAP agreed to assist the Company with the marketing and sales of the Company's products in certain countries in Europe, Asia and Latin America. The term of the agreement was two years, and was to continue thereafter until terminated by either party on 90 days notice. In consideration for LEAP's services, the Company was to pay LEAP $20,000 per month, $10,000 in cash and $10,000 as an accrual of debt. The debt accrual was to be paid when the Company has adequate capital from revenues or financing transactions. At the election of LEAP, the debt accrual may be paid with Company common stock. LEAP was to earn commissions of 7% of sales it completes and 5% of compensation realized from strategic partnerships it arranges. The Company also issued to LEAP warrants to purchase 2,000,000 shares of the Company's common stock. The exercise price is $1.03 per share for 1,000,000 of the warrants and $1.13 per share for the other 1,000,000 warrants. The warrants were issued on October 7, 2004, and have a term of five years. The warrants were determined to have a value of $1,590,000 using the Black-Scholes option pricing model and is included in derivative liability at the fair value (see Note 3) in the accompanying balance sheet. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The Company recorded expense of approximately $1,390,000 and $200,000 in the years ended December 31, 2005 and 2004, respectively. The LEAP agreement was terminated by the Company in 2005.



NOTE 13 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

         During the year ended December 31, 2005, the Company determined that the manner in which it accounted for the variable conversion rate and an embedded put option of certain of its convertible notes payable (see
         Note 7) was not in accordance with SFAS No. 133. The Company determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income. Accordingly, in connection with the restatement adjustments, the Company has appropriately reflected the non-operating, non-cash income or expense resulting from the changes in fair value. The Company had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

         The following tables present a summary of the effects of the restatement adjustments on the Company's consolidated balance sheet at December 31, 2004 and the statements of operations and cash flows for the year ended December 31, 2004:

         Consolidated balance sheet at December 31, 2004:


                                      As previously              Adjustments                 As Restated
                                        reported
                                   --------------------      ---------------------      -----------------------

          Warrant liability        $     -                   $      (3,486,567)    (1)    $        (3,486,567)
                                   ====================      =====================      =======================

          Additional Paid In
          Capital                  $        12,878,821       $        7,175,449    (2)    $        (5,703,372)
                                   ====================      =====================      =======================

           Deficit
           accumulated
           during the
           development stage
           and comprehensive
           loss                    $       (15,301,270)               3,688,882    (3)    $       (11,612,388)
                                   ====================      =====================      =======================


         Consolidated statement of operations for the year ended December 31, 2004:

                                      As previously             Adjustments                As restated
                                       reported
                                   ------------------        ---------------------      -------------------
Change in fair value
of derivative liability            $    -                    $       (3,688,882)    (3)   $        (3,688,882)
                                   ====================      =====================      ======================
Net
loss                               $        (9,781,920)      $       (3,688,882)    (3)   $        (6,093,038)
                                   ====================      =====================      =======================

Loss per common share
-  basic and
diluted                            $             (0.11)      $             0.04           $             (0.07)
                                   ====================      =====================      =======================



NOTE 13 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS, CONTINUED

          (1) To record the fair value of the derivative liabilities at December 31, 2004.

          (2) To record the reclassification of the fair value of warrants and embedded put option issued with convertible notes from additional paid-in capital to derivative liability.

          (3)  To record the change in fair value of the derivative liabilities.

NOTE 14 - SUBSEQUENT EVENTS

         Notes Payable
         -------------

         Between January and February 2006, the Company borrowed $545,000 from various shareholders for notes with original principal balances ranging between $70,000 and $150,000. All of the notes bear interest at a rate of 7% per annum and mature between July and August 2006.

         On March 31, 2006, the Company received a demand for payment of principal and accrued interest on one of the outstanding unsecured note payable. The note was issued on September 23, 2003 for principal of $150,000 and bore interest at 7% per annum.

         Contracts
         ---------

         On January 9, 2006, the Company entered into a Mobile Content Distribution Agreement with Acme Mobile PTE Ltd. of Singapore ("Acme"). Pursuant to the Agreement, Acme granted to the Company a non-exclusive license to reproduce, digitize and broadcast certain mobile entertainment content and applications in Thailand, Singapore, Australia, New Zealand, Taiwan, Hong Kong and the Philippines on the Company's websites and its customers' mobile phones. The Agreement has an initial term of three years and automatically renews for successive one-year terms if not cancelled by either party. The Company and Acme are required to jointly decide the amount of the fee to be charged to customers for the content delivered to them and the Company agreed to bill the customers for the content they received. The Company and Acme will share the fees derived from the delivery of the content to the customers.

         On February 3, 2006 the Company signed an exclusive multi-year content distribution and alliance agreement with Rockamedia LLC and M3 Entertainment to offer biographies of famous music artists on its iWave broadband and Video on Demand (VOD) services for Asian and North American markets.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                                                  March 31, 2006
                                                                     (Unaudited)
--------------------------------------------------------------------------------

       ASSETS
                                                               March 31,
                                                                 2006
                                                             ------------
Current assets
    Cash and cash equivalents                                $     12,986
    Prepaid expenses and other current assets                      81,731
                                                             ------------

       Total current assets                                        94,717

Property and equipment, net                                       199,611
Other assets                                                       22,881
                                                             ------------
          Total assets                                       $    317,209
                                                             ============

       LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
    Accounts payable and accrued expenses                    $    817,976
    Accrued payroll and related expenses                        1,681,730
    Notes payable                                                 780,000
    Notes payable - shareholders                                2,220,858
                                                             ------------
       Total current liabilities                                5,500,564


Convertible debentures, net of debt discount of $1,438,858      2,399,672
Derivative liability                                            5,377,786
                                                             ------------
          Total liabilities                                    13,278,022
                                                             ------------

Commitments and contingencies

Shareholders' deficit
    Preferred stock, $0.0001 par value;
       5,000,000 shares authorized
       no shares issued and outstanding                              --
    Common stock, $0.0001 par value;
       750,000,000 shares authorized
       110,383,590 shares issued and outstanding                   11,038
    Additional paid-in capital                                  8,750,998
    Accumulated other comprehensive loss                          (58,178)
    Deficit accumulated during the development stage          (21,664,671)
                                                             ------------

          Total shareholders' deficit                         (12,960,813)
                                                             ------------

             Total liabilities and shareholders' deficit     $    317,209
                                                             ============



                                                                                   NS8 CORPORATION
                                                                     (A DEVELOPMENT STAGE COMPANY)
                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                For the Three Months Ended March 31, 2006 and 2005 (Unaudited) and
                       for the Period from June 18, 1999 (Inception) to March 31, 2006 (Unaudited)
--------------------------------------------------------------------------------------------------



                                                                                     For the Period
                                                     For the Three Months Ended       from June 18,
                                                              March 31,             1999 (Inception)
                                                   ------------------------------      to March 31,
                                                        2006             2005             2006
                                                   -------------    -------------    -------------
Operating expenses
    Research and development                       $     189,915    $     256,891    $   3,653,823
    General and administrative                           885,831        3,809,089       20,078,160
                                                   -------------    -------------    -------------
       Total operating expenses                        1,075,746        4,065,980       23,731,983
                                                   -------------    -------------    -------------

Loss from operations                                  (1,075,746)      (4,065,980)     (23,731,983)
                                                   -------------    -------------    -------------

Other (expense) income
    Other (expense) income                                  (308)        (201,999)          25,562
    Interest expense                                    (368,059)        (167,178)      (1,480,942)
    Loss on extinguishment of debt                          --               --         (2,250,000)
    Change in fair value of derivative liability      (2,065,040)       2,608,820        5,772,692
                                                   -------------    -------------    -------------

       Total other income, net                        (2,433,407)       2,239,643        2,067,312
                                                   -------------    -------------    -------------


Net loss                                           $  (3,509,153)   $  (1,826,337)   $ (21,664,671)
                                                   =============    =============    =============

Basic and diluted loss per share                   $       (0.03)   $       (0.02)
                                                   =============    =============

Weighted-average shares outstanding -
    basic and diluted                                110,383,590       88,211,283
                                                   =============    =============



                                                                     NS8 CORPORATION
                                                       (A DEVELOPMENT STAGE COMPANY)
                                       CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                     For the Three Month Ended March 31, 2006 & 2005 (Unaudited) and
         for the Period from June 18, 1999 (Inception) to March 31, 2006 (Unaudited)

------------------------------------------------------------------------------------

                                                                        For the Period
                                         For the Three Months Ended      from June 18,
                                                 March 31,             1999 (Inception)
                                        ----------------------------      March 31,
                                            2006            2005            2006
                                        ------------    ------------    ------------
Net loss                                $ (3,509,153)   $ (1,826,337)   $(21,664,671)

Other comprehensive loss
     Foreign currency exchange losses         (4,839)         (2,793)        (58,178)
                                        ------------    ------------    ------------

Comprehensive loss                      $ (3,513,992)   $ (1,829,130)   $(21,722,849)
                                        ============    ============    ============



                                                                                                NS8 CORPORATION
                                                                                  (A DEVELOPMENT STAGE COMPANY)
                                                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                For the Three Month Ended March 31, 2006 & 2005 (Unaudited) and
                                    for the Period from June 18, 1999 (Inception) to March 31, 2006 (Unaudited)


                                                                                                  For the Period
                                                                    For the Three Months Ended      from June 18,
                                                                            March 31,            1999 (Inception)
                                                                   ----------------------------      March 31,
                                                                        2006            2005            2006
                                                                   ------------    ------------    ------------
Cash flows from operating activities                                                 (Restated)
      Net loss                                                     $ (3,509,153)   $ (1,826,337)   $(21,664,672)
      Adjustments to reconcile net loss to net
         cash used in operating activities:
            Depreciation and amortization                                13,548          14,549         174,706
            Amortization of prepaid consulting services                    --         2,643,384       3,098,622
            Compensation charge for
               in-the-money stock options                                  --             8,250         112,600
            Provision for uncollectible note receivable                    --              --            25,000
            Compensation charge for
               in-the-money warrants                                       --              --            20,000
            Amortization of debt discount related to
               notes payable                                               --             9,894         127,032
            Amortization of debt discount related to
               convertible debentures                                   146,100          76,602         489,713
            Issuance of stock for services                                 --              --           565,720
            Issuance of stock for compensation                             --              --         1,029,155
            Estimated fair value of warrants granted
               for services                                               5,300            --         5,756,021
            Estimated fair value of options granted
               to employees                                             235,878            --           235,878

            Estimated fair value of options granted
               for services                                                --              --         1,274,400

            Loss on extinguishment of debt                                 --              --         2,250,000
            Change in fair value of derivative liability              2,065,040      (2,608,820)     (5,772,692)
            (Increase) decrease in
               Other assets                                             (14,650)           --           (22,880)
               Prepaid expenses and other
                  current assets                                         44,739           8,557      (3,213,585)
            Increase (decrease) in
               Accounts payable and accrued
                  expenses                                              189,077         290,387       1,142,429
               Accrued payroll and related expenses                      56,651        (118,282)      1,714,961
                                                                   ------------    ------------    ------------

                                      F-32


Net cash used in operating activities                                  (767,470)     (1,501,816)    (12,657,592)
                                                                   ------------    ------------    ------------

Cash flows from investing activities
      Issuance of note receivable                                          --              --          (200,000)
      Collections on note receivable                                     25,000            --           175,000
      Purchase of property and equipment                                 (3,698)        (78,674)       (325,296)
                                                                   ------------    ------------    ------------

Net cash used in investing activities                                    21,302         (78,674)       (350,296)
                                                                   ------------    ------------    ------------

Cash flows from financing activities
      Proceeds from notes payable                                       250,000            --           750,000
      Proceeds from contribution of capital                                --            34,386          34,386
      Payments on convertible debentures                                   --              --          (400,000)

      Proceeds from convertible debentures                                 --              --         3,100,000
      Proceeds from issuance of common
         stock                                                             --            30,000       3,827,652
      Payments on notes payable from
         shareholders                                                      --              --          (755,362)
      Proceeds from notes payable due to shareholders                   510,491            --         6,628,507
      Payments for redemption of shares                                    --              --            (2,662)
      Offering costs                                                       --              --           (54,242)
      Payments on capital lease obligations                              (5,334)         (1,809)        (44,780)
                                                                   ------------    ------------    ------------

Net cash provided by financing activities                               755,157          62,577      13,083,499
                                                                   ------------    ------------    ------------

Effect of exchange rate changes
      on cash                                                            (4,839)         (2,793)        (62,626)
                                                                   ------------    ------------    ------------

Net (decrease) increase in cash and cash
      equivalents                                                         4,150      (1,520,706)         12,985

Cash and cash equivalents,
      beginning of period                                                 8,836       1,562,040            --
                                                                   ------------    ------------    ------------
Cash and cash equivalents,
      end of period                                                $     12,986    $     41,334    $     12,985
                                                                   ============    ============    ============

Supplemental disclosures of cash flow
      information:

      Interest paid                                                $      1,723    $      2,095
                                                                   ============    ============

Supplemental schedule of non-cash investing and financing activities:

      Estimated fair value of warrants issued
         for prepaid services                                      $     32,000    $       --
                                                                   ============    ============
      Estimated fair value of debt-related derivative
         liabilities reclassified from liabilities to
         paid-in capital                                           $       --      $     57,143
                                                                   ============    ============
      Conversion of notes payable - shareholders
         into common shares                                        $       --      $    600,000
                                                                   ============    ============

      Conversion of convertible debentures                         $       --      $    200,000
                                                                   ============    ============
      Reclassification of accrued interest
         to notes payable                                          $     30,000    $       --
                                                                   ============    ============

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                  March 31, 2006
--------------------------------------------------------------------------------

 NOTE 1.  -  ORGANIZATION AND LINE OF BUSINESS

         CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

         On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

         NS8, CGMI and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE 2. - GOING CONCERN

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which contemplate continuation of the Company as a going concern. During the three months ended March 31, 2006, the Company incurred a net loss of $3,509,153 and had negative cash flows from operations of $767,470. In addition, the Company had a deficit accumulated during the development stage of $21,664,671 at March 31, 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for the Company's capital needs during the year ending December 31, 2006 by issuing debt and equity securities and by the continued development and commercialization of its products and services. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.




NOTE 3. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Preparation of Financial Statements
         --------------------------------------------

         These unaudited interim financial statements of NS8 Corporation and its subsidiaries (collectively, "NS8", "we" or the "Company") have been prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such rules and regulations allow the omission of certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, so long as the statements are not misleading. In the opinion of Company management, these financial statements and accompanying notes contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations for the periods shown. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto contained in our Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Commission on April 17, 2006.

           The results of operations for the three-month period ended March 31, 2006 are not necessarily indicative of the results to be expected for the full year.

         Restatement  of prior year  quarterly  results of  operations  and cash flows
         -----------------------------------------------------------------------

         The financial information as of, and for the three months ended March 31, 2005 is labeled restated as it has been revised from the amounts previously filed in our Quarterly Report on Form 10-QSB filed with the SEC on May 16, 2005. The restatement is further discussed in Note 8.

         Principles of Consolidation
         ---------------------------

         The consolidated financial statements include the accounts of NS8 and its wholly owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

         Development Stage Enterprise
         ----------------------------

         The Company is a development stage company as defined in the Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         Comprehensive Loss
         ------------------

         The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. The Company's comprehensive loss includes foreign currency translation adjustments which are excluded from net loss and are reported as a separate component of shareholders' deficit as accumulated other comprehensive loss.


         Accounting for Derivative Instruments
         -------------------------------------

         In connection with the issuance of certain convertible debentures in May and June 2004 and November 2005 (see Note 5), the debentures provided for a conversion of the debentures into shares of the Company's common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the debenture agreements, the Company was required to classify all other non-employee options and warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

         In addition, the Company was required to file a registration statement in December 2005, which was filed on December 14, 2005, and have such registration statement declared effective by no later than February 27, 2006 (the "Effectiveness Deadline"). If the registration statement is not declared effective by the Effectiveness Deadline, the Company is required to issue certain holders of convertible notes an amount equal to 2% of the outstanding borrowings, in cash or shares of the Company's common stock, at the note holder's option, for each subsequent 30-day period after the Effectiveness Deadline. As of May 15, 2006, the required registration statement has not been declared effective, and therefore the Company has accrued approximately $81,000 for the period from February 27, 2006 through March 31, 2006.

         During the three months ended March 31, 2006, the Company recognized other expenses of $2,065,040 which related to recording the derivative liability at fair value. At March 31, 2006, the derivative liability balance is $5,377,786.



         Net Loss Per Common Share
         -------------------------

         The Company utilizes SFAS No. 128, "Earnings per Share." Basic earnings per share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and potentially dilutive shares outstanding during the period. Potentially dilutive shares consist of the incremental common shares issuable upon the exercise of stock options and warrants. Potentially dilutive shares are excluded from the computation if their effect is antidilutive. At March 31, 2006 and 2005 the outstanding number of potentially dilutive common shares totaled approximately 89,933,309 and 32,764,915 respectfully.

However, as the Company incurred net losses for all periods presented herein, none of the stock options and warrants outstanding during each of the periods presented was included in the computation of diluted loss per share as they were antidilutive.

         Research and Development
         ------------------------

         Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," the Company capitalizes internally developed software and software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs are amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, the Company evaluates on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value is written off. Through March 31, 2006, the Company has expensed all costs incurred to internally develop its software.

         Capitalization of research and development costs begins upon the establishment of technological feasibility of our products. We have determined that technological feasibility of our software and web-based products is reached immediately before the products are available for delivery to customers. Research and development costs that are incurred after technological feasibility is established are not material and have not been capitalized.

         Foreign Currency Translation
         ----------------------------

         Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity (deficit) as accumulated by other comprehensive income (loss).

         Estimates
         ---------

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by the Company include recoverability of long-lived assets, valuation of warrants and options to purchase common stock, embedded put options and deferred tax assets. Actual results could differ from those estimates.

         Recent Accounting Pronouncements
         --------------------------------

         In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", which is effective for fiscal years beginning after September 15, 2006. This statement was issued to simplify the accounting for servicing rights and to reduce the volatility that results from using different measurement attributes. We have evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of our financial results.

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"). SFAS 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. Early adoption, as of the beginning of an entity's fiscal year, is also permitted, provided interim financial statements have not yet been issued. We are currently evaluating the potential impact, if any, that the adoption of SFAS 155 will have on our consolidated financial statements.

NOTE 4. - NOTES PAYABLE

Amounts due under notes payable entered into during the three months ended March 31, 2006 include the following:

o Unsecured promissory note for principal of $150,000. The note bears interest at 7% per annum and is payable on demand.

o Unsecured promissory note for principal of $100,000. The note bears interest at 7% per annum and principal and any unpaid interest is due August 26, 2006.

Amounts due under notes payable entered into prior to January 1, 2006:

o Unsecured short term loans for principal of $225,000. The loans bear interest at 8% per annum, and the principal and any unpaid interest are payable on demand.

o Unsecured promissory note for principal of $100,000. The note bears interest at 10% per annum, and the principal and any unpaid interest are payable on demand.

o Unsecured promissory note for principal of $180,000. The note bears interest at 8% and is payable on demand. During the three months ended March 31, 2006, the note with an original principal balance of $150,000 was assigned to a new note holder. The new note was issued in the amount of $180,000, which included $30,000 of accrued interest.


o Unsecured promissory note for principal of $25,000. The note bear interest at 7% per annum and principal and any unpaid interest are payable on demand.

Interest expense was $13,000 and $7,000 for the three months ended March 31, 2006 and 2005, respectively. Accrued interest on the notes was $54,000 at March 31, 2006 and is included in accrued expenses in the accompanying consolidated balance sheet.

NOTE 5. - CONVERTIBLE DEBENTURES

During May and June 2004, the Company issued two secured convertible debentures ("Convertible Debentures") in the amount of $750,000 each to one investment company, Cornell Capital Partners, LP ("Cornell Capital"), for a total of $1,500,000. The Convertible Debentures bear interest at 5.0% per annum and mature on May 19, 2007 and June 25, 2007. The debentures are secured by all of the assets of the Company.

The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:

     o 120% of the closing bid price of the common stock as of the closing date, or
     o 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon three business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed on pro rata basis.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant shall have "piggy-back" and demand registration rights and shall survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

In connection with the issuance of the Convertible Debentures, the Company recorded a debt discount of $428,571, consisting of an embedded put option, which was recorded as a derivative liability upon note issuance. The Company is amortizing the discount using the effective interest method through June 2007. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the debentures. On March 31, 2006, the outstanding principal of the Convertible Debenture was $975,100, less the remaining debt discount of $105,525. The Company recognized interest expense of $21,100 and $75,602 in the accompanying consolidated statements of operations for the three months ended March 31, 2006 and 2005, respectively, related to the amortization of the debt discount.

The fair value of the remaining derivative liability related to the embedded put option is approximately $278,600 at March 31, 2006 and is included in the accompanying consolidated balance sheet.

On November 14, 2005, the Company issued two new convertible debentures to Cornell Capital. One debenture replaced previously issued promissory notes in the amount of $1,863,430, which represented unconverted principal of $1,600,000, plus accrued interest. The second debenture was for $500,000, which was new financing, less fees and expenses payable to Cornell Capital. On December 8, 2005, the Company issued a third debenture to Cornell Capital in the amount of $500,000 which also represented new financing for the Company, less fees and expenses in the amount of $145,000 which was included in the debt discount as discussed above.. Upon the effectiveness of the SB-2 Registration Statement which was filed on December 12, 2005, the Company will issue a fourth convertible debenture to Cornell Capital in the amount of $300,000. These debentures will collectively be the "November Debentures." The November Debentures carry an interest rate of 10% per annum, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of the Company's common stock for the 30 days prior to the conversion. The Company has also issued warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common stock at an exercise price of $0.06 per share and 10,000,000 shares of common stock at an exercise price of $0.05 per share. The warrants were valued at $2,250,000 on the date of grant using the Black-Scholes option pricing model and are included in derivative liability (see Note 3) at the fair value in the accompanying consolidated balance sheet.

The amendment of the promissory notes into the November Debentures represents a modification of terms of the promissory notes. Pursuant to EITF No. 96-19, "Debtors' Accounting for a Modification or Exchange of Debt Instruments," and EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," the Company accounted for this modification as an extinguishment of debt and the issuance of new debt.
Accordingly, during the year ended December 31, 2005, the Company recorded a loss on extinguishment of debt of $2,250,000 related to the value of the warrants issued in connection with the November Debentures. The unamortized debt discount balance is $1,3333,333 at March 31, 2006, and the company recognized $125,000 of interest expense during the three months ended March 31, 2006.

In connection with the issuance of the November Debentures, the Company recorded a debt discount of $1,500,000, consisting of an embedded put option and financing fees, which was recorded as a derivative liability upon note issuance. The Company is amortizing the discount using the effective interest method through November 2008. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the November Debentures.

On January 23, 2006, the Company received a conversion notice in the amount of $183,989, convertible into 5,840,921 common shares at a price of $0.0315 per share. The shares cannot be issued until the SB-2 is declared effective. The shares were not recorded by the Company as issued or outstanding.

Interest expense was $230,000 and $95,000 for the three months ended March 31, 2006 and 2005 respectively. Accrued interest on the convertible debentures was $222,500 at March 31, 2006 and is included in accrued expenses in the accompanying consolidated balance sheet.


NOTE 6. - SHAREHOLDERS' DEFICIT

Employee Stock Options
----------------------

         2001 Stock Option Plan
         ----------------------

         We adopted our 2001 stock option plan on June 29, 2001. The Plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "non-statutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

         2004 Stock Option Plan
         ----------------------

         We adopted our 2004 Stock Option Plan on February 4, 2004. The Plan provides for the grant of "non-statutory stock options." The total number of shares of common stock reserved for issuance under the Plan is 30,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. In March of 2005, the 2004 Stock Option Plan was amended to clarify the continuous employment requirements of the vesting schedule of the Company's stock options and to provide for a standardized stock option exercise form to be used by optionees wishing to exercise vested stock options. If no vesting schedule is specified at the time of the grant, the Options vest in full over the course of two years from the date of grant as follows: 25% vest six months from the date of grant and 75% vest pro rata monthly over eighteen months.

A summary of option activity as of March 31, 2006, and changes during the three months ended is presented below:


                                             For the three months ended March 31, 2006
----------------------------------- -------------------------------------------------------
                                                                  Weighted
                                                     Weighted      Average
                                                     Average      Remaining     Aggregate
                                                     Exercise    Contractual    Intrinsic
                                       Options        Price         Life         Value
----------------------------------- ------------- ------------- ------------- -------------
Outstanding at January 1, 2006         31,438,327  $       0.22           3.9    $  161,350
Granted                                    25,000          0.09            --            --
Exercised                                      --            --            --            --
Forfeited or expired                     (161,167)         0.32            --            --
----------------------------------- ------------- ------------- ------------- -------------
Outstanding at March 31, 2006          31,302,160  $       0.37           3.6    $  161,350

----------------------------------- ============= ============= ============= =============
Currently exercisable                  28,964,384  $       0.35           3.5    $  161,350
----------------------------------- ============= ============= ============= =============


                                    For the three months ended March 31, 2006
----------------------------------- ------------------------------------------
                                                             Weighted
                                                             Average
                                               Non-vested  Grant Date
                                               Options     Fair Value
-----------------------------------          ------------- -------------
Non-vested at January 1, 2006                  2,932,438    $       .35
Granted                                           25,000            .11
Vested                                          (594,661)           .37
Forfeited                                        (25,000)           .11
-----------------------------------          ------------- -------------
Non-vested at March 31, 2006                   2,337,777    $       .30
-----------------------------------          ============= =============

         The estimated fair values of stock options granted in 2006 and 2005 were derived using the Black-Scholes stock option pricing model. Expected volatility is based on historical volatility of NS8's stock over a period equal to the expected term. NS8 uses historical exercise data to estimate the expected term that represents the period of time that options granted to employees are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant that covers the expected term of the stock options. The following table shows the assumptions used in the pricing model:


                                       For the three months ended March 31,
                                            2006                2005
                                         -----------       ---------------
 Expected lives in years                          5                     5
 Risk free interest rates                       4.6  %                3.3  %
 Volatility                                     236  %                100  %
 Dividend yield                                   0  %                  0  %

         As stock-based compensation expense recognized in the consolidated statement of operations for the first quarter of fiscal 2006 is based on awards ultimately expected to vest, it has been reduced for estimated 3% forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma disclosures required under SFAS 123 for the period prior to fiscal 2006 including the three months ended March 31, 2005, we accounted for forfeitures as they occurred. For options granted prior to January 1, 2006 and valued in accordance with FAS 123, the expected life and expected volatility of the stock options were based upon historical data. Forfeitures of employee stock options were accounted for on an as-incurred basis.

For the three months ended March 31, 2006, the Company recognized compensation cost of $ 235,878, which is included in general and administrative expenses in the accompanying consolidated statement of operations, as a result of the adoption of SFAS 123R. In addition, the total compensation cost related to non-vested awards not yet recognized approximates $730,000, which will be recognized as expense over the weighted average vesting period of .85 years.

The effect of the change in applying the original provisions of SFAS 123 resulted in lowering income from continuing operations, income before taxes, net income and basic and diluted earnings per share are as follows:

                                       For the three months ended March 31, 2006
                                       -----------------------------------------
                                            SFAS 123R                APB 25
                                          ---------------        ---------------
 Loss before income taxes                  $  (3,509,153)         $  (3,273,275)
 Net loss                                  $  (3,509,153)         $  (3,273,275)
 Basic and diluted net loss per share      $         .03          $         .04


         Pro Forma Information for Periods Prior to 2006
         -----------------------------------------------

         In periods prior to the fiscal year ending December 31, 2006, we followed the disclosure-only provisions of SFAS 123, Accounting for Stock-Based Compensation, ("SFAS 123"). The following table illustrates the effect on net income and earnings per share for the quarter ended March 31, 2005 as if the fair value recognition provisions of SFAS 123 had been applied to options granted during the period:

                                                    For the three
                                                      months
                                                       ended
                                                   March 31, 2005
------------------------------------------------  ----------------
                                                     (Restated)

Net income, as reported                           $   (1,826,337)

  Deduct: Pro forma stock option compensation
            expense for stock options granted
            using a fair value method                   (158,989)
                                                  ----------------


  Pro forma net income                            $   (1,985,326)
                                                  ================
  Basic net income per common share:

Basic and diluted - as reported                   $        (0.02)
                                                  ================
Basic and diluted - pro forma                     $        (0.02)
                                                  ================

         Accuracy of Fair Value Estimates
         --------------------------------

         We develop our assumptions based on the Black-Scholes model. We are responsible for determining the assumptions used in estimating the fair value of share-based payment awards. Our determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

Because the Company's employee stock options have certain characteristics that are significantly different from traded options, and because changes in the subjective assumptions can materially affect the estimated value, in management's opinion, the existing valuation models may not provide an accurate measure of the fair value of the Company's employee stock options. Although the fair value of employee stock options and restricted stock awards is determined in accordance with SFAS 123(R) and SAB 107 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Stock-Based Compensation Expense
--------------------------------

         Effective January 1, 2006, we adopted Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payment" ("FAS 123R"). FAS 123R establishes the accounting required for share-based compensation, and requires companies to measure and recognize compensation expense for all share-based payments at the grant date based on the fair value of the award, as defined in FAS 123R, and include such costs as an expense in their statements of operations over the requisite service (vesting) period. We elected to adopt FAS 123R using a modified prospective application, whereby the provisions of the statement will apply going forward only from the date of adoption to new (issued subsequent to December 31, 2005) stock option awards, and for the portion of any previously issued and outstanding stock option awards for which the requisite service is rendered after the date of adoption. Thus, we recognize as expense the fair value of stock options issued prior to January 1, 2006, but vesting after January 1, 2006, over the remaining vesting period. In addition, compensation expense must be recognized for any awards modified, repurchased, or cancelled after the date of adoption. Under the modified prospective application, no restatement of previously issued results is required. We use the Black-Scholes option-pricing model to measure fair value. This is the same method we used in prior years for disclosure purposes.

We have not recognized, and do not expect to recognize in the near future, any tax benefit related to employee stock-based compensation expense due to the full valuation allowance of our net deferred tax assets and our operating loss carryforwards. In addition, the adoption of FAS 123(R) did not affect our cash flow from operations or cash flow from financing activities.

         Warrants
         --------

         On March 7, 2006, the company entered into a public relations agreement with Rubenstein Investor Relations Inc. ("RIR") based in New York RIR specializes in introducing and positioning small-and mid cap companies to appropriate communities of investors and will provide shareholders and the investment community with a communications link to NS8's ongoing corporate activities as the company executes its business plan. Upon the execution of the agreement, NS8 issued to RIR and several of its associates warrants, which vested upon grant, to purchase 200,000 shares of common stock. The warrants are exercisable over a five year period at a price of $0.16 per share. The company recorded a prepaid expense of $32,000 for the estimated fair value of the warrants based on the Black-Scholes option pricing model. The company recorded consulting expense of $5,300 for the three months ended March 31, 2006.


NOTE 7. - RELATED PARTY TRANSACTIONS

         Notes Payable - Shareholders
         ----------------------------

         Notes payable to shareholders at March 31, 2006 amounted to $2,220,857 and consisted of loans from several shareholders to finance the Company's operations. Various due dates and interest rates are stated below for the three months ended March 31, 2006.

         Between January and March 2006, the company borrowed $506,217 from various shareholders for notes with original principal balances ranging between $2,000 and $125,000. The notes bear interest at rates ranging between 6% to 7% and are due on demand.

         Between May and October 2005, the Company borrowed $598,333 from various shareholders for notes with original principal balances ranging between $25,000 and $150,000. During 2005 the Company repaid $190,000 of principal. All of the notes bear interest at a rate of 7% per annum and are either due on demand or mature in January 2006. The notes are in default and are due on demand.

            The Company  borrowed  $2,033 from a  shareholder  during 2005.  The
Company borrowed $4,274 from a shareholder during 2006. The amounts are unsecured, are non-interest bearing and are due on demand.

            Between May and October 2004, the Company borrowed $1,050,000 from various shareholders for notes with original principal balances ranging between $150,000 and $200,000. All of the notes bear interest at a rate of 10% per annum and are either due on demand or mature on March 31, 2006, as amended. The notes are in default and are due on demand.

         On March 11, 2004, the Company entered into a promissory note agreement, which provided that upon repayment of the $250,000 owing under the loan, the holder of the promissory note would be granted warrants to purchase 100,000 shares of the Company's common stock for gross proceeds of $100,000. The promissory note bears interest at 10% per annum, and the principal and any unpaid interest was due on December 11, 2005. On December 21, 2005 the due date of the promissory note was extended to March 31, 2006. The note is in default and is due on demand. Upon exercise, each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The fair value of the warrants of $51,587, as calculated using the Black-Scholes option pricing model, was recorded as a debt discount and was recognized as interest expense over the period until the note matures or is converted. In connection with the convertible debenture issued in May 2004 (see Note 5), the value of the warrants was recorded as a derivative liability (see Note 3). The Company recognized $9,894 as interest expense during the year ended December 31, 2005 and $146,100 as interest expense related to the amortization of the debt discount during the three months ended March 31, 2006.


NOTE 8. - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

During the year ended December 31, 2005, the Company determined that the manner in which it accounted for the variable conversion rate and an embedded put option of certain of its convertible notes payable (see Note 5) was not in accordance with SFAS No. 133. The Company determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income. Accordingly, in connection with the restatement adjustments, the Company has appropriately reflected the non-operating, non-cash income or expense resulting from the changes in fair value. The Company had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

During the year ended December 31, 2005, the Company also determined that certain transactions involving the issuance of its warrants to purchase shares of common stock issued in connection with consulting services were not properly accounted for under EITF 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."


The following tables present a summary of the effects of the restatement adjustments on the Company's consolidated balance sheet at March 31, 2005 and the statements of operations for the three months ended March 31, 2005.


Consolidated balance sheet at March 31, 2005:


                                                         As previously reported       Adjustments           As restated

                                                              Debit (Credit)         Debit (Credit)        Debit (Credit)
                                                                 Balance                                      Balance
                                                          --------------------   --------------------   --------------------
Prepaid expenses                                          $            92,293    $       362,945  (1)   $          455,238

Convertible Debenture                                     $          (996,431)   $       (40,887) (2)   $       (1,037,318)

Derivative Liability                                      $                 -    $    (3,486,567) (3)   $         (820,604)
                                                                                 $     2,608,820  (4)
                                                                                 $        57,143  (5)

Additional Paid In Capital                                $       (12,063,545)   $     7,175,449  (6)   $       (6,602,718)
                                                                                 $       (57,143) (7)
                                                                                 $    (1,657,449) (8)
                                                                                 $           (30) (9)

Deficit  accumulated during the  development stage        $        18,356,775    $    (3,688,882)(10)   $       13,394,464
                                                                                 $    (1,273,429)(11)



Consolidated statement of operations for the three months ended March 31, 2005:

                                                         As previously reported       Adjustments           As restated
                                                          --------------------   --------------------   --------------------
General and Administrative Expenses                       $         2,473,698    $     1,335,391  (1)   $        3,809,089
Change in Fair Value of Derivative Liability              $                 -    $     2,608,820  (4)   $        2,608,820
Net Loss                                                  $        (3,099,766)   $     1,273,429 (11)   $       (1,826,337)
Loss per common share - basic and diluted                 $             (0.04)   $          0.02        $            (0.02)


         (1) To properly account for the amortization of the estimated fair value of a fully vested warrant issued in connection with consulting services.

         (2) To properly amortize the debt discount over the lives of the related convertible debt instruments.

         (3) To record the estimated fair value of derivative liabilities at December 31, 2004.

         (4) To record the change in fair value of derivative liabilities during the period ended March 31, 2006.

         (5) To record the reclassification of derivative liabilities related to the conversion of notes payable.

         (6) To record the reclassification of the fair value of warrants and embedded put options issued with convertible notes from additional paid in capital to derivative liability at December 31, 2004.

         (7) To record the reclassification of derivative liability to additional paid in capital.

         (8) To properly state the estimated fair value of fully vested warrants to purchase common stock for consulting services.

         (9) To correct an inadvertent inaccuracy caused by calculation error in the originally filed Form 10-QSB for the quarter ended March 31, 2005, which resulted in the originally filed balance sheet being out of balance.

         (10) To record the effects of the 2004 restatement, as described in the Company's Form 10-KSB for the year ended December 31, 2005.

         (11)     To record the net effects of (1) and (4) noted above.






NOTE 9. - SUBSEQUENT EVENTS

            Notes Payable
            -------------

            Between April and May 2006, the Company borrowed $250,000 from various shareholders for notes with original principal balances ranging between $37,500 and $125,000. All of the notes bear interest at a rate of 6% per annum and the principal and any unpaid interest are payable on demand.

            On April 5, 2006, the Company received notification from one of its note holders that it had sold and assigned its notes in the amount of $200,000 and $175,000 to a new note holder effective April 3, 2006. The new note holder has requested the Company to issue new Promissory Note that will include the principal outstanding plus accrued interest owing to March 31, 2006.

            On April 5, 2006, the Company received notification from one its note holders that it had sold and assigned its notes in the aggregate amount of $925,000 to a new note holder effective April 3, 2006. The new note holder has requested the Company to issue new Promissory Note that will include the principal outstanding plus accrued interest owing to March 31, 2006.

            On April 5, 2006 the Company received notification from one of its note holders that it had sold and assigned its note in the amount of $75,000 to a new note holder effective April 3, 2006. The new note holder has requested the Company to issue a new Promissory Note that will include the principal outstanding plus accrued interest owing to March 31, 2006.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as directors or officers. Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following  table sets forth  estimated  expenses  expected to be incurred in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered. We will pay all expenses in connection with this offering.

           Securities  and  Exchange  Commission  Registration  Fee   $  2,006
           Accounting  Fees  and  Expenses                            $ 35,000
           Legal  Fees  and  Expenses                                 $ 55,000
           Miscellaneous                                              $  7,994

               Total                                                  $100,000

ITEM 26. SALES OF UNREGISTERED SECURITIES

We were incorporated under the name Delivery Now Corp in the State of Delaware on October 3, 2000. On December 18, 2003, the Company merged with CanOnline Global Media, Inc. (the "Merger"). In connection with the Merger, the Company changed its name to NS8 Corporation. The following discussion relates to transactions involving CanOnline Global Media, Inc. ("Canonline") prior to the Merger and involving the Company following the Merger:


The following table sets forth certain information regarding issuances of our common stock within the past three years in consideration for services rendered under contract:

                                        Name of                              Number of Common      Total
                   Date of Transaction  Shareholder        Price Per Share    Shares Issued    Consideration
                   -------------------  -----------------  ----------------  ----------------  --------------
                   2/24/2004            George T. Cowan    $        1.470            25,170    $     37,000

The following table sets forth certain information regarding issuances of our common stock within the past three years in private placements made under section 4(2) and rule 506 of the Securities Act of 1933, as amended:

                               Name of                                           Number of Common   Consideration
          Date of Transaction  Shareholder                     Price Per Share     Shares Issued         Paid
          -------------------  ------------------------------  ----------------  -----------------  --------------
          6/11/2003            Tempus Private Bank Ltd         $          0.250           400,000   $      100,000
          6/15/2003            Entrust Administration FBO:     $          0.250           400,000   $      100,000
                               George Cowan #27740
          6/16/2003            Webster Mrak and                $          0.250           400,000   $      100,000
                               Blumberg Profit Sharing
                               Plan FBO: Richard
                               Blumberg
          7/23/2003            Steve D. Normann                $          0.500           100,000   $       50,000
          8/13/2003            Richard G. Pruner               $          0.500           400,000   $      200,000
          8/28/2003            Keith Stadlman Trustee for:     $          0.500           200,000   $      100,000
                               Sound Insurance Agency Inc
                               Defined Benefit Pension Plan
          9/18/2003            Michelle Murphy                 $          0.500           100,000   $       50,000
          10/16/2003           S.L. Feldman Enterprises Ltd    $          0.500           200,000   $      100,000
          10/20/2003           Jeffrey G. Maxwell              $          0.500           100,000   $       50,000
          12/29/2003           Centrum Bank AG                 $          0.750       2,333,334(1)  $    1,750,000
          03/30/2005           Ronald B. Calvert               $           0.07         2,000,000   $      175,000
          04/07/2005           Ronald B. Calvert               $           0.10           350,000   $       35,000
          04/14/2005           William Kunzweiler              $           0.09           671,083   $    60,397.50
          05/02/2005           William Kunzweiler              $           0.28           446,429   $      125,000

(1) Centrum Bank was also issued warrants to purchase 1,166,667 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance. Clarion Finance AG was issued warrants to acquire 233,333 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance as a fee in connection with this transaction.

       o During the fiscal year 2004 and 2005, we received loans from various parties, including:

       o During March 2004, a loan was received from Turbo International, Inc. in the amount of $250,000. The loan was due on March 11, 2005 and bore interest at the rate of 10% per annum. The due date of the loan was extended to September 11, 2005 and on December 21, 2005 was extended to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. Upon repayment of the loan to Turbo, we will issue to Turbo warrants to purchase 100,000 shares of our common stock.

       o During April 2004, a loan was received from 4Com Corporation in the amount of $150,000. The loan was due on July 25, 2004 and bore interest at the rate of 8.5% per annum. Upon the date of the loan from 4Com, we issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $0.61 per share with a term of two years from the date of issuance. The loan plus accrued interest was repaid in June 2004, and the warrants remain unexercised.

       o During May 2004, a loan was received from Turbo International, Inc. in the amount of $150,000. The loan was due on May 12, 2005 and bears interest at a rate of 10% per annum. The original due date was extended to August 10, 2005 and on December 21, 2005 the due date was extended to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum.

       o During May 2004, a loan was received from Martin Calvert, then a director of ours, for $95,000. The loan was due on May 13, 2005 and bore interest at the rate of 8% per annum. On June 1, 2004, the loan plus accrued interest was fully repaid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. The warrants remain unexercised and have an exercise price of $0.61 per share.

       o During August 2004, a loan was received from Ming Capital Enterprises, Inc. in the amount of $200,000. The loan was due on demand and bears interest at the rate of 10% per annum. The loan was amended to fix a maturity date at May 20, 2005, which maturity date has since been extended to November 21, 2005 and then to December 21, 2005, and finally to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum.

       o In August 2004, a loan was received from Martin Calvert, then a director of ours, for $100,000. The loan was due on August 12, 2005 and bears interest at a rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we issued to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

       o In September 2004, a loan was received from Ming Capital Enterprises, Inc. in the amount of $175,000. The loan was due on September 7, 2005 and bears interest at a rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 8, 2005. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum.

       o During September 2004, we received a loan from Turbo International, Inc. in the amount of $175,000. The loan was due on September 24, 2005 and bears interest at a rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 23, 2005. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum.

       o In September 2004, a loan was received from Aton Select Fund Limited in the amount of $100,000. The loan was due on September 27, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 26, 2005. This loan is presently in default but no demand for payment has been made upon the Company.

       o On October 14, 2004, a loan was received from Turbo International, Inc. in the amount of $175,000. The loan was due on October 14, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to January 12, 2006. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum.

       o On October 28, 2004, a loan was received from Turbo International, Inc. in the amount of $175,000. The loan was due on October 28, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to January 26, 2006. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum.

       o On December 10, 2004, a loan was received from Cornell Capital Partners, LP in the amount of $2,500,000. The loan bears interest at the rate of 12% per annum and was due on July 1, 2005. The loan was amended and restated in June 2005. As a result of this amendment and restatement, all remaining requests for advances were released from escrow, and all escrowed shares were returned unissued to our transfer agent. The outstanding principal balance and accrued interest of the amended and restated promissory note was $1,518,290, which was due and payable to Cornell Capital Partners on July 1, 2005 and was paid out of the proceeds of the 2005 debenture financing which closed on November 14, 2005.

       o On August 16, 2005, a loan was received from Clarion Finance AG in the amount of $150,000. The loan bears interest at the rate of 7% per annum and is due on August 16, 2006.

In May 2004, we entered into a $1.5 million Securities Purchase Agreement with Cornell Capital Partners for the sale of secured convertible debentures. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the secured convertible debentures. On June 25, 2004, Cornell Capital Partners purchased the additional $750,000 principal amount of the secured convertible debenture after we filed, on June 22, 2004, a Form SB-2 registration statement relating to the shares of common stock underlying the conversion of those secured convertible debentures. The registration statement filed on June 22, 2004 was withdrawn on December 7, 2005. As of December 31, 2005, approximately $975,100 principal amount of the 2004 debentures remained outstanding.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement (the "2004 Equity Distribution Agreement") with Cornell Capital Partners. Under the 2004 Equity Distribution Agreement, we could issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares was equal to their market price, which was defined in the 2004 Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date we gave notice that we desired an advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock valued at $990,000. Cornell Capital Partners was paid a fee equal to 5% of each advance, which was retained by Cornell Capital Partners from each advance. Cornell Capital could resell the shares of common stock issued under the 2004 Equity Distribution Agreement under an effective registration statement filed by us with the Securities and Exchange Commission. We filed a post-effective amendment to that registration statement on December 7, 2005 to remove from registration any shares remaining unsold. As of September 30, 2005, we issued an aggregate of 12,022,456 registered common shares to Cornell Capital Partners under the 2004 Equity Distribution Agreement. Cornell Capital Partners applied the proceeds from the sale of the shares to the partial repayment of the $2,500,000 loan issued to it on December 10, 2004. The 2004 Equity Distribution Agreement was terminated pursuant to the 2005 debenture financing with Cornell Capital Partners which closed on November 14, 2005.

On May 19, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, in connection with the 2004 Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004. This agreement was terminated effective November 14, 2005.

On June 9, 2005, we delivered a Promissory Note to Cornell Capital Partners in relation to a loan received from Cornell Capital Partners in the amount of $500,000. The principal amount of the loan and accrued interest were paid out of the proceeds of the 2005 debentures issued to Cornell Capital on November 14, 2005. The loan had an interest rate of 12% per annum.

On November 14, 2005, we closed on the sale of the $3,163,430 principal amount of secured convertible debentures issued to Cornell Capital Partners. Of the $3,163,430 paid to us for the debentures, $1,863,430 was previously paid to us in connection with promissory notes issued by us to Cornell Capital Partners on May 24, 2005 and on June 9, 2005. The remainder of the purchase price of the debentures was paid in one installment of $500,000 on November 14, 2005 and another installment of $500,000 was paid on December 9, 2005, with one final installment of $300,000 to be paid on the fifth business day after the effective date of the registration statement of which this prospectus is a part.

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Act and otherwise had the requisite sophistication to make an investment in the our securities.

The following table sets forth certain information regarding issuances of common stock within the past three years to employees in consideration for services:


                      Name of                                   Number of Common   Value of Services
 Date of Transaction  Shareholder             Price Per Share        Shares             Rendered
 -------------------  ----------------------  ----------------  -----------------  ------------------

           6/10/2003    Kerri Hayden          $          0.250           175,000   $           43,750
           7/17/2003    Stephane Vaudandaine  $          0.250           275,000   $           68,750
           7/17/2003    Russ Davidson         $          0.250           100,000   $           25,000
           7/17/2003    Agnieszka Zytniak     $          0.250           100,000   $           25,000
           7/17/2003    Jaime Kwok            $          0.250           125,000   $           31,250
           7/17/2003    Donna Stacey          $          0.250           125,000   $           31,250
           7/28/2003    Tyler Kraft           $          0.500           125,000   $           62,500
            9/8/2003    Andrew Andreev        $          0.500           150,000   $           75,000
            9/8/2003    Sasha Ahmadi          $          0.500           125,000   $           62,500
           9/15/2003    Navrup Johal          $          0.500           125,000   $           62,500
           9/27/2003    Kerri Hayden          $          0.500           125,000   $           62,500
           9/27/2003    Melanie Thomson       $          0.500           150,000   $           75,000
          10/15/2003    Carla Ullrich         $          0.500           125,000   $           62,500
          10/15/2003    Igor Kakhai           $          0.500           100,000   $           50,000
          10/15/2003    Vincent Sui           $          0.500           100,000   $           50,000
          10/15/2003    Joseph Wai            $          0.500           100,000   $           50,000
          10/15/2003    Ignatius Cheng        $          0.500           100,000   $           50,000
           1/29/2004    Thomas J. Routt       $          1.330       2,000,000(1)  $        2,660,000
           2/20/2004    Marc Strauch          $          1.400       2,000,000(1)  $        2,800,000


(1) These stock grants were forfeited voluntarily by Dr. Routt and Mr. Strauch on November 26, 2004.

ITEM 27. EXHIBITS


Number        Description

2.1 Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)

2.2 Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)

2.3           Certificate of Merger filed with Delaware Secretary of State (1)

2.4           Certificate of Merger filed with Washington Secretary of State (1)

3.1           Certificate of Incorporation (2)

3.2           Amendment of Certificate of  Incorporation-dated  October 13, 2003
              (3)

3.3           Amendment of Certificate of Incorporation-dated  December 17, 2003
              (3)

3.5           Amendment of Certificate of  Incorporation-dated  December 5, 2005
              (4)

3.4           By-Laws (2)

3.5           Amended By-Laws (2)

3.5           Amended By-Laws (4)

10.1          Stock Option Plan of 2001 (2)

10.2          Stock Option Plan of 2004(6)

10.3          Amended Stock Option Plan of 2004

10.3          Employment Agreement of Ricardo Rosado with CanOnline Global Media
              Corp. (5)

10.6 Amended Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp. (6)

10.7          Employment  Agreement of Anthony Alda with CanOnline  Global Media
              Corp. (5)

10.8 Amended Employment Agreement of Anthony Alda with CanOnline Global Media Corp.(6)

10.9          Employment Agreement of Leslie J. Ames with CanOnline Global Media
              Corp. (5)

10.10 Amended Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp. (6)

10.11 Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp. (5)

10.12 Amended Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.(6)

10.13 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (5)

10.14 Amended Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (6)

10.15 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (5)

10.16 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (6)

10.17         Termination   Agreement   with  respect  to  the  Standby   Equity
              Distribution Agreement made between the Corporation and Cornell dated May 19, 2004 dated November 10, 2005(7)

10.18         Secured   Convertible   Debenture  No.  CCP-3  in  the  amount  of
              $1,863.430 dated November 10, 2005(7)

10.19 Secured Convertible Debenture No. CCP-4 in the amount of $500,000 dated November 10, 2005(7)

10.20         Amended  and  Restated   Security   Agreement   made  between  the
              Corporation and Cornell dated November 10, 2005(7)

10.21 Securities Purchase Agreement made between the Corporation and Cornell dated November 10, 2005(7)

10.22 Escrow Agreement made between the Corporation, the Buyers listed in the Securities Purchase Agreement and David Gonzalez, Esq., as Escrow Agent dated November 10, 2005(7)

10.23         Subsidiary   Security   Agreement  made  between  CanOnline  Media
              Corporation and Cornell dated November 10, 2005(7)

10.24 Subsidiary Security Agreement made between CanOnline Global Media, Inc. and Cornell dated November 10, 2005(7)

10.25         Investor   Registration   Rights   Agreement   made   between  the
              Corporation and various investors dated November 10, 2005(7)

10.26 Pledge and Escrow Agreement made between the Corporation, various Pledgors, Cornell and David Gonzalez, Esq. as Escrow Agent dated November 10, 2005(7)

10.27 Irrevocable Transfer Agent Instructions given to Continental Stock Transfer & Trust Company by the Corporation on behalf of Cornell dated November 10, 2005(7)

10.28 Warrant No. CCP-001 entitling Cornell Capital to purchase 5,000,000 common shares of the Company at an exercise price of $0.075 per share for a period of five years from November 10, 2005(7)

10.29 Warrant No. CCP-002 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.06 per share for a period of five years from November 10, 2005(7)

10.30 Warrant No. CCP-003 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.05 per share for a period of five years from November 10, 2005(7)

10.31 Master Service Agreement, dated August 4, 2005, between NS8 Corporation and SAVVIS Communications Corporation (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed on October 6, 2005).

10.32 Escrow Agreement dated as at February 7, 2006 between NS8 Corporation and Gallagher, Briody & Butler (8)

10.33 Amendment No. 1 to Securities Purchase Agreement dated as at February 7, 2006 between NS8 Corporation and Cornell Capital Partners, LP(8)

10.34 Mobile Content Distribution Agreement dated January 9, 2006 between NS8 Corporation and Acme Mobile PTE Ltd.

10.35 Master Software License and Development Agreement dated April 12, 2006 between NS8 Corporation and True Digital Entertainment Company Limited.

23.1          Consent of McGuireWoods, LLP (included in Exhibit 5.1 hereto)

23.2 Consent of Independent Registered Public Accounting Firm Corbin & Company, LLP (filed herewith)

23.2 Consent of Independent Registered Public Accounting Firm Singer Lewak Greenbaum & Goldstein, LLP (filed herewith)

31.1          Rule 13(a)-14(a)/15(d)-14(a) Certification of Principal Executive

31.2          Rule 13(a)-14(a)/15(d)-14(a)  Certification of Principal Financial
              Officer

32.1          Section 1350 Certification of Chief Executive Officer

32.2          Section 1350 Certification of Chief Financial Officer

         (1)      Previously  filed in Registrant's  Form 8-K/A filed on January
                  31, 2004

         (2)      Previously  filed in Registrant's  Form SB-2 filed on December
                  26, 2001

         (3) Previously filed in Registrant's Form 10-KSB for the year ended September 30, 2003 filed on January 1, 2004

         (4) Previously filed in Registrant's Form SB-2 filed on December 12, 2005.

         (5) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2003 filed on April 15, 2004

         (6) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2004 filed on April 5, 2005

         (7) Previously filed in Registrant's Form 10-QSB for the quarter ended September 30, 2005 filed on November 22, 2005

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any  prospectus  required by Sections  10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii)Reflect  in the  prospectus  any facts or  events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii)Include any additional or changed  material  information on the plan of distribution;



         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.


         (4) That, for the purpose of determining any liability under the Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any   preliminary   prospectus   or   prospectus   of  the
                      undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii)Any  free  writing  prospectus  relating  to the  offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii)  The  portion  of  any  other  free  writing  prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
                  (iv)Any other  communication  that is an offer in the offering made by the undersigned registrant to the purchaser.


Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on our behalf by the undersigned, on June 9, 2006.

          Date: June 9, 2006          NS8  CORPORATION
                                       ------------------------------------
                                       /s/ Anthony Alda
                                       Name: Anthony Alda
                                       Title: Chairman of the Board and CEO


In  accordance  with  the  Securities   Exchange  Act,  this  amendment  to  the
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


          Date: June 9, 2006           /s/ Anthony Alda
                                       ------------------------------------
                                       Name:  Anthony Alda
                                       Title: Chairman of the Board and CEO

          Date: June 9, 2006           /s/ Ricardo Rosado
                                       ------------------------------------
                                       Name:  Ricardo Rosado
                                       Title: Chief Financial Officer, Principal
                                       Accounting Officer

          Date: June 9, 2006           /s/ Leslie J Ames
                                       ------------------------------------
                                       Leslie J Ames, Director

          Date: June 9, 2006           /s/ Michael W. Waage
                                       ------------------------------------
                                       Michael W. Waage, Director

          Date: June 9, 2006           /s/ Brent R. Bysouth
                                       ------------------------------------
                                       Brent R. Bysouth, Director

          Date: June 9, 2006           /s/ William Kunzweiler
                                       ------------------------------------
                                       William Kunzweiler, Director

                                  By:  /s/ Anthony Alda

                                       ------------------------------------

                                       Attorney-in-Fact

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement No. 333-130305 of NS8 Corporation (the "Company") of
Amendment No. 2 on Form SB-2 of our report, dated April 13, 2006, on the consolidated financial statements of NS8 Corporation and subsidiaries as of and for the year ended December 31, 2005. We also consent to the use of Corbin & Company, LLP's name as it appears under the captions "Experts".

                                       /s/ CORBIN & COMPANY LLP

                                       ------------------------------------


                                       CORBIN & COMPANY LLP
                                       Irvine, California

                                       June 8, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement No. 333-130305 of NS8 Corporation (the "Company") of Form SB-2 (Amendment No. 2), of our report, dated March 31, 2005 except for Note 13 as to which the date is April 14, 2006, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
June 7, 2006